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PROSPECTUS

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2010

REGISTRATION NO. 333-147414

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 8
TO FORM S-11
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

APPLE REIT NINE, INC.
(Exact name of Registrant as specified in its charter)

814 East Main Street Richmond, Virginia 23219
Virginia	(804) 344-8121	26-1379210
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)	(I.R.S. Employer Identification No.)

Glade M. Knight
Chairman and Chief Executive Officer
Apple REIT Nine, Inc.
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Martin B. Richards, Esq.
David F. Kurzawa, Esq.
McGuireWoods LLP
901 East Cary Street, One James Center
Richmond, Virginia 23219
(804) 775-1029
(804) 775-7471

        Approximate date of commencement of proposed sale to the public:    As soon as possible after effectiveness of the Registration Statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company.)	Smaller reporting company ☐

Post-Effective Amendment No. 8
to
Registration Statement on Form S-11
(Registration No. 333-147414)

Contents

(1)
Part I of Registration Statement

(a)
Sticker Supplement for Supplement No. 8

(b)
Supplement No. 8 dated April 21, 2010 (cumulative, replacing all prior supplements)

(c)
Prospectus dated September 21, 2009

(2)
Part II of Registration Statement

(3)
Signature Page

(4)
Exhibits (see Part II, Item 36, for Exhibit Index)

APPLE REIT NINE, INC.

STICKER SUPPLEMENT TO
SUPPLEMENT NO. 8 DATED APRIL 21, 2010

Supplement No. 8 to be used with
PROSPECTUS DATED SEPTEMBER 21, 2009

Summary of Supplement to Prospectus (See Supplement for Additional Information)

        Supplement No. 8 (cumulative, replacing all prior supplements) dated April 21, 2010 reports on (a) the status of our best-efforts offering of Units; (b) the extension of our best-efforts offering of Units until April 25, 2011; (c) our purchase of eight hotels containing a total of 895 guest rooms for an aggregate gross purchase price of approximately $128 million; (d) our execution of certain purchase contracts that relate to 13 hotels containing a total of 1,842 guest rooms and that provide for an aggregate gross purchase price of approximately $242 million; (e) our execution of a ground lease for the potential construction of two hotels in Richmond, Virginia; (f) the termination of two purchase contracts; (g) financial and operating information for all of our purchased hotels; and (h) our audited financial statements as of December 31, 2009 and for the periods then ended and certain additional information about us.

        As of May 14, 2008, we completed our minimum offering of 9,523,810 Units at $10.50 per Unit and raised gross proceeds of $100 million and proceeds net of selling commissions and marketing expenses of $90 million. Each Unit consists of one Common Share and one Series A Preferred Share. We are continuing the offering at $11 per Unit in accordance with the prospectus.

        As of March 31, 2010, we had closed on the sale of 105,697,867 additional Units at $11 per Unit and from such sale we raised gross proceeds of approximately $1.2 billion and proceeds net of selling commissions and marketing expenses of approximately $1.0 billion. Sales of all Units at $10.50 per Unit and $11.00 per Unit, when combined, represent gross proceeds of approximately $1.3 billion and proceeds net of selling commissions and marketing expenses of approximately $1.1 billion.

        In connection with our hotel and land purchases to date, we paid a total of approximately $15.6 million, representing 2% of the aggregate gross purchase price, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is our Chairman and Chief Executive Officer.

SUPPLEMENT NO. 8 DATED APRIL 21, 2010

TO PROSPECTUS DATED SEPTEMBER 21, 2009

APPLE REIT NINE, INC.

        The following information supplements the prospectus of Apple REIT Nine, Inc. dated September 21, 2009 and is part of the prospectus. This Supplement updates the information presented in the prospectus. Prospective investors should carefully review the prospectus and this Supplement No. 8 (which is cumulative and replaces all prior Supplements).

        Certain forward-looking statements are included in the prospectus and this supplement. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of Units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

        "Courtyard by Marriott," "Fairfield Inn," "Fairfield Inn & Suites," "TownePlace Suites," "Marriott," "SpringHill Suites" and "Residence Inn" are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to "Marriott" mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott's relationship with Apple REIT Nine, Inc., or otherwise. Marriott is not involved in any way, whether as an "issuer" or "underwriter" or otherwise, in the offering by Apple REIT Nine, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to Apple REIT Nine, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

        "Hampton Inn," "Hampton Inn & Suites," "Homewood Suites," "Embassy Suites" and "Hilton Garden Inn" are each a registered trademark of Hilton Worldwide or one of its affiliates. All references below to "Hilton" mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton's relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an "issuer" or "underwriter" or otherwise, in the offering by Apple REIT Nine, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to Apple REIT Nine, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

STATUS OF THE OFFERING

        We completed the minimum offering of Units (with each Unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per Unit on May 14, 2008. We are continuing the offering at $11 per Unit in accordance with the prospectus. We registered to sell a total of 182,251,082 Units. As of March 31, 2010, 67,029,405 Units remained unsold. Our offering of Units expires on April 25, 2011, provided that the offering will be terminated if all of the Units are sold before then.

        As of March 31, 2010, we had closed on the following sales of Units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	9,523,810	$100,000,000	$90,000,000
$11.00	105,697,867	1,162,676,547	1,046,408,892

Total	115,221,677	$1,262,676,547	$1,136,408,892

        Our distributions since the initial capitalization through December 31, 2009 totaled approximately $70.3 million of which approximately $44.2 million was used to purchase additional Units under the Company's best-efforts offering. Thus the net cash distributions were $26.1 million. Our distributions were paid at a monthly rate of $0.073334 per common share beginning in June 2008. For the same period our net cash generated from operations, from our Consolidated Statements of Cash Flows, was approximately $32.5 million, which exceeded the net cash distributions. The following is a summary of the distributions and cash generated by operations.

	Total Distributions Declared and Paid per Share	Total Declared and Paid
					Net Cash From Operations(1)
		Cash	Reinvested	Total
2nd Quarter 2008	$0.07	$300,000	$593,000	$893,000	$323,000
3rd Quarter 2008	0.22	1,694,000	3,094,000	4,788,000	966,000
4th Quarter 2008	0.22	2,582,000	4,749,000	7,331,000	2,047,000
1st Quarter 2009	0.22	3,624,000	6,265,000	9,889,000	2,204,000
2nd Quarter 2009	0.22	4,728,000	7,897,000	12,625,000	8,888,000
3rd Quarter 2009	0.22	5,956,000	9,790,000	15,746,000	8,908,000
4th Quarter 2009	0.22	7,240,000	11,830,000	19,070,000	9,137,000

	$1.39	$26,124,000	$44,218,000	$70,342,000	$32,473,000

(1)
See complete consolidated statement of cash flows for the twelve months ended December 31, 2009 included in our audited financial statements in our most recent Form 10-K for the year ended December 31, 2009, incorporated by reference herein. See "Incorporation by Reference" on page S-5 of this Supplement.

        During the initial phase of our operations, we may, due to the inherent delay between raising capital and investing that same capital in income producing real estate, have a portion of our distributions funded from offering proceeds. Our objective in setting a distribution rate is to project a rate that will provide consistency over the life of the Company, taking into account acquisitions and capital improvements, ramp up of new properties and varying economic cycles. We anticipate that we may need to utilize debt, offering proceeds and cash from operations to meet this objective. We evaluate the distribution rate on an ongoing basis and may make changes at any time if we feel the rate is not appropriate based on available cash resources. In May 2008, our Board of Directors established a policy for an annualized dividend rate of $0.88 per common share, payable in monthly distributions. Since there can be no assurance of our ability to acquire properties that provide income at this level, or that the properties already acquired will provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate.

        For the year ended December 31, 2009, as stated in Note 1 to our consolidated financial statements for that period, 53% of distributions made to investors represented a return of capital and the remaining 47% represented ordinary income. Proceeds of the offering which are distributed are not available for investment in properties. See "Risk Factors"—"We may be unable to make distributions to our shareholders," on page 28 of the prospectus, and "Our distributions to our shareholders may not be sourced from operating cash flow but instead from offering proceeds or indebtedness, which (to the extent it occurs) will decrease our distributions in the future," on page 16 of the prospectus.

        For the year ended December 31, 2009, we received requests to redeem approximately 252,000 Units pursuant to our Unit Redemption Program for a total of $2.6 million. Through our last scheduled quarterly redemption date in 2009, October 20, 2009, we redeemed 100% of the redemption requests for the year ended December 31, 2009 at an average per Unit redemption price of $10.32. We funded Unit redemptions for the periods noted above from the proceeds of dividends used to purchase additional Units under the Company's best efforts offering of Units.

Extension of Best-Efforts Offering

        On April 15, 2010, our Board of Directors unanimously approved a resolution extending our offering of Units until April 25, 2011. Our best-efforts offering will continue until all of the Units offered under this prospectus have been sold or until April 25, 2011.

(Remainder of Page Intentionally Left Blank)

INCORPORATION BY REFERENCE

        We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or "SEC." The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-147414), except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 5, 2010;

  •
  Definitive Proxy Statement filed on Schedule 14A filed with the SEC on April 2, 2010;

  •
  Current Report on Form 8-K/A filed with the SEC on October 10, 2008; includes the financial statements for the Tucson, Arizona Hilton Garden Inn Hotel and the required pro forma financial information;

  •
  Current Report on Form 8-K filed with the SEC on October 22, 2008; includes the financial statements for SCI Lewisville Hotel, Ltd. (previous owner of the Lewisville, Texas Hilton Garden Inn); SCI Duncanville Hotel, Ltd. (previous owner of the Duncanville, Texas Hilton Garden Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on October 24, 2008; includes the financial statements for RSV Twinsburg Hotel, Ltd (previous owner of the Twinsburg, Ohio Hilton Garden Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on October 24, 2008; includes the financial statements for Charlotte Lakeside Hotel, L.P. (previous owner of the Charlotte, North Carolina Homewood Suites); Santa Clarita Courtyard; Allen Stacy Hotel, Ltd. (previous owner of the Allen, Texas Hampton Inn & Suites) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on January 12, 2009; includes the financial statements for the Beaumont, Texas—Residence Inn by Marriott; Santa Clarita Hotels Portfolio; SCI Allen Hotel, Ltd. (previous owner of the Allen, Texas Hilton Garden Inn); Pueblo, Colorado Hampton Inn & Suites and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on January 12, 2009; includes the financial statements for the Bristol, Virginia—Courtyard Marriott and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on January 27, 2009; includes the financial statements for the Durham, North Carolina—Homewood Suites and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on January 27, 2009; includes the financial statements for RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment Ltd (previous owners of the Jackson, Tennessee Courtyard; Jackson, Tennessee Hampton Inn & Suites and Fort Lauderdale, Florida Hampton Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on January 27, 2009; includes the financial statements for RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment Ltd (previous owners of the Jackson, Tennessee Courtyard; Jackson, Tennessee Hampton Inn & Suites and Fort Lauderdale, Florida Hampton Inn); Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P. (previous owners of the Pittsburgh, Pennsylvania Hampton Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K filed with the SEC on April 15, 2009; includes the financial statements for Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD (previous owners of Round Rock, Texas Hampton Inn; Austin, Texas Homewood Suites and Austin, Texas Hampton Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on April 15, 2009; includes the financial statements for Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD (previous owners of Round Rock, Texas Hampton Inn; Austin, Texas Homewood Suites and Austin, Texas Hampton Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on September 1, 2009; includes the financial statements for Grove Street Orlando, LLC (previous owner of Orlando, Florida Fairfield Inn & Suites and Orlando, Florida SpringHill Suites) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on March 22, 2010; includes the financial statements for the Houston, Texas—Marriott Hotel and the required pro forma financial information;

  •
  The description of our Units contained in our Registration Statement filed on Form 8-A (File No. 000-53603), filed with the SEC on March 27, 2009; and

  •
  Current Reports on Form 8-K filed with the SEC on January 2, 2009, January 7, 2009, January 8, 2009, January 22, 2009, February 3, 2009, February 6, 2009, February 17, 2009, March 10, 2009, March 16, 2009, April 10, 2009, May 26, 2009, June 3, 2009, June 18, 2009, July 2, 2009, August 21, 2009, September 28, 2009, November 20, 2009, January 12, 2010, January 20, 2010, March 19, 2010 and April 16, 2010.

        All of the documents that we have incorporated by reference into this prospectus are available on the SEC's website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

        In addition, we will provide to each person, including any beneficial owner of our common shares, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 814 East Main Street, Richmond, Virginia 23219, Attention: Kelly Clarke, (804) 344-8121. The documents also may be accessed on our website at www.applereitnine.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

SUMMARY OVERVIEW

Summary of Real Estate Investments

        Since our prospectus dated September 21, 2009, we have purchased eight additional hotels. Currently, through our subsidiaries, we own a total of 39 hotels. These hotels contain a total of 4,586 guest rooms. They were purchased for an aggregate gross purchase price of $628.2 million. Financial and operating information about our purchased hotels is provided in another section below.

        In addition, we currently own, through one of our subsidiaries, approximately 410 acres of land and land improvements located on 111 individual sites in the Ft. Worth, Texas area. The purchase price for this land was approximately $145 million. The land is leased to Chesapeake Energy Corporation for the production of natural gas. Under the ground lease, we receive monthly rental payments.

Description of Real Estate Owned

        The map below shows the states in which our hotels are located, and the following charts summarize our room and franchise information.

States in which Our Hotels are Located

 Number of Guest Rooms by State

Type and Number of Hotel Franchises

Summary of Potential Acquisitions

        We have entered into, or caused one of our indirect wholly-owned subsidiaries to enter into, purchase contracts for 13 other hotels. These contracts are for direct hotel purchases. The following table summarizes the hotel and contract information:

	Hotel Location	Franchise	Date of Purchase Contract	Number of Rooms	Gross Purchase Price
1.	Holly Springs, North Carolina(a)	Hampton Inn	January 6, 2009	124	$14,880,000
2.	Fort Worth, Texas(a)(b)	TownePlace Suites	May 7, 2009	140	18,460,000
3.	Jacksonville, North Carolina	Fairfield Inn & Suites	December 11, 2009	79	7,800,000
4.	Santa Ana, California(a)	Courtyard	February 1, 2010	155	24,800,000
5.	Boise, Idaho(c)	Hampton Inn & Suites	March 16, 2010	186	22,370,000
6.	Rogers, Arkansas(c)(d)	Hampton Inn	March 16, 2010	122	8,500,000
7.	Rogers, Arkansas(c)	Homewood Suites	March 16, 2010	126	12,000,000
8.	St. Louis, Missouri(c)(d)	Hampton Inn	March 16, 2010	190	23,000,000
9.	St. Louis, Missouri(c)	Hampton Inn & Suites	March 16, 2010	126	16,000,000
10.	Kansas City, Missouri(c)(d)	Hampton Inn	March 16, 2010	122	10,130,000
11.	Oklahoma City, Oklahoma(c)(d)	Hampton Inn & Suites	March 16, 2010	200	32,000,000
12.	Anchorage, Alaska	Embassy Suites	March 16, 2010	169	42,000,000
13.	Lafayette, Louisiana(a)(b)	SpringHill Suites	March 29, 2010	103	10,232,110

			Total	1,842	$242,172,110

Notes for Table:

(a)
The indicated hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise.

(b)
If the seller meets all of the conditions to closing, we are obligated to specifically perform under the purchase contract. As the properties are under construction at this time, the seller has not met all conditions to closing.

(c)
Sellers of properties are affiliated with each other, but not the Company.

(d)
Purchase contract for these hotels requires the assumption of loans secured by the hotels. Total outstanding principal is approximately $49.5 million. The loans have current interest rates varying from 2.0%—5.5% maturity dates from November 2011 to October 2015, and require monthly payments of principal and interest on an amortized basis.

        In general, each purchase contract listed above required a deposit upon (or shortly after) execution. An additional deposit is typically due upon the expiration of the contract review period. Additionally, for the Santa Ana Courtyard, upon the issuance of the building permit by the City of Santa Ana, the Company will be required to fund an additional deposit of $6 million. If a closing occurs under a purchase contract, the initial and additional deposits are credited toward the purchase price. If a closing does not occur because the seller fails to satisfy a condition to closing or breaches the purchase contract, the applicable deposits would be refunded to us. The total of both the initial and additional deposits for the purchase contracts listed above is $9.0 million.

        For each purchase contract listed above, there are material conditions to closing that presently remain unsatisfied. Accordingly, there can be no assurance at this time that a closing will occur under any of these purchase contracts.

        On October 14, 2009, through one of our indirect wholly-owned subsidiaries, we entered into a ground lease for approximately one acre of land located in downtown Richmond, Virginia. The lease terminates on December 31, 2098, subject to our right to exercise two renewal periods of ten years each. We intend to use the land to build two nationally recognized brand hotels. Under the terms of the lease we have a "Study Period" to determine the viability of the hotels. We can terminate the lease for any reason during the Study Period, which originally ended on April 14, 2010. The Study Period was extended for six months to October 14, 2010, in April 2010. After the Study Period, the lease continues to be subject to various conditions, including but not limited to obtaining various permits, licenses, zoning variances and franchise approvals. If any of these conditions are not met we have the right to terminate the lease at any time. Rent payments are not required until we decide to begin construction on the hotels. Annual rent under the lease is $300,000 with adjustments throughout the lease term based on the Consumer Price Index. As there are many conditions to beginning construction on the hotels, there are no assurances that we will construct the hotels or continue the lease.

Recent Terminations

        In December 2009 the Company terminated two purchase contracts for hotels in Hillsboro, Oregon. The contracts were initially entered into in October 2008. The seller was not able to begin construction of the hotels, and as a result the contracts were terminated by the Company and the initial aggregate deposit of $200,000 was returned to the Company.

Source of Funds and Related Party Payments

        David Lerner Associates, Inc., Apple Suites Realty Group, Inc. and Apple Nine Advisors, Inc. earned the compensation and expense reimbursements shown below in connection with their services from inception through the period ending December 31, 2009 relating to our offering phase, acquisition phase and operations phase.

        David Lerner Associates, Inc. is not related to Apple Suites Realty Group, Inc. or Apple Nine Advisors, Inc. Apple Suites Realty Group, Inc. and Apple Nine Advisors, Inc. are owned by Glade M. Knight, our Chairman and Chief Executive Officer.

        As described on page 41 of our prospectus under the heading "Compensation" and as shown below, we pay certain fees and expenses as they are incurred, while others accrue and will be paid in future periods, subject in some cases to the achievement of performance criteria. We did not incur any amounts in connection with our disposition phase through December 31, 2009.

Cumulative through December 31, 2009

	Incurred	Paid	Accrued
Offering Phase
Selling commissions paid to David Lerner Associates, Inc. in connection with the offering	$81,122,000	$81,122,000	$—
Marketing expense allowance paid to David Lerner Associates, Inc. in connection with the offering	27,040,000	27,040,000	—

	108,162,000	108,162,000	—

Acquisition Phase
Acquisition commission paid to Apple Suites Realty Group, Inc.	13,554,000	13,554,000	—
Operations Phase
Asset management fee paid to Apple Nine Advisors, Inc.	893,000	893,000	—
Reimbursement of costs paid to Apple Nine Advisors, Inc.	2,269,000	2,269,000	—

Amendment to Our Unit Redemption Program

        On October 8, 2009, our Board of Directors adopted a resolution amending our Unit redemption program. The first full paragraph on page 128 of our prospectus describing the Unit redemption program is amended as follows:

  "If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder's IRA; pro rata as to shareholders seeking redemption of all Units owned by them who beneficially or of record fewer than 100 Units; and, finally, pro rata as to other redemption requests. The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes."

(Remainder of Page Intentionally Left Blank)

SUMMARY OF CONTRACTS
FOR OUR RECENTLY PURCHASED PROPERTIES

        The following information updates the contract information included in our prospectus dated September 21, 2009 for our recently purchased hotels. These recent hotel purchases were funded by the proceeds from our ongoing best-efforts offering of Units.

Ownership, Leasing and Management Summary

        Each of our recently purchased hotels has been leased to one of our indirect wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the applicable lessee will be referred to below as the "lessee."

        Each hotel is managed under a separate management agreement between the applicable lessee and the manager. For simplicity, the applicable manager will be referred to below as the "manager."

        The hotel lease agreements and the management agreements are among the contracts described in another section below. The table below specifies the franchise, hotel owner, lessee and manager for the hotels we have purchased since our prospectus dated September 21, 2009:

	Hotel Location	Franchise(a)	Hotel Owner/Lessor	Lessee	Manager
1.	Baton Rouge, Louisiana	SpringHill Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC
2.	Johnson City, Tennessee	Courtyard	Sunbelt-CJT, L.L.C.	Apple Nine Hospitality Management, Inc.	LBAM-Investor Group, L.L.C.(b)
3.	Houston, Texas	Marriott	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Texas Services II, Inc.	Texas Western Management Partners, L.P.(b)
4.	Albany, Georgia	Fairfield Inn & Suites	Sunbelt-RAG, L.L.C.	Apple Nine Hospitality Management, Inc.	LBAM-Investor Group, L.L.C.(b)
5.	Panama City, Florida	TownePlace Suites	Sunbelt-RPC, L.L.C.	Apple Nine Hospitality Management, Inc.	LBAM-Investor Group, L.L.C.(b)
6.	Clovis, California	Homewood Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC
7.	Jacksonville, North Carolina	TownePlace Suites	Apple Nine North Carolina, L.P.	Apple Nine Hospitality Management, Inc.	LBAM-Investor Group, L.L.C.
8.	Miami, Florida	Hampton Inn & Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC

Notes for Table:

(a)
All brand and trade names, logos or trademarks contained, or referred to, in this prospectus supplement are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.

(b)
The hotel specified was purchased from an affiliate of the indicated manager.

        We have no material relationship or affiliation with the hotel sellers or managers, except for the relationship resulting from our purchases, our management agreements for the hotels we own and any related documents.

Hotel Lease Agreements

        Each of our recently purchased hotels is covered by a separate hotel lease agreement between the owner (one of our indirect wholly-owned subsidiaries) and the applicable lessee (another one of our indirect wholly-owned subsidiaries, as specified in a previous section). Each lease provides for an initial term of 10 years. The applicable lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

        Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Shown below are the annual base rent and the lease commencement date for the hotels we have purchased since our prospectus dated September 21, 2009:

	Hotel Location	Franchise	Annual Base Rent	Date of Lease Commencement
1.	Baton Rouge, Louisiana	SpringHill Suites	$974,274	September 25, 2009
2.	Johnson City, Tennessee	Courtyard	723,153	September 25, 2009
3.	Houston, Texas	Marriott	2,367,460	January 8, 2010
4.	Albany, Georgia	Fairfield Inn & Suites	698,338	January 14, 2010
5.	Panama City, Florida	TownePlace Suites	695,825	January 19, 2010
6.	Clovis, California	Homewood Suites	546,980	February 2, 2010
7.	Jacksonville, North Carolina	TownePlace Suites	1,046,227	February 16, 2010
8.	Miami, Florida	Hampton Inn & Suites	1,188,311	April 9, 2010

        The annual percentage rent depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

        Each of our hotels is being managed by the manager under a separate management agreement between the manager and the applicable lessee (which is one of our indirect wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotel and for collecting revenues for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties. We believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Franchise Agreements

        In general, for our hotels franchised by Marriott International, Inc. or one of its affiliates, there is a relicensing franchise agreement between the applicable lessee (as specified in a previous section) and Marriott International, Inc. or an affiliate. Each relicensing franchise agreement provides for the payment of royalty fees and marketing contributions to the franchisor. A percentage of gross room revenues is used to determine these payments. In addition, we have caused Apple Nine Hospitality, Inc. or another one of our subsidiaries to provide a separate guaranty of the payment and performance of the applicable lessee under the relicensing franchise agreement.

        For the hotels franchised by Hilton Worldwide or one of its affiliates, there is a franchise license agreement between the applicable lessee and Hilton Worldwide or an affiliate. Each franchise license agreement provides for the payment of royalty fees and program fees to the franchisor. A percentage of gross room revenues is used to determine these payments. Apple Nine Hospitality, Inc. or another one of our subsidiaries has guaranteed the payment and performance of the lessee under the applicable franchise license agreement.

        The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate. These agreements may be terminated for various reasons, including failure by the applicable lessee to operate in accordance with the standards, procedures and requirements established by the franchisors.

FINANCIAL AND OPERATING INFORMATION
FOR OUR PURCHASED
PROPERTIES

        Our hotels offer guest rooms and suites, together with related amenities, that are consistent with their operations. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, each hotel is adequately covered by insurance. The following tables present further information about the hotels we have purchased:

Table 1. General Information

	Hotel Location	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite(a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel(b)	Purchase Date
1.	Tucson, Arizona	Hilton Garden Inn	125	$18,375,000	$120-149	$17,397,150	July 31, 2008
2.	Charlotte, North Carolina	Homewood Suites	112	5,750,000	129-189	4,729,410	September 24, 2008
3.	Santa Clarita, California	Courtyard	140	22,700,000	129-209	18,243,805	September 24, 2008
4.	Allen, Texas	Hampton Inn & Suites	103	12,500,000	144-159	11,100,086	September 26, 2008
5.	Twinsburg, Ohio	Hilton Garden Inn	142	17,792,440	134-161	16,387,690	October 7, 2008
6.	Lewisville, Texas	Hilton Garden Inn	165	28,000,000	149-176	24,529,875	October 16, 2008
7.	Duncanville, Texas	Hilton Garden Inn	142	19,500,000	143-199	17,779,620	October 21, 2008
8.	Santa Clarita, California	Hampton Inn	128	17,129,348	109	15,358,348	October 29, 2008
9.	Santa Clarita, California	Residence Inn	90	16,599,578	139-199	14,118,232	October 29, 2008
10.	Santa Clarita, California	Fairfield Inn	66	9,337,262	89-119	7,517,608	October 29, 2008
11.	Beaumont, Texas(c)	Residence Inn	133	16,900,000	159-179	15,752,641	October 29, 2008
12.	Pueblo, Colorado	Hampton Inn & Suites	81	8,025,000	149-199	7,157,264	October 31, 2008
13.	Allen, Texas	Hilton Garden Inn	150	18,500,000	129-149	16,405,653	October 31, 2008
14.	Bristol, Virginia	Courtyard	175	18,650,000	119-189	17,115,637	November 7, 2008
15.	Durham, North Carolina	Homewood Suites	122	19,050,000	144-209	17,846,600	December 4, 2008

	Hotel Location	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite(a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel(b)	Purchase Date
16.	Hattiesburg, Mississippi(c)	Residence Inn	84	$9,793,028	$139-149	$8,910,083	December 11, 2008
17.	Jackson, Tennessee	Courtyard	94	15,200,000	129-139	14,240,000	December 16, 2008
18.	Jackson, Tennessee	Hampton Inn & Suites	83	12,600,000	119-149	11,926,000	December 30, 2008
19.	Fort Lauderdale, Florida	Hampton Inn	109	19,290,434	149-169	18,080,922	December 31, 2008
20.	Pittsburgh, Pennsylvania	Hampton Inn	132	20,457,777	129-159	18,019,257	December 31, 2008
21.	Frisco, Texas(c)	Hilton Garden Inn	102	15,050,000	99-209	12,608,112	December 31, 2008
22.	Round Rock, Texas	Hampton Inn	93	11,500,000	119-139	10,658,652	March 6, 2009
23.	Panama City, Florida(c)	Hampton Inn & Suites	95	11,600,000	159-189	9,995,450	March 12, 2009
24.	Austin, Texas	Homewood Suites	97	17,700,000	149-189	15,866,419	April 14, 2009
25.	Austin, Texas	Hampton Inn	124	18,000,000	129-149	16,587,854	April 14, 2009
26.	Dothan, Alabama(c)	Hilton Garden Inn	104	11,600,836	119-169	10,564,205	June 1, 2009
27.	Troy, Alabama(c)	Courtyard	90	8,696,456	109-159	8,129,696	June 18, 2009
28.	Orlando, Florida(c)	Fairfield Inn & Suites	200	25,800,000	89-109	22,650,000	July 1, 2009
29.	Orlando, Florida(c)	SpringHill Suites	200	29,000,000	94-109	25,850,000	July 1, 2009
30.	Clovis, California(c)	Hampton Inn & Suites	86	11,150,000	99-139	9,860,000	July 31, 2009
31.	Rochester, Minnesota(c)	Hampton Inn & Suites	124	14,136,000	109-119	13,219,780	August 3, 2009
32.	Baton Rouge, Louisiana(c)	SpringHill Suites	119	15,100,000	99-134	13,820,000	September 25, 2009
33.	Johnson City, Tennessee(c)	Courtyard	90	9,879,788	119-169	8,774,788	September 25, 2009
34.	Houston, Texas(c)	Marriott	206	50,750,000	199-279	46,605,026	January 8, 2010
35.	Albany, Georgia(c)	Fairfield Inn & Suites	87	7,919,790	109	7,070,116	January 14, 2010
36.	Panama City, Florida(c)	TownePlace Suites	103	10,640,346	84-99	9,732,274	January 19, 2010
37.	Clovis, California(c)	Homewood Suites	83	12,435,000	119-139	10,932,060	February 2, 2010
38.	Jacksonville, North Carolina	TownePlace Suites	86	9,200,000	119-129	8,568,200	February 16, 2010
39.	Miami, Florida	Hampton Inn & Suites	121	11,900,000	139-159	9,927,800	April 9, 2010

		Total	4,586	$628,208,083

Notes for Table 1:

(a)
The amounts shown are subject to change, and exclude discounts that may be offered to corporate, frequent and other select customers.

(b)
The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the hotel's personal property component.

(c)
The date that the hotel was acquired was the date the hotel began operations.

Table 2. Loan Information(a)

	Hotel	Franchise	Assumed Principal Balance of Loan	Annual Interest Rate	Maturity Date
1.	Allen, Texas	Hilton Garden Inn	$10,786,698	5.37%	October 2015
2.	Bristol, Virginia	Courtyard	9,767,131	6.59%	August 2016
3.	Duncanville, Texas	Hilton Garden Inn	13,965,858	5.88%	May 2017
4.	Round Rock, Texas	Hampton Inn	4,175,225	5.95%	May 2016
5.	Austin, Texas	Homewood Suites	7,555,797	5.99%	March 2016
6.	Austin, Texas	Hampton Inn	7,553,015	5.95%	March 2016

			$53,803,724

Note for Table 2:

(a)
This table summarizes loans that (i) pre-dated our purchase, (ii) are secured by our hotels, and (iii) were assumed by our purchasing subsidiary. Each loan provides for monthly payments of principal and interest on an amortized basis.

Table 3. Operating Information(a)

PART A

			Avg. Daily Occupancy Rates (%)
	Hotel Location	Franchise	2005	2006	2007	2008	2009
1.	Tucson, Arizona	Hilton Garden Inn	—	—	—	61%	68%
2.	Charlotte, North Carolina	Homewood Suites	78%	76%	71%	53%	52%
3.	Santa Clarita, California	Courtyard	—	—	51%	61%	66%
4.	Allen, Texas	Hampton Inn & Suites	—	51%	68%	69%	60%
5.	Twinsburg, Ohio	Hilton Garden Inn	64%	63%	66%	66%	62%
6.	Lewisville, Texas	Hilton Garden Inn	—	—	42%	63%	61%
7.	Duncanville, Texas	Hilton Garden Inn	59%	64%	65%	66%	58%
8.	Santa Clarita, California	Hampton Inn	83%	82%	78%	70%	63%
9.	Santa Clarita, California	Residence Inn	91%	91%	89%	85%	76%
10.	Santa Clarita, California	Fairfield Inn	89%	88%	83%	81%	79%
11.	Beaumont, Texas	Residence Inn	—	—	—	85%	76%
12.	Pueblo, Colorado	Hampton Inn & Suites	61%	67%	74%	70%	60%
13.	Allen, Texas	Hilton Garden Inn	73%	73%	68%	65%	53%
14.	Bristol, Virginia	Courtyard	54%	65%	67%	57%	61%
15.	Durham, North Carolina	Homewood Suites	67%	73%	73%	69%	59%
16.	Hattiesburg, Mississippi	Residence Inn	—	—	—	—	75%
17.	Jackson, Tennessee	Courtyard	—	—	—	52%	67%
18.	Jackson, Tennessee	Hampton Inn & Suites	—	—	80%	87%	80%
19.	Fort Lauderdale, Florida	Hampton Inn	85%	85%	89%	85%	73%
20.	Pittsburgh, Pennsylvania	Hampton Inn	76%	73%	80%	81%	73%
21.	Frisco, Texas	Hilton Garden Inn	—	—	—	—	45%
22.	Round Rock, Texas	Hampton Inn	73%	81%	85%	80%	72%
23.	Panama City, Florida	Hampton Inn & Suites	—	—	—	—	44%
24.	Austin, Texas	Homewood Suites	82%	89%	80%	81%	77%
25.	Austin, Texas	Hampton Inn	76%	82%	80%	77%	70%
26.	Dothan, Alabama	Hilton Garden Inn	—	—	—	—	46%
27.	Troy, Alabama	Courtyard	—	—	—	—	36%
28.	Orlando, Florida	Fairfield Inn & Suites	—	—	—	—	56%
29.	Orlando, Florida	SpringHill Suites	—	—	—	—	65%
30.	Clovis, California	Hampton Inn & Suites	—	—	—	—	36%
31.	Rochester, Minnesota	Hampton Inn & Suites	—	—	—	—	28%
32.	Baton Rouge, Louisiana	SpringHill Suites	—	—	—	—	32%
33.	Johnson City, Tennessee	Courtyard	—	—	—	—	49%
34.	Houston, Texas	Marriott	—	—	—	—	—
35.	Albany, Georgia	Fairfield Inn & Suites	—	—	—	—	—
36.	Panama City, Florida	TownePlace Suites	—	—	—	—	—
37.	Clovis, California	Homewood Suites	—	—	—	—	—
38.	Jacksonville, North Carolina	TownePlace Suites	—	—	—	83%	90%
39.	Miami, Florida	Hampton Inn & Suites	87%	83%	86%	85%	77%

PART B

			Revenue per Available Room/Suite ($)
	Hotel Location	Franchise	2005	2006	2007	2008	2009
1.	Tucson, Arizona	Hilton Garden Inn	—	—	—	$65	$73
2.	Charlotte, North Carolina	Homewood Suites	$55	$62	$67	$51	$46
3.	Santa Clarita, California	Courtyard	—	—	$59	$70	$68
4.	Allen, Texas	Hampton Inn & Suites	—	$53	$76	$79	$63
5.	Twinsburg, Ohio	Hilton Garden Inn	$62	$64	$69	$71	$63
6.	Lewisville, Texas	Hilton Garden Inn	—	—	$50	$72	$65
7.	Duncanville, Texas	Hilton Garden Inn	$56	$66	$73	$75	$59
8.	Santa Clarita, California	Hampton Inn	$83	$91	$86	$72	$60
9.	Santa Clarita, California	Residence Inn	$110	$120	$120	$110	$89
10.	Santa Clarita, California	Fairfield Inn	$82	$95	$88	$78	$68
11.	Beaumont, Texas	Residence Inn	—	—	—	$133	$91
12.	Pueblo, Colorado	Hampton Inn & Suites	$42	$51	$70	$72	$54
13.	Allen, Texas	Hilton Garden Inn	$72	$77	$76	$74	$58
14.	Bristol, Virginia	Courtyard	$50	$58	$66	$66	$65
15.	Durham, North Carolina	Homewood Suites	$71	$81	$88	$85	$65
16.	Hattiesburg, Mississippi	Residence Inn	—	—	—	—	$71
17.	Jackson, Tennessee	Courtyard	—	—	—	$58	$71
18.	Jackson, Tennessee	Hampton Inn & Suites	—	—	$92	$105	$95
19.	Fort Lauderdale, Florida	Hampton Inn	$90	$102	$112	$105	$85
20.	Pittsburgh, Pennsylvania	Hampton Inn	$71	$75	$90	$101	$94
21.	Frisco, Texas	Hilton Garden Inn	—	—	—	—	$47
22.	Round Rock, Texas	Hampton Inn	$61	$72	$81	$85	$73
23.	Panama City, Florida	Hampton Inn & Suites	—	—	—	—	$42
24.	Austin, Texas	Homewood Suites	$79	$96	$103	$110	$97
25.	Austin, Texas	Hampton Inn	$63	$74	$83	$93	$75
26.	Dothan, Alabama	Hilton Garden Inn	—	—	—	—	$47
27.	Troy, Alabama	Courtyard	—	—	—	—	$30
28.	Orlando, Florida	Fairfield Inn & Suites	—	—	—	—	$37
29.	Orlando, Florida	SpringHill Suites	—	—	—	—	$48
30.	Clovis, California	Hampton Inn & Suites	—	—	—	—	$35
31.	Rochester, Minnesota	Hampton Inn & Suites	—	—	—	—	$23
32.	Baton Rouge, Louisiana	SpringHill Suites	—	—	—	—	$27
33.	Johnson City, Tennessee	Courtyard	—	—	—	—	$42
34.	Houston, Texas	Marriott	—	—	—	—	—
35.	Albany, Georgia	Fairfield Inn & Suites	—	—	—	—	—
36.	Panama City, Florida	TownePlace Suites	—	—	—	—	—
37.	Clovis, California	Homewood Suites	—	—	—	—	—
38.	Jacksonville, North Carolina	TownePlace Suites	—	—	—	$79	$88
39.	Miami, Florida	Hampton Inn & Suites	$79	$92	$108	$105	$80

Note for Table 3

(a)
Operating data is presented for the last five years (or since the beginning of hotel operations). Hotels with no data for a period were under construction and not open at that time. The first year of data for a hotel reflects results only for the period of time open and may not be a reflection of results once established in its market. See Table 1. General Information on page S-14 for the date the hotel was acquired.

 Table 4. Tax and Related Information

	Hotel Location	Franchise	Tax Year		Real Property Tax Rate(e)	Real Property Tax
1.	Tucson, Arizona	Hilton Garden Inn	2009	(a)	3.0%	$182,214
2.	Charlotte, North Carolina	Homewood Suites	2009	(a)	1.3%	75,716
3.	Santa Clarita, California	Courtyard	2009	(b)	1.2%	244,355
4.	Allen, Texas	Hampton Inn & Suites	2009	(a)	2.4%	165,942
5.	Twinsburg, Ohio	Hilton Garden Inn	2009	(a)	2.0%	206,372
6.	Lewisville, Texas	Hilton Garden Inn	2009	(a)	2.3%	173,620
7.	Duncanville, Texas	Hilton Garden Inn	2009	(a)	2.7%	264,406
8.	Santa Clarita, California	Hampton Inn	2009	(b)	1.3%	204,837
9.	Santa Clarita, California	Residence Inn	2009	(b)	1.3%	140,814
10.	Santa Clarita, California	Fairfield Inn	2009	(b)	1.3%	103,264
11.	Beaumont, Texas	Residence Inn	2009	(a)	2.6%	266,990
12.	Pueblo, Colorado	Hampton Inn & Suites	2009	(a)	2.6%	68,945
13.	Allen Texas	Hilton Garden Inn	2009	(a)	2.4%	245,621
14.	Bristol, Virginia	Courtyard	2009	(a)	0.9%	61,125
15.	Durham, North Carolina	Homewood Suites	2009	(a)	1.2%	135,546
16.	Hattiesburg, Mississippi	Residence Inn	2009	(a)	2.3%	119,504
17.	Jackson, Tennessee	Courtyard	2009	(a)	1.8%	102,240
18.	Jackson, Tennessee	Hampton Inn & Suites	2009	(a)	1.8%	78,504
19.	Fort Lauderdale, Florida	Hampton Inn	2009	(a)	2.0%	208,760
20.	Pittsburgh, Pennsylvania	Hampton Inn	2009	(a)	2.9%	229,625
21.	Frisco, Texas	Hilton Garden Inn	2009	(a)	2.2%	249,005
22.	Round Rock, Texas	Hampton Inn	2009	(a)	2.4%	148,293
23.	Panama City, Florida	Hampton Inn & Suites	2009	(a)(d)	1.1%	8,211
24.	Austin, Texas	Homewood Suites	2009	(a)	2.2%	210,672
25.	Austin, Texas	Hampton Inn	2009	(a)	2.2%	226,426
26.	Dothan, Alabama	Hilton Garden Inn	2009	(c)(d)	3.3%	6,831
27.	Troy, Alabama	Courtyard	2009	(c)(d)	4.1%	3,663
28.	Orlando, Florida	Fairfield Inn & Suites	2009	(a)(d)	1.7%	63,806
29.	Orlando, Florida	SpringHill Suites	2009	(a)(d)	3.2%	8,360
30.	Clovis, California	Hampton Inn & Suites	2009	(b)(d)	1.2%	40,312
31.	Rochester, Minnesota	Hampton Inn & Suites	2009	(a)(d)	1.5%	2,088
32.	Baton Rouge, Louisiana	SpringHill Suites	2009	(a)(d)	10.7%	22,454
33.	Johnson City, Tennessee	Courtyard	2009	(a)(d)	1.4%	14,962
34.	Houston, Texas	Marriott	2009	(a)(d)	2.8%	200,498
35.	Albany, Georgia	Fairfield Inn & Suites	2009	(a)(d)	4.0%	15,302
36.	Panama City, Florida	TownePlace Suites	2009	(a)(d)	1.5%	5,719
37.	Clovis, California	Homewood Suites	2009	(b)(d)	1.2%	12,458
38.	Jacksonville, North Carolina	TownePlace Suites	2009	(a)	1.2%	42,741
39.	Miami, Florida	Hampton Inn & Suites	2009	(a)	1.9%	165,510

Notes for Table 4:

(a)
Represents calendar year.

(b)
Represents 12-month period from July 1, 2009 through June 30, 2010.

(c)
Represents 12-month period from October 1, 2008 through September 30, 2009.

(d)
The hotel property consisted of undeveloped land for a portion of the tax year, and the real property tax is not necessarily indicative of property taxes expected for the hotel in the future.

(e)
Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).

MANAGEMENT

        We are expanding our discussion in the prospectus to include the subsections and information below.

Ownership of Equity Securities by Management

        The determination of "beneficial ownership" for purposes of this Supplement has been based on information reported to the Company and the rules and regulations of the Securities and Exchange Commission. References below to "beneficial ownership" by a particular person, and similar references, should not be construed as an admission or determination by the Company that Common Shares in fact are beneficially owned by such person.

        As of March 19, 2010, the Company had a total of 109,363,945 issued and outstanding Common Shares. There are no shareholders known to the Company who beneficially owned more than 5% of its outstanding voting securities on such date. The following table sets forth the beneficial ownership of the Company's securities by its directors and executive officers as of such date:

Title of Class(1)	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Common Shares	Lisa B. Kern	20,402	*
(voting)	Bruce H. Matson	20,402	*
	Michael S. Waters	20,402	*
	Robert M. Wily	20,402	*
	Glade M. Knight	10	*
	Above directors and executive officers as a group	81,618	*

Series A	Lisa B. Kern	20,402	*
Preferred Shares	Bruce H. Matson	20,402	*
(non-voting)	Michael S. Waters	20,402	*
	Robert M. Wily	20,402	*
	Glade M. Knight	10	*
	Above directors and executive officers as a group	81,618	*

Series B Convertible	Glade M. Knight	480,000	100%
Preferred Shares
(non-voting)

*
Less than one percent of class.

(1)
Executive officers not listed above for a particular class of securities hold no securities of such class. The Series A Preferred Shares are being issued as part of the Company's best efforts offering of Units. Each Unit consists of one Common Share and one Series A Preferred Share. The Series A Preferred Shares have no voting rights and are not separately tradable from the Common Shares to which they relate.

(2)
Amounts shown for individuals other than Glade M. Knight consist entirely of securities that may be acquired upon the exercise of options, although no options have been exercised to date. The Series B Convertible Preferred Shares are convertible into Common Shares upon the occurrence of certain events, under a formula which is based on the gross proceeds raised by the Company during its best-efforts offering of Units.

        Information regarding the Company's equity compensation plan is set forth in note 5 to the Company's audited consolidated financial statements, which are incorporated by reference into this Supplement.

Corporate Governance

Board of Directors

        The Company's Board of Directors has determined that all of the Company's directors, except Mr. Knight, are "independent" within the meaning of the rules of the New York Stock Exchange (which the Company, although not listed on a national exchange, has adopted for purposes of determining such independence). In making this determination, the Board considered all relationships between the director and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

        The Board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between the Company and the director (excluding directors fees and options), (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, the Company, or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity. The Board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the Board is required to disclose the basis for its determination in the Company's then current annual proxy statement. In addition, the Board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

Compensation of Directors

        During 2009, the directors of the Company were compensated as follows:

        All Directors in 2009.    All directors were reimbursed by the Company for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors or a committee and in conducting the business of the Company.

        Independent Directors in 2009.    The independent directors (classified by the Company as all directors other than Mr. Knight) received annual directors' fees of $15,000, plus $1,000 for each meeting of the Board attended and $1,000 for each committee meeting attended. Additionally, the Chair of the Audit Committee receives an additional fee of $2,500 per year and the Chair of the Compensation Committee receives an additional fee of $1,500 per year. Under the Company's Non-Employee Directors' Stock Option Plan, each non-employee director received options to purchase 12,466 Units, exercisable at $11 per Unit.

        Non-Independent Director in 2009.    Mr. Knight received no compensation from the Company for his services as a director.

Director Summary Compensation

Director	Year	Fees Earned	Option Awards(1)	Total
Lisa B. Kern	2009	$25,500	$16,198	$41,698
Bruce H. Matson	2009	20,500	16,198	36,698
Michael S. Waters	2009	23,000	16,198	39,198
Robert M. Wily	2009	23,000	16,198	39,198
Glade M. Knight	2009	—	—	—

(1)
The amounts in this column reflect the grant date fair value determined in accordance with FASB ASC Topic 718.

Stock Option Grants in Last Fiscal Year

        In 2008, the Company adopted a Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for automatic grants of options to acquire Units. The Directors' Plan applies to directors of the Company who are not employees of the Company.

        Since adoption of the Directors' Plan, none of the participants have exercised any of their options to acquire Units. The following table shows the options to acquire Units that were granted under the Directors Plan in 2009:

Option Grants in Last Fiscal Year

Name(1)	Number of Units Underlying Options Granted in 2009(2)
Glade M. Knight	—
Lisa B. Kern	12,466
Bruce H. Matson	12,466
Michael S. Waters	12,466
Robert M. Wily	12,466

(1)
Glade M. Knight is not eligible under the Directors' Plan.

(2)
Options granted in 2009 are exercisable for ten years from the date of grant at an exercise price of $11 per Unit.

Certain Relationships and Agreements

        The Company has significant transactions with related parties. These transactions may not have arms-length terms, and the results of the Company's operations might be different if these transactions had been conducted with unrelated parties. The Company's independent members of the Board of Directors oversee the existing related party relationships and are required to approve any material modifications to the existing contracts. At least one member of the Company's senior management team approves each related party transaction.

        The Company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to provide brokerage services for the acquisition and disposition of real estate assets. ASRG is wholly-owned by Glade M. Knight, the Company's Chairman and Chief Executive Officer. In accordance with the contract, ASRG is paid a fee equal to 2% of the gross purchase or sales price (as applicable) of any acquisitions or dispositions of real estate investments, subject to certain conditions. Total amounts earned and paid to date through December 31, 2009 to ASRG for services under the terms of this contract were approximately $13.6 million. Amounts earned in 2009 were approximately $6.7 million.

        The Company also has contracted with Apple Nine Advisors, Inc. ("A9A"), a company wholly-owned by Glade M. Knight to advise the Company and provide day-to-day management services and due-diligence services on acquisitions. In accordance with the contract, the Company pays A9A a fee equal to 0.1% to 0.25% of the total equity contributions to the Company, in addition to certain reimbursable expenses. The aggregate amount paid by the Company to A9A in 2009 was approximately $2.4 million. This amount includes a fee of $.7 million and costs of $1.7 million which were reimbursed by A9A to Apple REIT Six, Inc. who provides the resources for these services.

Compensation Discussion and Analysis

General Philosophy

        The Company's executive compensation philosophy is to attract, motivate and retain a superior management team. The Company's compensation program rewards each senior manager for their contribution to the Company. In addition, the Company uses annual incentive benefits that are designed to be competitive with comparable employers and to align management's incentives with the interests of the Company and its shareholders.

        With the exception of the Company's Chief Executive Officer, the Company compensates its senior management through a mix of base salary and bonus designed to be competitive with comparable employers. The Company has not utilized stock based awards or long term compensation for senior management. The Company believes that a simplistic approach to compensation better matches the objectives of all stakeholders. Each member of the senior management team performs similar functions for Apple REIT Six, Inc. ("A6"), Apple REIT Seven, Inc. ("A7"), Apple REIT Eight, Inc. ("A8"), ASRG, Apple Six Advisors, Inc. ("A6A"), Apple Seven Advisors, Inc. ("A7A"), Apple Eight Advisors, Inc. ("A8A") and Apple Nine Advisors, Inc. ("A9A"). As a result each senior manager's total compensation paid by the Company is proportionate to the estimated amount of time devoted to activities associated with the Company. The Chief Executive Officer is Chairman of the Board of Directors, Chief Executive Officer and majority shareholder of ASRG, A6A, A7A, A8A and A9A, each of which has various agreements with the Company and A6, A7 and A8. During 2009, ASRG, A6A, A7A, A8A and A9A received fees of approximately $11.0 million from A6, A7, A8 and A9. The Compensation Committee of the Board of Directors considers these agreements when developing the Chief Executive Officer's compensation. As a result, the Company's Chief Executive Officer has historically been compensated a minimal amount by the Company. Annually, the Chairman of the Board of Directors develops the compensation targets of senior management (as well as goals and objectives) with input from other members of senior management and reviews these items with the Compensation Committee of the Board of Directors.

Base and Incentive Salaries

        The process of establishing each senior manager's compensation involves establishing an overall targeted amount and allocating that total between base and incentive compensation. The overall target is developed using comparisons to compensation paid by other public hospitality REITs, and consideration of each individual's experience in their position and the industry, the risks and deterrents associated with their position and the anticipated difficulty to replace the individual. It is the

Company's intention to set this overall target sufficiently high to attract and retain a strong and motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Once the overall target is established, approximately 75% of that number is allocated to base salary and the remaining 25% is allocated to incentive compensation. The incentive compensation is then allocated 50% to Company overall performance (typically Funds From Operations (FFO) targets) and 50% to each individual's subjective performance objectives.

Perquisites and Other Benefits

        Senior management may participate in the Company's other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance and 401K plan. As noted in the Summary Compensation Table below, the Company provides limited perquisites to its senior managers.

Summary Compensation Table

Name	Position	Year	Salary	Bonus	All Other Compensation(1)	Total(2)
Glade Knight	Chief Executive Officer	2009	$12,500	$—	$4,278	$16,778
		2008	12,500	203	3,525	16,228

Justin Knight	President	2009	86,625	12,504	9,120	108,249
		2008	85,750	12,431	7,017	105,198

David McKenney	President, Capital Markets	2009	86,625	12,504	9,509	108,638
		2008	85,750	12,431	6,616	104,797

David Buckley	Executive Vice President,	2009	59,375	27,674	7,543	94,592
	Chief Legal Counsel

Kristian Gathright	Executive Vice President,	2009	61,875	12,504	7,790	82,169
	Chief Operating Officer	2008	61,250	12,431	6,916	80,597

Bryan Peery	Executive Vice President,	2009	50,000	10,104	5,741	65,845
	Chief Financial Officer	2008	47,500	9,640	4,651	61,791

(1)
Includes portion of health insurance, life insurance, parking and 401K match paid by the company.

(2)
As described above, represents Apple REIT Nine's allocated share of each officer's total compensation.

SELECTED FINANCIAL DATA

        The following table sets forth selected financial data for the years ended December 31, 2009 and 2008 and for the period November 9, 2007 (initial capitalization) through December 31, 2007. Certain information in the table has been derived from the Company's audited financial statements and notes thereto. This data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, and the Consolidated Financial Statements and Notes thereto, included in our Annual Report on Form 10-K for the year ended December 31, 2009, incorporated by reference herein. See "Incorporation by Reference" on page S-5 of this Supplement. During the period from the Company's initial capitalization on November 9, 2007 to July 30, 2008, the Company owned no properties, had no revenue exclusive of interest income, and was primarily engaged in capital formation activities. Operations commenced on July 31, 2008 with the Company's first property acquisition.

(in thousands except per share and statistical data)	Year Ended December 31, 2009	Year Ended December 31, 2008	For the period November 9, 2007 (initial capitalization) through December 31, 2007
Revenues:
Room revenue	$76,163	$9,501	$—
Other revenue	9,043	2,023	—

Total hotel revenue	85,206	11,524	—
Rental revenue	15,961	—	—

Total revenue	101,167	11,524	—
Expenses:
Hotel operating expenses	52,297	7,422	—
Taxes, insurance and other	6,032	731	—
General and administrative	4,079	1,288	15
Acquisition related costs	4,951	—	—
Depreciation	15,936	2,277	—
Interest (income) expense, net	1,018	(2,346)	2

Total expenses	84,313	9,372	17

Net income (loss)	$16,854	$2,152	$(17)

Per Share:
Net income (loss) per common share	$0.26	$0.14	$(1,684.60)
Distributions declared and paid per common share	$0.88	$0.51	$—
Weighted-average common shares outstanding—basic and diluted	66,041	15,852	—

Balance Sheet Data (at end of period):
Cash and cash equivalents	$272,913	$75,193	$20
Investment in real estate, net	$687,509	$346,423	$—
Total assets	$982,513	$431,619	$337
Notes payable	$58,688	$38,647	$151
Shareholders' equity	$917,405	$389,740	$31
Net book value per share	$9.31	$9.50	$—

Other Data:
Cash Flow From (Used In):
Operating activities	$29,137	$3,317	$(2)
Investing activities	$(341,131)	$(315,322)	$—
Financing activities	$509,714	$387,178	$(26)
Number of hotels owned at end of period	33	21	—
Average Daily Rate (ADR) (a)	$104	$110	$—
Occupancy	62%	59%	—
Revenue Per Available Room (RevPAR)(b)	$64	$65	$—

(in thousands except per share and statistical data)	Year Ended December 31, 2009	Year Ended December 31, 2008	For the period November 9, 2007 (initial capitalization) through December 31, 2007
Funds From Operations Calculation(c):
Net income (loss)	$16,854	$2,152	$(17)
Depreciation of real estate owned	15,936	2,277	—
Acquisition related costs	4,951	—	—

Funds from operations	37,741	4,429	(17)

Straight-line rental income	4,618	—	—

Modified funds from operations	$33,123	$4,429	$(17)

(a)
Total room revenue divided by number of rooms sold.

(b)
ADR multiplied by occupancy percentage.

(c)
Funds from operations (FFO) is defined as net income (loss) (computed in accordance with generally accepted accounting principals—GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization, plus costs associated with the acquisition of real estate. Modified FFO (MFFO) excludes rental revenue earned, but not received during the period or straight-line rental income. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company's activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

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MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
(for the year ended December 31, 2009)

        Our Management's Discussion and Analysis of Financial Condition and Results of Operations from our Annual Report on Form 10-K for the year ended December 31, 2009 has been incorporated by reference herein. See "Incorporation by Reference" on page S-5 of this Supplement.

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EXPERTS

        The consolidated financial statements and financial statement schedule listed in the Index at Item 15(2) of Apple REIT Nine, Inc. appearing in Apple REIT Nine, Inc.'s Annual Report (Form 10-K) at December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008, and the period from November 9, 2007 (initial capitalization) through December 31, 2007, and the effectiveness of Apple REIT Nine, Inc.'s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The separate audited financial statements of (i) the Tucson, Arizona—Hilton Garden Inn and (ii) the Bristol, Virginia—Courtyard Marriott Hotel have been incorporated by reference herein. These financial statements have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The audited financial statements of Charlotte Lakeside Hotel, L.P. (previous owner of the Charlotte, North Carolina Homewood Suites) have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the report of Schneider & Company Certified Public Accountants, PC, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The separate audited financial statements of (i) the Santa Clarita, California Courtyard by Marriott Hotel, (ii) Beaumont, Texas-Residence Inn by Marriott Hotel, (iii) Durham, North Carolina—Homewood Suites and (iv) Houston, Texas-Marriott Hotel, have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the reports of L.P. Martin & Company, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The separate audited financial statements of (i) Allen Stacy Hotel, Ltd. (previous owner of the Allen, Texas Hampton Inn & Suites), (ii) RSV Twinsburg Hotel, Ltd. (previous owner of the Twinsburg, Ohio Hilton Garden Inn), (iii) SCI Lewisville Hotel, Ltd. (previous owner of the Lewisville, Texas Hilton Garden Inn), (iv) SCI Duncanville Hotel, Ltd. (previous owner of the Duncanville, Texas Hilton Garden Inn) and (v) SCI Allen Hotel, Ltd. (previous owner of the Allen, Texas Hilton Garden Inn) have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the reports of Novogradac & Company LLP, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The audited financial statements of the Santa Clarita Hotels Portfolio have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the report of Wilson, Price, Barranco, Blankenship & Billingsley, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The financial statements of the Hampton Inn & Suites, located in Pueblo, Colorado, as of and for the years ended December 31, 2007 and 2006 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

        The audited financial statements of RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment, Ltd (previous owners of Jackson, Tennessee Courtyard, Jackson, Tennessee Hampton Inn & Suites and Fort Lauderdale, Florida Hampton Inn) have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the report of

Pannell Kerr Forster of Texas, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The audited financial statements of Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P. (previous owners of Pittsburgh, Pennsylvania Hampton Inn) as of and for the year ended December 31, 2007 have been incorporated by reference herein. The 2007 financial statements have been incorporated herein in reliance on the report of Dauby O'Connor & Zaleski, LLC, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The audited financial statements of Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P. (previous owners of Pittsburgh, Pennsylvania Hampton Inn) as of and for the year ended December 31, 2006 have been incorporated by reference herein. The 2006 financial statements have been incorporated herein in reliance on the report of Deloitte & Touche LLP, independent auditors, and upon the authority of that firm as an expert in accounting and auditing.

        The audited financial statements of Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD (previous owners of Round Rock, Texas Hampton Inn, Austin, Texas Homewood Suites and Austin, Texas Hampton Inn) have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the report of Pannell Kerr Forster of Texas, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The audited financial statements of Grove Street Orlando, LLC (previous owner of Orlando, Florida Fairfield Inn & Suites and Orlando, Florida SpringHill Suites) have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the report of Frazier & Deeter, LLC, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

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 EXPERIENCE OF PRIOR PROGRAMS

        The tables following this introduction set forth information with respect to certain of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the "prior program sponsor." These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2009. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone, Apple REIT Eight, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Table VI of this Supplement contains detailed information on the property acquisitions of Apple REIT Six, Apple REIT Seven and Apple REIT Eight and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Nine, Inc., 814 East Main Street, Richmond, VA 23219, Attn: Kelly Clarke; telephone: 804-344-8121.

        In the five years ending December 31, 2009, Glade M. Knight sponsored only Cornerstone, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven and Apple REIT Eight, which have investment objectives similar to ours. Cornerstone, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven and Apple REIT Eight were formed to invest in existing residential rental properties and/or extended-stay and select-service hotels and possibly other properties for the purpose of providing regular monthly or quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

        On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

        On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

        The information in the following tables should not be considered as indicative of our capitalization or operations. Also past performance of prior programs is not necessarily indicative of our future results. Purchasers of Units offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of Units in us.

        See, "Apple Nine Advisors and Apple Suites Realty—Prior Performance of Programs Sponsored by Glade M. Knight" in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.

        The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

  •
  "Acquisition Costs" means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

  •
  "Cash Generated From Operations" means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

  •
  "GAAP" refers to "Generally Accepted Accounting Principles" in the United States.

  •
  "Recapture" means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

  •
  "Reserves" refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

  •
  "Return of Capital" refers to distributions to investors in excess of net income.

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TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

        Table I presents a summary of the funds raised and the use of those funds by Apple REIT Eight and Apple REIT Seven whose investment objectives are similar to those of Apple REIT Nine, and whose offering closed or was in progress within the three years ending December 31, 2009.

	Apple REIT Eight	Apple REIT Seven
Dollar Amount Offered	$1,000,000,000	$1,000,000,000
Dollar Amount Raised	1,000,000,000	1,000,000,000
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%
Organizational Expenses	0.15%	0.19%
Other	0.00%	0.00%
Reserves	0.50%	0.50%
Percent Available from Investment	89.35%	89.31%
ACQUISITION COSTS:
Prepaid items and fees to purchase property(1)	87.35%	87.31%
Cash down payment	0.00%	0.00%
Acquisition fees(2)	2.00%	2.00%
Other	0.00%	0.00%
Total Acquisition Costs	89.35%	89.31%
Percentage Leverage (excluding unsecured debt)	12.89%	11.06%
Date Offering Began	July 2007	March 2006
Length of offering (in months)	9	17
Months to invest 90% of amount available for investment (measured from beginning of offering)	11	22

(1)
This line item includes the contracted purchase price plus any additional closing costs such as transfer taxes, title insurance and legal fees.

(2)
Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor. The acquisition fees include real estate commissions paid on the acquisition.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

        Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates, and employee cost reimbursements to related entities (i) by programs organized by it and closed within three years ended December 31, 2009, and (ii) by all other programs during the three years ended December 31, 2009.

	Apple REIT Eight	Apple REIT Seven	Apple REIT Six	Apple Hospitality Five(4)	Apple Hospitality Two(3)
Date offering commenced	July 2007	March 2006	April 2004	January 2003	May 2001
Dollar amount raised	$1,000,000,000	$1,000,000,000	$1,000,000,000	$500,000,000	$300,000,000
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Acquisition fees	—	—	—	—	—
Real Estate commission	19,011,000	18,032,000	16,906,642	8,200,000	8,247,000
Advisory Fees(2)	2,135,000	3,882,000	9,646,000	3,315,000	749,000
Other	—	—	—	—	—
Employee payroll and benefits(5)	3,555,000	4,837,000	7,089,000	2,754,135	4,378,624
Cash generated from operations before deducting payments to Prior Program Sponsor	93,151,000	183,482,000	367,444,000	167,383,000	203,609,000
Management and Accounting Fees	—	—	—	—	—
Reimbursements	—	—	—	—	423,000
Leasing Fees	—	—	—	—	—
Other Fees	—	—	—	—	15,700,000	(1)
There have been no fees from property sales or refinancings.

(1)
Effective January 31, 2003, Apple Hospitality Two acquired all shares of Apple Suites Advisors (previously owned by Mr. Glade Knight). As a result of this transaction, Mr. Knight received $2 million in cash and a note due in 2007 in the amount of $3.5 million. Additionally as the result of this transaction, Apple Hospitality Two's Series B Preferred Shares were converted into approximately 1.3 million Series C Preferred Shares. The Series C Preferred Shares were valued at $10.2 million.

(2)
Effective February 1, 2003, Apple Hospitality Five advisory fees and related expenses were paid to Apple Hospitality Two.

(3)
On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC.

(4)
On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc.

(5)
Represents payroll and benefits expenses either directly incurred, or reimbursements to, Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS*

        Table III presents a summary of the annual operating results for Apple REIT Eight, Apple REIT Seven and Apple REIT Six, whose offerings closed or were in progress in the five year period ending December 31, 2009. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2009 Apple REIT Eight	2009 Apple REIT Seven	2009 Apple REIT Six	2008 Apple REIT Eight	2008 Apple REIT Seven	2008 Apple REIT Six	2007 Apple REIT Eight	2007 Apple REIT Seven	2007 Apple REIT Six	2006 Apple REIT Seven	2006 Apple REIT Six	2005 Apple REIT Six
Gross revenues	$170,885,000	$191,715,000	$219,689,000	$133,284,000	$214,291,000	$264,302,000	$1,485,000	$138,564,000	$257,934,000	$20,345,000	$235,875,000	$101,790,000
Profit on sale of properties	—	—	—	—	—	—	—	—	—	—	—	—
Less Operating expenses	126,178,000	132,285,000	153,060,000	95,047,000	144,028,000	173,098,000	2,097,000	89,338,000	165,059,000	15,689,000	154,424,000	68,733,000
Interest income (expense)	(6,295,000)	(6,292,000)	(2,312,000)	(1,928,000)	(3,766,000)	(1,784,000)	6,343,000	997,000	(1,853,000)	1,855,000	(1,809,000)	2,126,000
Depreciation	32,907,000	32,425,000	30,938,000	22,044,000	28,434,000	30,918,000	333,000	16,990,000	27,694,000	3,073,000	25,529,000	11,366,000
Net income (loss) GAAP basis	5,505,000	20,713,000	33,379,000	14,265,000	38,063,000	58,502,000	5,398,000	33,233,000	63,328,000	3,438,000	54,113,000	23,817,000
Taxable income	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from operations	45,739,000	55,460,000	66,029,000	39,714,000	69,025,000	88,747,000	5,563,000	49,957,000	89,848,000	5,158,000	81,363,000	28,907,000
Cash generated from sales	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—
Less cash distributions to investors	74,924,000	75,380,000	82,215,000	76,378,000	81,440,000	81,746,000	14,464,000	60,234,000	78,834,000	12,526,000	77,997,000	48,865,000
Cash generated after cash distribution	(29,185,000)	(19,920,000)	(16,186,000)	(36,664,000)	(12,415,000)	7,001,000	(8,901,000)	(10,277,000)	11,014,000	(7,368,000)	3,366,000	(19,958,000)
Less Special items	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated after cash distributions and special items	(29,185,000)	(19,920,000)	(16,186,000)	(36,664,000)	(12,415,000)	7,001,000	(8,901,000)	(10,277,000)	11,014,000	(7,368,000)	3,366,000	(19,958,000)
Capital contributions, net	13,692,000	1,171,000	(3,149,000)	234,054,000	20,599,000	16,325,000	679,435,000	541,410,000	13,159,000	363,640,000	78,026,000	471,784,000
Fixed asset additions	29,923,000	13,777,000	9,155,000	759,346,000	129,589,000	33,434,000	87,643,000	391,227,000	15,635,000	318,157,000	62,075,000	570,034,000
Line of credit-change in(1)	48,090,000	11,510,000	25,940,000	10,258,000	—	—	—	(18,000,000)	—	18,000,000	(28,000,000)	28,000,000

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS*—(Continued)

	2009 Apple REIT Eight	2009 Apple REIT Seven		2009 Apple REIT Six		2008 Apple REIT Eight	2008 Apple REIT Seven	2008 Apple REIT Six	2007 Apple REIT Eight	2007 Apple REIT Seven	2007 Apple REIT Six	2006 Apple REIT Seven	2006 Apple REIT Six	2005 Apple REIT Six
Cash generated(2)	—	(20,609,000)		(935,000)		(562,009,000)	(121,828,000)	(32,326,000)	561,985,000	97,833,000	7,101,000	44,554,000	(9,788,000)	(106,842,000)
End of period cash	—	—		—		—	20,609,000	935,000	562,009,000	142,437,000	33,261,000	44,604,000	26,160,000	35,948,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	24	35		51		42	45	70	11	50	72	38	66	50
Capital gain	—	—		—		—	—	—	—	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income	24	35		51		42	45	70	11	50	72	38	66	50
Long-term capital gain	—	—		—		—	—	—	—	—	—	—	—	—
Return of capital	50	39		31		38	35	12	25	30	8	22	14	30
Source (on Cash basis)
Sales	—	—		—		—	—	—	—	—	—	—	—	—
Refinancings	—	—		—		—	—	—	—	—	—	—	—	—
Operations	74	74		82		80	80	82	36	80	80	60	80	80
Other	—	—		—		—	—	—	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%	100	% %	100	% %

*
Any rows not reflected from SEC Industry Guide 5 are not applicable to the programs.

(1)
Amount reflects change in Company's short term credit facilities.

(2)
Amount reflects the net change in Company's cash balance during the year.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE IV: RESULTS OF COMPLETED PROGRAMS

        Table IV shows the aggregate results during the period of operation for Cornerstone Realty, Apple Hospitality Two and Apple Hospitality Five, each of which completed operations within the five year period ending December 31, 2009. Cornerstone Realty merged into Colonial Properties Trust on April 1, 2005. Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC on May 23, 2007. Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. on October 5, 2007.

	Apple Hospitality Two	Apple Hospitality Five	Cornerstone Realty(1)
Dollar Amount Raised	$300,000,000	$500,000,000	$432,309,000
Number of Properties Purchased	66	28	107
Date of Closing of Offering	11/26/02	3/18/04	12/01/01
Date of First Sale of Property	3/24/06	8/10/07	3/10/00
Date of Final Sale of Property	5/23/07	10/5/07	4/01/05
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$429	$235	$688
—from recapture/return capital	$1,000	$1,000	$407
Capital Gain (loss)	$288	$426	$28
Deferred Gain
—Capital	$—	$—	$—
—Ordinary	$—	$—	$—
Cash Distributions to Investors	$1,717	$1,661	$1,123
Source (on GAAP basis)
—Investment income	$717	$661	$716
—Return of Capital	$1,000	$1,000	$407
Source (on cash basis)
—Sales	$1,120	$1,277	$7
—Refinancing	$—	$—	$—
—Operations	$597	$384	$1,116
—Other	$—	$—	$—
Receivable on Net Purchase Money Financing	$—	$—	$—

(1)
Merged into a subsidiary of Colonial Properties Trust on April 1, 2005. In connection with the merger, the aggregate value of the stock consideration issued by Colonial Properties Trust was approximately $595 million.

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

TABLE V: SALES OR DISPOSALS OF PROPERTIES

        On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Prior to the merger, Apple Hospitality Two owned 63 hotels.

        On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Prior to the merger, Apple Hospitality Five owned 27 hotels.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Sale of two hotels in 2006 Apple Hospitality Two, Inc.
Charlotte	Aug 02	Mar 06	$3,700,000	—	—	—	$3,700,000	—	$5,833,000	$5,833,000	$452,000
Spartanburg	Aug 02	Mar 06	1,900,000	—	—	—	1,900,000	—	3,202,000	3,202,000	343,000

			$5,600,000				$5,600,000		$9,035,000	$9,035,000	$795,000

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

Purchasers of Units in our offering will own no interest in these prior programs.

(Remainder of Page Intentionally Left Blank)

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Company

Apple REIT Nine, Inc.
(Audited)
Report of Independent Registered Public Accounting Firm	*
Consolidated Balance Sheets—December 31, 2009 and December 31, 2008	*
Consolidated Statements of Operations—Years Ended December 31, 2009 and December 31, 2008 and For the Period November 9, 2007 (initial capitalization) through December 31, 2007	*
Consolidated Statements of Shareholders' Equity—Years Ended December 31, 2009 and December 31, 2008 and For the Period November 9, 2007 (initial capitalization) through December 31, 2007	*
Consolidated Statements of Cash Flows—Years Ended December 31, 2009 and December 31, 2008 and For the Period November 9, 2007 (initial capitalization) through December 31, 2007	*
Notes to Consolidated Financial Statements	*
Financial Statement Schedule	*
Financial Statements of Businesses Acquired
Tucson, Arizona—Hilton Garden Inn Hotel
(Audited)
Independent Auditors' Report	*
Balance Sheet—December 31, 2007	*
Statement of Operations—Year Ended December 31, 2007	*
Statement of Owners' Equity—Year Ended December 31, 2007	*
Statement of Cash Flows—Year Ended December 31, 2007	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and December 31, 2007	*
Statements of Operations—Six Months Ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six Months Ended June 30, 2008 and 2007	*
Charlotte Lakeside Hotel, L.P. (previous owner of Charlotte, North Carolina Homewood Suites)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations and Partners' Deficit—Years Ended
December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Income and Partners' Deficit—Six Months Ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six Months Ended June 30, 2008 and 2007	*

Santa Clarita—Courtyard by Marriott Hotel
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Members' Equity—Years Ended December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to the Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Members' Equity—June 30, 2008 and 2007	*
Statements of Operations—Six month periods ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six month periods ended June 30, 2008 and 2007	*
Allen Stacy Hotel, Ltd. (previous owner of Allen, Texas Hampton Inn & Suites)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Changes in Partners' Capital—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Operations—Six months ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	*
RSV Twinsburg Hotel, Ltd. previous owner of Twinsburg, Ohio Hilton Garden Inn)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Changes in Partners' Capital—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Operations—Six months ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	*

SCI Lewisville Hotel, Ltd. (previous owner of Lewisville, Texas Hilton Garden Inn)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Changes in Partners' Capital—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Operations—Six months ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	*
SCI Duncanville Hotel, Ltd. (previous owner of Duncanville, Texas Hilton Garden Inn)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Changes in Partners' Capital—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Operations—Six months ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	*
Bristol, Virginia—Courtyard Marriott
(Audited)
Report of Independent Auditors	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Statements of Owner's Equity—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—September 30, 2008 and December 30, 2007	*
Statements of Operations—Nine Months Ended September 30, 2008 and 2007	*
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*

Beaumont, Texas—Residence Inn by Marriott
(Audited)
Independent Auditors' Report	*
Balance Sheet—December 31, 2007	*
Statement of Operations—Year Ended December 31, 2007	*
Statement of Partners' Equity—Year Ended December 31, 2007	*
Statement of Cash Flows—Year Ended December 31, 2007	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—September 30, 2008 and December 30, 2007	*
Statements of Operations—Nine Months Ended September 30, 2008 and 2007	*
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*
Santa Clarita Hotels Portfolio
(Audited)
Independent Auditors' Report	*
Combined Balance Sheets—December 31, 2007 and 2006	*
Combined Statements of Income—Years Ended December 31, 2007 and 2006	*
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Combined Balance Sheets—September 30, 2008 and 2007	*
Combined Statements of Income—Nine Months Ended September 30, 2008 and 2007	*
Combined Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*
SCI Allen Hotel, Ltd. (previous owner of Allen, Texas Hilton Garden Inn)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Changes in Partners' Capital—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—September 30, 2008 and 2007	*
Statements of Operations—Nine Months Ended September 30, 2008 and 2007	*
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*

Pueblo, Colorado—Hampton Inn & Suites
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Income—Years Ended December 31, 2007 and 2006	*
Statements of Owner's Equity—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—September 30, 2008 and 2007	*
Statements of Income—Nine Months Ended September 30, 2008 and 2007	*
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*
Durham, North Carolina—Homewood Suites
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Members' Deficit—Years Ended December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—September 30, 2008 and 2007	*
Statements of Members' Deficit—Nine Months Ended September 30, 2008 and 2007	*
Statements of Operations—Nine Months Ended September 30, 2008 and 2007	*
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*

RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment Ltd.(previous owners of Jackson, Tennessee Courtyard, Jackson, Tennessee Hampton Inn & Suites and Fort Lauderdale, Florida Hampton Inn)

(Audited)
Independent Auditors' Report	*
Combined Balance Sheets—December 30, 2007 and December 31, 2006	*
Combined Statements of Income—Years Ended December 30, 2007 and
December 31, 2006	*
Combined Statements of Owners' Equity—Years Ended December 30, 2007 and
December 31, 2006	*
Combined Statements of Cash Flows—Years Ended December 30, 2007 and
December 31, 2006	*
Notes to Combined Financial Statements	*

(Unaudited)
Combined Balance Sheets—September 28, 2008 and September 30, 2007	*
Combined Statements of Income—Nine Months Ended September 28, 2008 and
September 30, 2007	*
Combined Statements of Cash Flows—Nine Months Ended September 28, 2008 and
September 30, 2007	*
Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P.
(previous owners of Pittsburgh, Pennsylvania Hampton Inn)
(Audited)
Independent Auditors' Report	*
Combined Balance Sheets—December 31, 2007 and 2006	*
Combined Statements of Income—Years Ended December 31, 2007 and 2006	*
Combined Statements of Changes in Partners' Deficit—Years Ended
December 31, 2007 and 2006	*
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Schedule of General and Unapplied Expenses—Years Ended
December 31, 2007 and 2006	*
Notes to Combined Financial Statements	*
(Unaudited)
Combined Balance Sheets—September 28, 2008 and September 30, 2007	*
Combined Statements of Income—Nine Months Ended September 28, 2008 and
September 30, 2007	*
Combined Statements of Changes in Partners' Equity—Nine Months Ended
September 28, 2008 and September 30, 2007	*
Combined Statements of Cash Flows—Nine Months Ended September 28, 2008 and
September 30, 2007	*
Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD (previous owners of Round Rock, Texas Hampton Inn, Austin, Texas Homewood Suite and Austin, Texas Hampton Inn)
(Audited)
Independent Auditors' Report	*
Combined Balance Sheets—December 28, 2008 and December 30, 2007	*
Combined Statements of Income—Years Ended December 28, 2008 and December 30, 2007	*
Combined Statements of Owners' Deficit—December 28, 2008, December 30, 2007 and
December 31, 2006	*
Combined Statements of Cash Flows—Years Ended December 28, 2008 and
December 30, 2007	*
Notes to Combined Financial Statements	*

Grove Street Orlando, LLC (previous owner of Orlando, Florida Fairfield Inn & Suites and Orlando, Florida SpringHill Suites)
(Audited)
Independent Auditors' Report	*
Balance Sheet as of December 31, 2008	*
Statement of Cash Flows for the Year Ended December 31, 2008	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets as of June 30, 2009 and 2008	*
Statements of Operations and Members' Equity for the Six Months Ended June 30, 2009 and 2008	*
Statements of Cash Flows for the Six Months Ended June 30, 2009 and 2008	*
Houston, Texas—Marriott Hotel
(Audited)
Independent Auditors' Report	*
Balance Sheet as of December 31, 2009	*
Statement of Partners' Equity—Year Ended December 31, 2009	*
Statement of Operations—Year Ended December 31, 2009	*
Statement of Cash Flows—Year Ended December 31, 2009	*
Notes to Financial Statements	*
Pro Forma Financial Information
Apple REIT Nine, Inc.
(Unaudited)
Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2009	*
Notes to Pro Forma Condensed Consolidated Balance Sheet	*
Pro Forma Condensed Consolidated Statement of Operations for the
Year Ended December 31, 2009	*
Notes to Pro Forma Condensed Consolidated Statement of Operations	*

*
Incorporated by reference herein. See "Incorporation by Reference" on page S-5 of this Supplement.

PROSPECTUS

AN OFFERING OF UNITS
(EACH UNIT CONSISTS OF ONE COMMON SHARE
AND ONE SERIES A PREFERRED SHARE)
MINIMUM OFFERING: 9,523,810 UNITS
MAXIMUM OFFERING 182,251,082 UNITS

        We plan to acquire hotels, residential apartment communities and other income-producing real estate. We plan to qualify as a real estate investment trust.
        We are currently offering up to 182,251,082 Units in this offering. Of our 182,251,082 Units, we offered 9,523,810 Units at $10.50 per Unit. The minimum offering of 9,523,810 was completed on May 14, 2008. We will offer the remaining 172,727,272 Units at $11.00 per Unit. As of August 31, 2009, 105,612,439 Units remained unsold. Purchasers must purchase a minimum of $5,000 in Units except that specified benefit plans may purchase a minimum of $2,000 in Units.
        Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets in liquidation or other event of liquidation. Moreover, the Series A preferred shares will not be separately tradable from the common shares to which they relate and will terminate on conversion of our Series B convertible preferred shares. The Units are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc. The minimum offering amount was reached on May 14, 2008. None of our affiliates purchased Units for the purpose of meeting the minimum offering amount. Any Units purchased by David Lerner Associates, Inc. were not counted to reach the minimum offering amount.
        We expect to terminate the offering when all of the Units offered by this prospectus have been sold or April 25, 2010 (whichever occurs sooner), unless extended by us for up to an additional year, in order to achieve the maximum offering of 182,251,082 Units.
        Consider carefully the Risk Factors beginning on Page 16 of this prospectus. This offering involves material risks and investment considerations including:

  •
  No public trading market for our Units currently exists, and no such public market is expected to develop any time in the future. Therefore, the Units will be highly illiquid and very difficult to trade.
  •
  We pay a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions to Apple Suites Realty Group, Inc. and an annual fee ranging from 0.1% to 0.25% of total equity proceeds to Apple Nine Advisors, Inc., both of which are owned by Mr. Knight our chairman and chief executive officer. In addition, Apple Nine Advisors is reimbursed for specified costs and expenses incurred on our behalf.
  •
  There are conflicts between us and Mr. Knight because he owns the companies with which we have entered into contracts for services. Also, Mr. Knight is a principal in other real estate investment programs which may compete with us.
  •
  We issued to Mr. Knight all of our 480,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders' interests will be diluted upon conversion of these shares. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight's holdings at $11.00 per Unit would exceed $127 million upon conversion. Upon liquidation and after our Series A preferred shareholders have been paid their liquidation preference Mr. Knight could receive in excess of $4.8 million assuming an $11.00 share price. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of all of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders' interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.
  •
  We commenced operations in July 2008 and have a limited operating history.
  •
  This offering is a "blind pool" offering because we have not yet identified all of the properties we will acquire with future proceeds from this offering.
  •
  We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected.
  •
  We have no restriction on changes in our investment and financing policies. Our board of directors may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and subject to a greater risk of default. In addition, since Apple Suites Realty's commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.
  •
  The current financial and economic crisis could adversely affect our operations and our business objectives.

	Price To Public	Commissions & Marketing Expenses	Proceeds To Apple REIT Nine, Inc.

Per Unit	$11.00	$1.10	$9.90

Total Minimum offering (completed)	$100,000,000	$10,000,000	$90,000,000

Total Maximum offering	$2,000,000,000	$200,000,000	$1,800,000,000

        We will comply with the provisions of SEC Rule 10b-9 under the Securities Exchange Act of 1934, as amended.
        Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
        The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.
        All proceeds of this offering will be held in trust and used only for the purposes set forth in this prospectus.

The date of this prospectus is September 21, 2009.

SUITABILITY STANDARDS

        Except for the states specifically described below, each purchaser of Units must certify that he has either (1) a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or (2) a net worth (similarly defined) of at least $150,000.

        Each North Carolina purchaser must certify that he has either (1) a minimum annual gross income of $70,000 and a net worth (similarly defined) of at least $70,000, or (2) a net worth (similarly defined) of at least $250,000.

        Each Washington purchaser must certify that he has either (1) a minimum annual gross income of $70,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $70,000 or (2) a net worth (similarly defined) of at least $250,000.

        Each California purchaser must certify that (i) the purchaser has annual gross income of at least $75,000 with a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or a net worth (exclusive of home, home furnishings and automobiles) of at least $250,000; and (ii) units purchased do not exceed 10% of the purchaser's net worth (exclusive of home, home furnishings and automobiles). The exemption from registration provided under Section 25104(h) of the California Corporations Code will not be available for resales of units purchased in this offering.

        No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, any other information or representations must not be relied upon. This prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this prospectus at any time does not imply that information contained in this prospectus has not changed as of any time after its date.

*            *            *

        "Courtyard by Marriott," "Fairfield Inn," "Fairfield Inn & Suites," "TownePlace Suites," "Marriott," "SpringHill Suites" and "Residence Inn" are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to "Marriott" mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Marriott's relationship with Apple REIT Nine, Inc., or otherwise. Marriott is not involved in any way, whether as an "issuer" or "underwriter" or otherwise, in the offering by Apple REIT Nine, Inc. and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Marriott of any franchise or other rights to Apple REIT Nine, Inc. shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

        ""Hampton Inn," "Hampton Inn & Suites," "Homewood Suites," "Embassy Suites" and "Hilton Garden Inn" are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references below to "Hilton" mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus, whether relating to hotel information, operating information, financial information, Hilton's relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an "issuer" or "underwriter" or otherwise, in the offering by Apple REIT Nine, Inc. and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus or the offering related to this prospectus, and the grant by Hilton of any franchise or other rights to Apple REIT Nine, Inc. shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus or the offering related to this prospectus.

        The foregoing disclaimers do not apply to our own officers when they serve as members of groups such as the Marriott Owners Advisory Council and the Hilton Garden Inn Advisory Council. As of the date of this prospectus, Mr. Justin Knight, our President, serves as a member of both of these Councils, which are owner-representative advisory groups.

Page
SUMMARY	1
Apple REIT Nine, Inc.	1
Hotels	1
Apartment Communities	1
Other Real Estate	2
Loan Assumptions	2
Apple Nine Advisors and Apple Suites Realty	2
Other Apple Entities	4
Risk Factors	4
The Status of the Offering	6
Use of Proceeds	8
Conflicts of Interest	8
Liquidity	10
Investment and Distribution Policy	11
Borrowing Policy	12
Compensation	12
Additional Share Option Plan	14
Unit Redemption Program	14
RISK FACTORS	16
General Risk Factors	16
We were incorporated in November 2007 and have a limited operating history; therefore, there is no assurance that we will be able to achieve our investment objectives	16
The past performance of programs sponsored or affiliated with Glade M. Knight is not an indicator of our future performance	16
We only own a limited number of properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a "blind pool" offering because we have not yet identified all of the properties we will acquire with future proceeds from this offering	16
Our distributions to our shareholders may not be sourced from operating cash flow but instead from offering proceeds or indebtedness, which (to the extent it occurs) will decrease our distributions in the future	16
There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders	17
We will not obtain a tax ruling on our REIT status or any other tax matters	17

i

Page
There is no public market for our common shares, so investors may be unable to dispose of their investment	17
There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors are not able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate	18
We will not attempt to calculate our net asset value on a regular basis	18
There is a "dilutive" effect to investors who purchase our Units at $11.00 rather than at the initial offering price of $10.50 per Unit	18
Our Board of Directors will decide when and whether we list our Units, engage in a merger or similar sale transaction or dissolve	18
The compensation to Apple Nine Advisors and Apple Suites Realty Group is payable before distributions and, therefore, will tend to reduce the return on our shareholders' investment	19
There were no arms-length negotiations for our agreements with Apple Nine Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties	19
Neither Apple Nine Advisors nor Apple Suites Realty currently has employees	19
Commissions, acquisition, advisory and other fees and expenses limit our ability to make distributions to investors because they reduce our net proceeds and distributions available to shareholders	19
The compensation to Apple Nine Advisors and Apple Suites Realty is indeterminable and cannot be stated with certainty	20
There are conflicts of interest with our chairman of the board because he has duties as an officer and director to companies with which we contract or with which we may compete for properties	20
There may be conflicts because of interlocking boards of directors with affiliated companies	21
There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us	21
Our management spends time on other activities with other entities that may compete with us	22
Apple Nine Advisors may terminate the advisory agreement, which would require us to find a new advisor	22
There will be dilution of shareholders' interests upon conversion of the Series B convertible preferred shares	22
The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares	24
The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares	24

Page
A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost more in transaction fees than a liquidation	25
If we lose Mr. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer	25
We are not diversified and will be dependent on our investment in only a few industries	26
There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering	26
Since this is a "best-efforts" offering of Units, there is neither any requirement, nor any assurance, that more than the current amount raised will be raised	26
There may be delays in investment in real property, and this delay may decrease the return to shareholders	26
The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment	27
Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns	27
Certain loans are secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure	27
The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth	27
We may be unable to make distributions to our shareholders	28
Our real estate investments are relatively illiquid and may adversely affect returns to our shareholders	28
We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval	28
Our shareholders' interests may be diluted in various ways, which may result in lower returns to our shareholders	28
You will be limited in your ability to sell your Units pursuant to the Unit redemption program	29
Under our articles of incorporation and the advisory agreement, our directors, officers, the advisor and other persons will be liable only for certain types of misconduct, and we may be required to indemnify these persons against losses in various circumstances	30
Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede attempts to acquire control of us and our shareholders' ability to change our management	31
Virginia antitakeover statutes may also impede or prevent attempts to acquire control of us	32
We may become subject to environmental liabilities, which may decrease profitability and shareholders' return	33
We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return	34

Page
We depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay	34
We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability	34
Hotel Risk Factors	34
We are subject to the risks of hotel operations	34
Possible lack of diversification increases the risk of investment	35
Adverse trends in the hotel industry may impact our properties	35
An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we own and acquire	35
We may not have control over properties under construction	36
The hotel industry is seasonal	36
There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders	36
We face competition in the hotel industry, which may limit our profitability and return to our shareholders	36
Apartment Community Risk Factors	37
We will be subject to the risks presented by owning apartments	37
Possible lack of diversification increases the risk of investment	37
Adverse trends in the apartment markets may impact our properties	37
An economic downturn could adversely affect the apartment industry and may affect operations for the apartments we acquire	38
We may not have control over properties under construction	38
Additional Risk Factors	38
The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash	38
We have approximately 417 acres of undeveloped land in the Ft. Worth, Texas area that is leased to one tenant under a long term lease	39
Other than the land being used for natural gas production, we have not identified any other specific types of opportunities, the general risks from above and the following narrative of specific risks describe risk we could expect under any of the property types which could negatively impact value	39
The current financial and economic crisis could adversely affect our operations and our business objectives	39
USE OF PROCEEDS	39
COMPENSATION	41

v

SUMMARY

        The following information is a summary about this offering and may not contain all of the detailed information that is important to you. Accordingly, we urge you to read this summary together with the information contained in this prospectus.

 Apple REIT Nine, Inc.

        Apple REIT Nine, Inc. was formed on November 8, 2007 for the purpose of acquiring and owning hotels, residential apartment communities and other income-producing real estate. Glade M. Knight, our chairman and chief executive officer, is our only promoter. His business address is 814 East Main Street, Richmond, Virginia 23219. We are located at 814 East Main Street, Richmond, Virginia, our telephone number is (804) 344-8121 and our website is www.applereitnine.com.

        We began operations on July 31, 2008. Since beginning our operations, we have complied with the requirements for making an election and have elected to be treated as a real estate investment trust for federal income tax purposes (REIT). As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations. We have created three wholly-owned subsidiaries to hold our acquisitions: Apple Nine Hospitality, Inc., Apple Nine Residential, Inc., and Apple Nine Ventures, Inc. We refer to Apple Nine Hospitality, Inc. as Apple Nine Hospitality, Apple Nine Residential, Inc. as Apple Nine Residential and Apple Nine Ventures, Inc. as Apple Nine Ventures in this prospectus. These types of properties and entities are described below.

Hotels

        As of September 1, 2009, we have acquired 31 and have entered into purchase contracts for 10 additional full-service (1) and select-service hotels (40), including extended-stay hotels. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We have no limitation as to the brand of franchise or license with which our hotels are associated. We may continue to acquire additional full-service or select service hotels. Apple Nine Hospitality, or one of its wholly-owned subsidiaries, is the owner of our current hotels and will become the owner of all other hotels we may acquire.

        As a real estate investment trust, we are prohibited under federal tax laws from operating our hotel properties directly. The provisions of the Internal Revenue Code, however, allow us to enter into leases for each of our hotels, which will in turn be operated by third-party hotel operators and franchisers. All our hotels are leased to Apple Nine Hospitality Management, Inc., our wholly owned, taxable REIT subsidiary, or one of its wholly-owned subsidiaries. We refer to Apple Nine Hospitality Management, Inc. as Apple Nine Hospitality Management in this prospectus.

Apartment Communities

        We may acquire apartment communities in metropolitan areas throughout the United States, but have not made or contracted for any such acquisitions to date. If we acquire apartment communities, we plan to acquire a diverse portfolio of strong performing properties in markets that we believe will continue to perform well over time. We may enter into management agreements with third parties to operate our apartment communities. The determination of which third-party manager to use will be made at the time a community is acquired based on factors relating to the acquired community.

        We are not prohibited under federal tax laws from operating our apartment communities directly. Apple Nine Residential, or one of its wholly-owned subsidiaries, will own all of our residential apartment communities. Apple Nine Residential currently has no significant assets.

Other Real Estate

        Even though we intend primarily to acquire hotels and apartment communities, we have acquired other income-producing real estate and may use a significant portion of the offering proceeds to purchase properties other than hotels or apartment communities. This real estate will be owned by Apple Nine Ventures, or one of its wholly-owned subsidiaries. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and apartment communities and are not bound to that limit. Real estate we acquire may include but will not be limited to retail and office space. We currently own approximately 417 acres of land located on 113 individual sites in the Ft. Worth, Texas area. We have entered into a ground lease agreement for this land under which we receive monthly rental payments from our tenant, who is using the land for natural gas production. Additional information about this land and the underlying ground lease is provided in "Description of Real Estate and Operating Data" below.

Loan Assumptions

        The purchase contracts for six of our hotels required us to assume loans secured by these hotels. The total outstanding principal balance of the assumed loans was $53,803,724. Each of the assumed loans has a non-recourse structure, which means that the lender generally must rely on the property, rather than the borrower, as the lender's source of repayment in any collection action. There are exceptions to the non-recourse structure in certain situations, such as misappropriation of funds and environmental liabilities. In these situations, the lender would be permitted to seek repayment from the guarantor or indemnitor of the loan, which is one of our indirect wholly-owned subsidiaries.

        In addition, the purchase contract for one of our hotels required us to assume $3.8 million of unsecured debt with a 0% interest rate.

Apple Nine Advisors and Apple Suites Realty

        We do not have any employees. Apple Nine Advisors, Inc. provides us with our day-to-day management. We refer to Apple Nine Advisors, Inc. as Apple Nine Advisors in this prospectus. Apple Nine Advisors does not have any significant assets. Apple Suites Realty Group, Inc. provides us with property acquisition and disposition services. We refer to Apple Suites Realty Group, Inc. as Apple Suites Realty in this prospectus. Apple Suites Realty has no significant assets. Neither Apple Nine Advisors nor Apple Suites Realty currently has employees. We pay fee compensation and reimbursement compensation to Apple Nine Advisors and Apple Suites Realty. Mr. Knight owns all of the outstanding capital stock of Apple Nine Advisors and Apple Suites Realty. We, Apple Nine Advisors and Apple Suites Realty use the services of certain officers and employees of Apple Fund Management, LLC (a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight). We refer to Apple Fund Management, LLC as Apple Fund Management in this prospectus.

        Under the Advisory Agreement, we pay Apple Nine Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Nine Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Nine Advisors and Apple Suites Realty use the personnel and office space of Apple Fund

Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and are required to reimburse Apple Fund Management for such expense. They use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight.

        Each of our properties is managed by a third-party manager or operator, who is paid a management fee. These property-level management fees to third-party managers or operators are in addition to the fee compensation and reimbursement compensation payable to Apple Nine Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement.

        The following chart illustrates the relationships among Apple Nine, its subsidiaries, Apple Nine Advisors, Apple Suites Realty and Apple Fund Management.

(1)
Purchasers of Units are our shareholders. Upon our formation, Apple Nine Advisors (which is wholly-owned by Glade M. Knight, our Chairman and Chief Executive Officer) acquired 10 Units for $110 in the aggregate. In addition, Mr. Knight acquired 480,000 Series B convertible preferred shares for $0.10 per Series B convertible preferred share or an aggregate of $48,000.

(2)
We have entered into an Advisory Agreement with Apple Nine Advisors.

(3)
We have entered into a Property Acquisition/Disposition Agreement with Apple Suites Realty.

(4)
Wholly-owned by Glade M. Knight, our Chairman and Chief Executive Officer.

(5)
Apple Nine Advisors and Apple Suites Realty have no employees of their own. Thus, Apple Nine Advisors and Apple Suites Realty use the personnel of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement. Apple Nine Advisors and Apple Suites Realty pay Apple Fund Management the reimbursement compensation they receive from us under the Advisory Agreement and Property Acquisition/Disposition Agreement, respectively.

(6)
Wholly-owned by Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight.

Other Apple Entities

        Our chairman and chief executive officer, Glade M. Knight, is also chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc. Mr. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. In addition, our other executive officers serve as officers of, and devote time to, Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc. and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

        Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc. currently own a total of 170 hotels. We currently own and intend to acquire hotels and may acquire residential apartment communities and other property in select metropolitan areas throughout the United States. Thus, there may be instances where our hotels will be in the same markets as Apple REIT Eight, Inc., Apple REIT Seven, Inc. or Apple REIT Six, Inc.

        Our offering of Units did not begin until the offering of Apple REIT Eight was completed. Therefore, as a general proposition, we do not seek to acquire properties or compete for property acquisitions with other programs sponsored by Mr. Knight. Furthermore, although Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc. were organized and acquired their properties at different times—and are thus in different stages of their "business cycles"—we could still compete with them in the sale or other disposition of our properties or business.

Risk Factors

        We urge you to consider carefully the matters discussed under "Risk Factors" beginning on Page 16 before you decide to purchase our Units. An investment in our securities involves a number of risks including:

  •
  No public trading market for the common shares and the Series A preferred shares currently exists, and no such public market is expected to develop at any time in the future. Therefore, the Units are highly illiquid and very difficult to trade. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

  •
  We have paid and are obligated to pay a fee to Apple Suites Realty of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We also have paid and are obligated to pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received to Apple Nine Advisors. In addition, Apple Nine Advisors is reimbursed for specified costs and expenses incurred on our behalf. These compensation arrangements have been established without the benefit of arms-length negotiation. Glade M. Knight, our chairman and chief executive officer, is the sole shareholder of Apple Suites Realty and Apple Nine Advisors.

  •
  There are conflicts of interest between us and our chairman and chief executive officer, Glade M. Knight, because he is the chief executive officer and sole shareholder of companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate. Mr. Knight is the chief executive officer and sole shareholder of Apple Nine Advisors and Apple Suites Realty. In addition, Mr. Knight is a principal in other real estate investment programs, and he may in the future organize additional programs, which may compete with us. Mr. Knight is the chairman and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc., Apple REIT Six, Apple REIT Seven and Apple REIT Eight currently own hotels. Mr. Knight was also the chairman and chief executive officer of Apple Hospitality Five, Inc. and Apple Hospitality Two, Inc., which owned hotels. We refer to Apple REIT Eight, Inc. as Apple REIT Eight, Apple REIT Seven, Inc. as Apple REIT Seven, Apple REIT Six, Inc. as Apple REIT Six, Apple Hospitality Five, Inc. as Apple Hospitality Five and Apple Hospitality Two, Inc. as Apple Hospitality Two in this prospectus. In addition, our other executive officers serve as officers of, and devote time to Apple REIT Six, Apple REIT Seven and Apple REIT Eight and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

  •
  We have issued to our chairman and chief executive officer, Glade M. Knight, 480,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders' interests will be diluted upon conversion of the Series B convertible preferred shares. The number of common shares into which the Series B convertible preferred shares are convertible as a result of this offering ranges from approximately .92 to 24.17 per Series B convertible preferred share or from 4.45% to 5.98% of the total number of common shares then outstanding following the conversion. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders' interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

  •
  We commenced operations in July 2008 and have a limited operating history therefore there is no assurance that we will be successful in our operations. Our shareholders should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by Glade M. Knight, including Cornerstone Realty Income Trust, Inc., Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven or Apple REIT Eight.

  •
  This offering is a "blind pool" offering because we have not yet identified all of the properties we will acquire with future proceeds from this offering.

  •
  We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders will be adversely affected. Although we will seek to make distributions from our operating revenues, we might make distributions, although there is no obligation to do so, in some circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. Our distributions may include a return of capital.

  •
  We have no restrictions on changes in our investment and financing policies. This lack of restrictions on changes in our policies could result in those policies being changed without Unit holder approval. Further, our board may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and thereby subject to a greater risk of default. In addition, since Apple Suites Realty's commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

  •
  Apple Nine Advisors receives an asset management fee based on the ratio of our modified funds from operations to the amount raised in this offering. In order to increase this fee, Apple Nine Advisors could have an incentive to recommend riskier or more speculative investments.

  •
  Due to federal income tax restrictions, we cannot operate our hotels directly. Our hotels are managed pursuant to franchise or license agreements with nationally recognized hotel brands. These agreements contain limitations on the operation and maintenance of our properties. Our apartment communities and other real estate may be managed by third-party managers.

  •
  Neither Apple Nine Advisors nor Apple Suites Realty currently has employees. Each company must make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight.

  •
  There may be conflicts of interest because of interlocking boards of directors with our affiliated companies.

  •
  The current financial and economic crisis could adversely affect our operations and our business objectives.

The Status of the Offering

        We initially offered Units at $10.50 per Unit until the minimum of 9,523,810 Units were sold. As of May 14, 2008, we completed the minimum offering. We are continuing the offering at $11.00 per Unit until a maximum of 182,251,082 Units are sold. As of August 31, 2009, 105,612,439 Units remained unsold. Purchasers must purchase a minimum of $5,000 in Units except that certain benefit plans may purchase a minimum of $2,000 in Units. The Units are being offered through David Lerner Associates, Inc.

        This offering of Units will continue until all the Units offered under this prospectus have been sold or until April 25, 2010, unless the offering is extended for up to an additional year, provided that the offering will be terminated if all the Units are sold before then. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators to extend the offering.

        This is a best-efforts offering. Purchasers will be sold Units at one or more closings. An initial closing occurred after the minimum offering of 9,523,810 Units was achieved on May 14, 2008. Thereafter, additional closings have occurred and are expected to continue to occur on a monthly basis as Units are sold during the offering period.

        With each purchase of a Unit you will receive one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets or other event of liquidation. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event we pay special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. The Series A preferred shares will not be separately tradable from the common shares to which they relate. The Series A preferred shares will terminate and no longer have a priority distribution right upon conversion of the Series B convertible preferred shares.

        As of August 31, 2009, we had closed on the following sales of Units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	9,523,810	$100,000,000	$90,000,000
$11.00	67,114,833	$738,263,169	$664,436,852

Total	76,638,643	$838,263,169	$754,436,852

        Our distributions since the initial capitalization through June 30, 2009 totaled approximately $35.5 million of which approximately $22.6 million was used to purchase additional Units under the Company's best-efforts offering. Thus the net cash distributions were $12.9 million. Our distributions were paid at a monthly rate of $0.073334 per common share beginning in June 2008. For the same period our net cash generated from operations, from our Consolidated Statements of Cash Flows, was approximately $14.4 million, which exceeded the net cash distributions.

        During the initial phase of our operations, we may, due to the inherent delay between raising capital and investing that same capital in income producing real estate, have a portion of our distributions funded from offering proceeds. Our objective in setting a distribution rate is to project a rate, that will provide consistency over the life of the program, taking into account acquisitions and capital improvements, ramp up of new properties and varying economic cycles. We anticipate that we may need to utilize debt, offering proceeds and cash from operations to meet this objective. We evaluate the distribution rate on an ongoing basis and may make changes at any time if we feel the rate is not appropriate based on available cash resources. In May, 2008, our Board of Directors established a policy for an annualized dividend rate of $0.88 per common share, payable in monthly distributions. Since there can be no assurance of our ability to acquire properties that provide income at this level, there can be no assurance as to the classification or duration of distributions at the current rate. The following table summarizes distributions made in each quarter of 2008 and 2009:

2008
Quarter 1	$—
Quarter 2	893,000
Quarter 3	4,788,000
Quarter 4	7,331,000

13,012,000

2009
Quarter 1	9,889,000
Quarter 2	12,625,000

22,514,000

Total	$35,526,000

        For the year ended December 31, 2008, as stated in Note 1 to our consolidated financial statements for that period, 58% of distributions made to investors represented a return of capital and the remaining 42% represented ordinary income. Proceeds of the offering which are distributed are not available for investment in properties. See "Risk Factors"—"We may be unable to make distributions to our shareholders," on page 28 of this prospectus, and "Our distributions to our shareholders may not be sourced from operating cash flow but instead from offering proceeds or indebtedness, which (to the extent it occurs) will decrease our distributions in the future," on page 16 of this prospectus.

Use of Proceeds

        The proceeds of the offering will be used:

  •
  to pay organizational expenses;

  •
  to pay expenses and fees of selling the Units;

  •
  to repay debt assumed with acquisitions;

  •
  to invest in properties;

  •
  to pay expenses and fees associated with acquiring properties; and

  •
  to establish a working capital reserve.

        If the maximum offering of $2 billion is sold, we expect to acquire approximately 100 properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire approximately 250 properties with the proceeds of the maximum offering.

        At the inception of the Company, we obtained an unsecured line of credit in the amount of $400,000 to fund initial offering expenses. This line of credit was guaranteed by Glade M. Knight. Mr. Knight did not receive any compensation for providing this guarantee. The line of credit was repaid and extinguished upon closing on the minimum offering.

Conflicts of Interest

        We may be subject to conflicts of interest arising from our relationship with Apple Nine Advisors, Apple Suites Realty, and Glade M. Knight, our chairman and chief executive officer, as they are not restricted from engaging for their own account in business activities of the type conducted by us. There may be conflicts with respect to commissions we pay to Apple Suites Realty because its compensation will increase in proportion to the number of properties purchased and sold by us and the properties' purchase and sale prices. In addition, since Apple Suites Realty's commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly leveraged properties in order to maximize commissions. Our bylaws prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation less liabilities. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. Our bylaws also prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. There may be conflicts with respect to the asset management fee we pay to Apple Nine Advisors since its compensation is a percentage of total proceeds received from time to time by us from the sales of our Units.

        Our chairman and chief executive officer, Glade M. Knight is also the chairman and chief executive officer of Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was the chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two, all of which own (or owned) extended-stay, select-service and other hotels. In addition, Mr. Knight is a trustee of Colonial Properties Trust, which owns apartment communities, office buildings and certain mixed-use real property. There may be times when he may owe certain duties to those entities which conflict with his duties to us. Mr. Knight may in the future organize additional programs which may compete with us and may, as a director and officer of those programs, owe duties to those programs.

        We issued 480,000 Series B convertible preferred shares to Mr. Knight in exchange for $0.10 per share. Mr. Knight is the sole owner of all Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to our articles of incorporation that would adversely affect our Series B convertible preferred shares. Under limited circumstances, the Series B convertible preferred shares may be converted into common shares, thereby resulting in dilution of the shareholders' interest in us. The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4 and 6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight's ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4 and 6% of the outstanding Units at any given time. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight's holdings at $11.00 per Unit would exceed $127 million upon conversion. The Series B convertible preferred shares are convertible into common shares if:

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  substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

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  the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

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  our common shares are listed on any securities exchange or quotation system or in any established market.

        We expect to either engage in a merger or similar sale transaction at a suitable future time or as an alternative, list the Units on a securities exchange, but it is unlikely that we would be merely liquidated. Thus, under a merger transaction or listing our Units on a securities exchange, the Series B convertible preferred shares would be converted into Units. In the event we were to liquidate because we were unable to effectuate a merger transaction or list the Units on a securities exchange, the Series B convertible preferred shares would not be converted. Accordingly, the advisor has an incentive to cause a merger or similar sale transaction or list our Units on a securities exchange and trigger the conversion of the Series B convertible preferred shares rather than recommend a liquidation event that will not result in a conversion of the Series B convertible preferred shares. This incentive would exist despite the fact that, as a general matter, the transaction costs associated with a merger or similar sale transaction, or listing of our Units, might be higher than the transaction costs associated with simple liquidation. Most merger or similar sale transactions would require approval of our shareholders and, as a practical matter, would require the obtaining of a "fairness opinion" from an investment banking firm or similar third party. Further, the decision to cause a merger or other similar sale of the Company, or a listing, a liquidation, or other transaction, would be recommended by our board of directors based on its judgment of what is best for us and our shareholders.

        Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight chairs meetings of the board and votes with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight as a board member and as our chief executive officer can influence whether substantially all of our assets, stock or business is sold or transferred, whether the advisory agreement is terminated or expired without renewal or if we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

        In addition, and as discussed under "Risk Factors," above, Mr. Knight (as owner of the advisory company) could terminate that company's advisory agreement with us, and thereby cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders' interests. As noted above, upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

        Following the occurrence of an event permitting conversion of the Series B convertible preferred shares, we will disclose the conversion of the Series B convertible preferred shares (and the resulting termination of the Series A preferred shares and the termination of the priority distribution in liquidation associated with the Series A preferred shares) in a supplement to this prospectus (if this offering is then still continuing) and in a Report on Form 8-K (as required by law). We would also expect to notify our shareholders of the occurrence of the conversion of the Series B convertible preferred shares in our next quarterly or annual report sent to our shareholders, or, if we deem it appropriate, in a separate letter or notice mailed to our shareholders.

        Glade M. Knight serves as a director on our board and concurrently serves as a trustee for Colonial Properties Trust, and as a director for Apple REIT Eight, Apple REIT Seven and Apple REIT Six. Mr. Knight is chairman and chief executive officer of Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was the chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. There are instances where our hotels are in the same markets as Apple REIT Eight, Apple REIT Seven and Apple REIT Six. Even though the hotels are managed by third-party management companies and neither our board nor the boards of Apple REIT Eight, Apple REIT Seven and Apple REIT Six are engaged in the management of the hotels, having one or more directors of the board of directors who are also directors of the board of directors of Apple REIT Eight, Apple REIT Seven or Apple REIT Six or having hotels in some of the same markets as Apple REIT Eight, Apple REIT Seven or Apple REIT Six may, at times, present a conflict of interest.

        In addition, officers and other employees of Apple Fund Management will serve as officers of and devote time to us, Apple REIT Six, Apple REIT Seven and Apple REIT Eight, and may serve as officers of, and devote time to, other companies which have been or may be organized by Mr. Knight, including Apple Nine Advisors and Apple Suites Realty. Neither Mr. Knight nor any of these other persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

Liquidity

        Before this offering there has been no public market for the Units and we do not expect a market to develop for the common shares or the Series A preferred shares at any time in the future. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

        We do not plan to cause the common shares or the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. We expect that within approximately seven years from the initial closing, which occurred on May 14, 2008, we will:

  •
  cause the common shares to be listed on a national securities exchange;

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  dispose of all of our properties in a manner which will permit distributions to shareholders of cash; or

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  merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

        However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after seven years from the initial closing. In the event we merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle, there can be no assurance that such event will result in liquidity for the common shares.

        There are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

Investment and Distribution Policy

        We intend to seek to maximize shareholder value by acquiring hotels, apartment communities and other real estate for long-term ownership. We generally intend to acquire fee ownership of our properties. We will seek opportunities, through the direct ownership of our properties that provide acceptable investment returns and growth in cash distributions to our shareholders. As a REIT, we are required to make dividend distributions to our shareholders. We began making monthly distributions commencing after the first full month following the closing of the minimum offering of 9,523,810 Units on May 14, 2008. While we will seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholder receiving cash, the consequences to us and the shareholder would differ from a distribution out of our operating revenues. The payment of distributions from sources other than operating cash flow will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future. We will depreciate our fixed assets on a straight-line basis over their expected useful lives. These factors will cause a portion of the distribution to be treated as a return of capital for tax purposes.

        To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income including, cancellation of indebtedness and original issue discount income.

        The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on the terms and for the consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidation distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Borrowing Policy

        We generally intend to purchase our properties using cash and interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. We expect borrowings to come from third-party, non-affiliated lenders. As of September 1, 2009, six of our properties have mortgages that pre-dated our purchase, are secured by the hotels, and were assumed by our purchasing subsidiary. In addition, our purchasing subsidiary assumed an unsecured loan with the purchase of one of our hotels.

        Our bylaws prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. The bylaws also prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property.

        Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties.

Compensation

        Mr. Knight is our sole promoter. We do not expect to pay a salary to Mr. Knight. However, Mr. Knight is currently the sole shareholder of Apple Nine Advisors and Apple Suites Realty, which are entitled to receive fees for services rendered by them to us. Mr. Knight will receive income due to his ownership of those entities. In addition, we utilize the services of certain officers and employees of Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight) and from reimbursement compensation received by Apple Nine Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement, Apple Nine Advisors and Apple Suites Realty reimburses Apple Fund Management for a portion of the compensation paid to its senior managers and staff, based on the amount of time they devote to activities required by Apple Nine Advisors and Apple Suites Realty.

        The compensation and reimbursements payable to Apple Nine Advisors and Apple Suites Realty are listed below. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement.

        Apple Nine Advisors is entitled to receive an annual asset management fee of between 0.1% and 0.25% of the amount raised in this offering plus reimbursement of certain expenses. The percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations (as defined below) to the amount raised in this offering. This ratio is referred to as the "return ratio."

Modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

        The percentage used to determine the asset management fee is:

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  0.1% if the return ratio for the preceding calendar quarter is 6% or less;

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  0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; or

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  0.25% if the return ratio for the preceding calendar quarter is more than 8%.

        Assuming the maximum offering amount of $2,000,000,000 in Units is sold, the annual asset management fee would be:

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  $2,000,000 if the return ratio is 6% or less;

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  $3,000,000 if the return ratio is more than 6% but no more than 8%; or

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  $5,000,000 if the return ratio is more than 8%.

        Apple Suites Realty serves as the real estate advisor in connection with our purchases and sales of properties, and receives fees from us of up to 2% of the gross purchase price including any debt assumed or incurred in acquiring the property and up to 2% of the gross sale price associated with property dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

        Apple Nine Advisors and Apple Suites Realty will not provide any other services to us.

        Apple Nine Advisors and Apple Suites Realty do not have employees and do not pay compensation to any employees. Instead, it is expected that each member of the senior management team will perform similar functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple Suites Realty Group (ASRG), Apple Six Realty Group, Apple Six Advisors, Inc. (A6A), Apple Seven Advisors, Inc. (A7A), Apple Eight Advisors, Inc (A8A) and Apple Nine Advisors (A9A). Each senior manager is employed by, and each senior manager's compensation is paid by, Apple Fund Management, a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. The compensation paid by Apple Fund Management is allocated among the various companies organized by Mr. Knight in a manner that is proportionate to the estimated amount of time devoted to activities associated with each such individual company. From the reimbursement compensation received by Apple Nine Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement, Apple Nine Advisors and Apple Suites Realty will reimburse Apple Fund Management for a portion of the compensation paid to its senior managers and staff, based on the amount of time they devote to activities required by Apple Nine Advisors and Apple Suites Realty.

        Our directors (other than Mr. Knight) have received grants of options under the Director's Plan and will receive additional grants in the future. For more information on these grants see "Compensation Discussion and Analysis-Directors' Plan".

 Additional Share Option Plan

        We expect that shareholders will be able to elect to reinvest any distributions from us in additional Units available in this offering, for as long as this offering continues. We refer to this option as the Additional Share Option. Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 6,000,000 Units offered through this prospectus will be purchased through shareholders' reinvestment of distributions in Units pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

Unit Redemption Program

        We may use proceeds received from the sale of Units pursuant to our Additional Share Option and our dividend reinvestment plan which we plan to implement following the conclusion of this offering to redeem your Units. Our Unit redemption program began in July 2009, which was more than one year after our initial closing of this offering. After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first three (3) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first three (3) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of a shareholder, the purchase price will equal 100% of the price paid by the deceased shareholder for the Units to be redeemed without regard to the date of purchase of the Units to be redeemed.

        We reserve the right to determine the number of units redeemed under our Unit redemption program. The board of directors reserves the right in its sole discretion at any time and from time to time to:

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  waive the one-year holding period in the event of the death of a shareholder, a shareholder's disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder's IRA;

  •
  reject any request for redemption;

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  change the purchase price for redemptions; or

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  otherwise amend the terms of, suspend or terminate our Unit redemption program.

        Redemption of Units, when requested, will be made quarterly. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under our Additional Share Option program or our dividend reinvestment plan we plan to implement following the conclusion of this offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to our Additional Share Option program or dividend reinvestment plan.

        If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder's IRA; and, finally, pro rata as to other redemption requests. The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the share redemption program at any time.

        We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which Units are redeemed.

        If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the Units for one year or you have failed to fill out a redemption request form completely. You will have no right to request redemption of your Units after the Units are listed on any securities exchange or quoted on any system or in any established market. If you redeem Units under the Unit redemption program you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

        The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

RISK FACTORS

        An investment in Units involves a number of risks. We urge you to carefully consider the following information describing the material risks inherent in investing in Units, together with the other information in this prospectus, before making a decision to purchase our Units

 General Risk Factors

         We were incorporated in November 2007 and have a limited operating history; therefore, there is no assurance that we will be able to achieve our investment objectives.

        We were incorporated in November 2007 and have a limited operating history and a limited number of assets. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives as described in this prospectus and that the value of your investment could decline substantially. Our financial condition and results of operations will depend on many factors, including the availability of opportunities for the acquisition of assets, readily accessible short and long-term financing, conditions in the financial markets, economic conditions generally, and the performance of our advisor. There can be no assurance that we will be able to generate sufficient cash flow over time to pay our operating expenses and make distributions to stockholders. In addition, we have no employees and will be dependent upon Apple Nine Advisors and Apple Suites Realty. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Apple Nine Advisors and Apple Suites Realty."

         The past performance of programs sponsored or affiliated with Glade M. Knight is not an indicator of our future performance.

        You should not rely upon the past performance of other programs sponsored or affiliated with Mr. Knight as an indicator of our future performance.

         We only own a limited number of properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a "blind pool" offering because we have not yet identified all of the properties we will acquire with future proceeds from this offering.

        This offering is a "blind pool" offering because we have not yet identified all of the properties we will acquire with future proceeds from this offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties. As of the date of this prospectus, we have only 31 hotel properties and land leased in Ft. Worth, Texas. We will continue to use the proceeds of this offering to acquire additional unspecified properties and the investors will be unable to review the terms of the purchase, financing and management of these properties before we enter into these arrangements. However, when at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. A prospective shareholder will only be able to evaluate information as to properties that are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment. See "Business" and "Investment Objectives and Policies."

         Our distributions to our shareholders may not be sourced from operating cash flow but instead from offering proceeds or indebtedness, which (to the extent it occurs) will decrease our distributions in the future.

        Since we completed our minimum offering in May 2008 the Company has made monthly distributions to shareholders. We plan to continue to make such regular distributions. As a result, we may be more likely to have a return of capital as a part of distributions to shareholders early in our operations. This is because as proceeds are raised in the offering, it is not always possible immediately to invest them in real estate properties that generate our desired return on investment. There may be a

"lag" or delay between the raising of offering proceeds and their investment in real estate properties. Persons who acquire Units relatively early in our offering, as compared with later investors, may receive a greater return of offering proceeds as part of the earlier distributions. If investors receive different amounts of returns of offering proceeds as distributions based upon when they acquire Units, the investors will experience different rates of return on their invested capital and some investors may have less net cash per Unit invested after distributions than other investors. Further, offering proceeds that are returned to investors as part of distributions to them will not be available for investments in properties. The payment of distributions from sources other than operating cash flow will decrease the cash available to invest in properties and will reduce the amount of distributions we may make in the future. See "Plan of Distribution."

         There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.

        Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, and the relief provisions discussed under "Material Federal Income Tax Considerations" do not apply, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax. See "Federal Income Tax Considerations—Failure to Qualify as a REIT."

        We will not obtain a tax ruling on our REIT status or any other tax matters.

        Our legal counsel, McGuireWoods LLP, has rendered to us an opinion to the effect that commencing with our first taxable year, we were organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT. However, the opinion of McGuireWoods LLP is not binding on the IRS. We have not requested and do not plan to request a ruling from the IRS that we qualify as a REIT (or concerning any other tax matter), and the legal opinion and statements in this prospectus are not binding on the IRS or any court. See "Federal Income Tax Considerations—General."

         There is no public market for our common shares, so investors may be unable to dispose of their investment.

        Prospective shareholders should view the common shares, issued as part of each Unit sold, as illiquid and must be prepared to hold their common shares for an indefinite length of time. There is no public market for our common shares, and we do not expect a market to develop at any time in the future. We have no current plans to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only at a later date at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by

100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void. See "Description of Capital Stock—Restrictions on Transfer," and "Description of Capital Stock—Facilities for Transferring Common Shares."

         There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors are not able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.

        Prospective shareholders should view the Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the common shares to which each Series A preferred share relates. No public market for our Series A preferred shares will exist separate from any public market that may exist for our common shares. Each Series A preferred share will not trade separately from each common share to which it relates. Our Series A preferred shares will never trade separately from our common shares nor ever be listed on any securities exchange or quoted on any system or in any established market. Shareholders will be unable to resell their Series A preferred shares without selling the common shares to which they relate. See "Description of Capital Stock—Series A Preferred Shares."

         We will not attempt to calculate our net asset value on a regular basis.

        We will not attempt to calculate our net asset value on a regular basis. Accordingly, investors will not have reliable information on the net fair value of the assets owned by us.

        There is a "dilutive" effect to investors who purchase our Units at $11.00 rather than at the initial offering price of $10.50 per Unit.

        Investors who purchased our Units at $10.50 received a discounted price compared to investors who purchase after the minimum offering of Units was achieved. Investors who purchase our Units at $11.00 experience "dilution" because the sale of some of our Units at $10.50 results in the average per Unit price being less than $11.00 per Unit. The Units are identical in terms of rights to distributions, voting and other rights, but the purchasers who acquire Units at $11.00 per Unit are paying a comparative premium over the $10.50 per Unit purchasers.

         Our Board of Directors will decide when and whether we list our Units, engage in a merger or similar sale transaction or dissolve.

        We expect that within approximately seven years from the closing of the minimum offering of 9,523,810 Units, which occurred on May 14, 2008, we will:

  •
  cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

  •
  dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

  •
  merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

        Any of these actions will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the seven-year period mentioned above.

        If we liquidate all of our assets, the Series A preferred shares would have a priority distribution followed by a priority distribution to the Series B convertible preferred shares, on an as converted basis. In the event that the liquidation of our assets resulted in proceeds that exceeded the distribution rights of the Series A preferred shares and Series B convertible preferred shares, the remaining proceeds would be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares. Certain of these transactions, such as a merger or sale of all of our assets, or our dissolution, will require shareholder approval.

        See "Investment Objectives and Policies—Sale Policies" and "Description of Capital Stock—Series B Convertible Preferred Shares."

         The compensation to Apple Nine Advisors and Apple Suites Realty Group is payable before distributions and, therefore, will tend to reduce the return on our shareholders' investment.

        We pay to Apple Suites Realty a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received plus reimbursement of certain expenses to Apple Nine Advisors. The payment of compensation to Apple Nine Advisors and Apple Suites Realty from proceeds of the offering and property revenues reduces the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders' investments. In addition, this compensation is payable regardless of our profitability, and is payable prior to distributions and without regard to whether we have sufficient cash for distributions. See "Compensation."

         There were no arms-length negotiations for our agreements with Apple Nine Advisors and Apple Suites Realty and the terms of those agreements may be more favorable to those entities and more to our detriment than had the negotiations been arms-length with third parties.

        Apple Nine Advisors and Apple Suites Realty receive substantial compensation from us in exchange for management/investment and brokerage services they render to us. This compensation has been established without the benefits of arms-length negotiation. The terms of those agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties. Apple Nine Advisors supervises and arranges for the day-to-day management of our operations and assists us in maintaining a continuing and suitable property investment program. Apple Suites Realty acts as a real estate broker in connection with our purchase and sales of properties. See "Compensation" and "Conflicts of Interests—Conflicts with Respect to Fees Paid by us to Apple Nine Advisors and Apple Suites Realty."

         Neither Apple Nine Advisors nor Apple Suites Realty currently has employees.

        Instead of retaining their own employees, each company must make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight our chairman and chief executive officer. See "Apple Nine Advisors and Apple Suites Realty—General."

         Commissions, acquisition, advisory and other fees and expenses limit our ability to make distributions to investors because they reduce our net proceeds and distributions available to shareholders.

        The investment return to our shareholders likely is less than could be obtained by a shareholder's direct acquisition and ownership of the same properties. We pay to David Lerner Associates substantial fees to sell our Units, which reduces the net proceeds available for investment in properties. These fees include selling commissions on all sales made, including shares sold through the Additional Share Option, in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11.00 per Unit. We also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance equals $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11.00 per Unit. The maximum selling commission payable to David Lerner Associates is $150,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $50,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates as we issue Units to purchasers.

        We pay to Apple Suites Realty substantial acquisition fees to acquire properties, which reduces the net proceeds available for investment in properties. In addition, we pay to Apple Nine Advisors substantial advisory and related compensation, which reduces cash available for distribution to shareholders. Since these commissions and fees reduce the gross proceeds of the offering available for investment in properties, the revenues we obtain may be reduced compared to the revenues we might have achieved in the absence of these fees.

        See "Compensation."

         The compensation to Apple Nine Advisors and Apple Suites Realty is indeterminable and cannot be stated with certainty.

        Apple Suites Realty and Apple Nine Advisors receive compensation for services rendered by them to us that cannot be determined with certainty. Apple Nine Advisors receives an asset management fee that may range from $838,000 to $5,000,000 per year. The asset management fee is based upon the ratio of our modified funds from operations to the amount raised in this offering. Apple Suites Realty receives a commission for each property purchased or sold based upon the gross purchase price of the properties we purchase. The total compensation to Apple Suites Realty is therefore dependent upon (1) the number of properties we purchase or sell and (2) the gross purchase or sale price of each property purchased or sold. Because the commission payable to Apple Suites Realty is determined by the gross purchase price of each property purchased, Apple Suites Realty may encourage us to purchase highly-leveraged properties in order to maximize those commissions. In addition, Apple Nine Advisors is reimbursed for certain of their costs incurred on our behalf and are entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined. The real estate commissions payable to Apple Suites Realty equal 2% of the gross purchase price of the properties acquired. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, we estimate that the amount of these real estate commissions would be $69.6 million. See "Compensation" and "Apple Nine Advisors and Apple Suites Realty—The Advisory Agreement" and "—Apple Suites Realty."

        There are conflicts of interest with our chairman of the board because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.

        Generally, conflicts of interest between Glade M. Knight and us arise because he is the sole shareholder and sole director of Apple Nine Advisors and Apple Suites Realty. These companies entered into contracts with us to provide us with asset management, property acquisition and disposition services. Mr. Knight does not receive a salary from us but receives benefit from fees paid to Apple Nine Advisors and Apple Suites Realty.

        In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. Currently, Mr. Knight is the chairman and chief executive officer of Apple REIT Eight, Apple REIT Seven and Apple REIT Six, which are real estate investment trusts and was the chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. Mr. Knight has economic interests in these other transactions or programs by virtue of his positions in those companies. Mr. Knight is also a minority shareholder in Apple REIT Eight, Apple REIT Seven and Apple REIT Six. In addition, Mr. Knight is a trustee and shareholder of Colonial Properties Trust.

        Our other executive officers could also have conflicts of interest because they serve as executive officers of other companies, including Apple REIT Eight, Apple REIT Seven and Apple REIT Six, and they may serve as officers of other companies organized in the future. None of our executive officers is required to devote any minimum amount of time and attention to us as opposed to any of these other companies. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services to us, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

        Under our articles of incorporation and bylaws, we will indemnify our directors and officers, such as Mr. Knight, from any liability and related expenses incurred in dealing with us or our shareholders, except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law committed by our directors or officers.

        See "Conflicts of Interest."

        There may be conflicts because of interlocking boards of directors with affiliated companies.

        Glade M. Knight, Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily serve as directors on our board and concurrently serve as directors for Apple REIT Eight, Apple REIT Seven and/or Apple REIT Six. Mr. Knight is chairman and chief executive officer of Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. There may be instances where our hotels are in the same markets as hotels owned by Apple REIT Eight, Apple REIT Seven or Apple REIT Six. See "Conflicts of Interest—Interlocking Boards of Directors."

         There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.

        We pay Apple Suites Realty an acquisition commission in connection with each acquisition of a property and a disposition commission in connection with property dispositions. As a consequence, Apple Suites Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a commission. In addition, since Apple Suites Realty's commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions. In addition, because Apple Nine Advisors receives a fee which is a percentage of the total consideration we receive from the sale of Units, it could have an incentive to see that sales of Units are closed as rapidly as possible.

        In addition, under the terms of the advisory agreement, we have agreed to indemnify Apple Nine Advisors if:

  •
  our directors have determined in good faith that the course of conduct which caused the liability or loss was undertaken in good faith within what the advisor reasonably believed to be the scope of its employment or authority and for a purpose which it reasonably believed to be in our best interests;

  •
  our directors have determined in good faith that the liability or loss was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law on the part of the advisor; and

  •
  the indemnified amount is recoverable only out of our assets and not from the shareholders.

        See "Conflicts of Interest—Transactions With Affiliates and Related Parties."

         Our management spends time on other activities with other entities that may compete with us.

        Glade M. Knight, the sole executive officer and director of Apple Nine Advisors and Apple Suites Realty, also serves as an officer and/or director of entities that engage in the ownership of hotels, apartment communities and other properties. These entities are Colonial Properties Trust, Apple REIT Eight, Apple REIT Seven and Apple REIT Six. These entities share similar investment objectives and policies and may compete for properties against us. Because Mr. Knight is required to spend time on other activities, there may be instances when he may not be able to assist us with certain matters and, as a result, we may be negatively impacted.

        In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple REIT Six, Apple REIT Seven and Apple REIT Eight), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. Neither Mr. Knight nor any of these other executive officers is required to devote any minimum amount of time and attention to us as opposed to the other companies.

        Mr. Knight may form additional REITs, limited partnerships and other entities, and such companies may engage in activities similar to ours. Companies organized by Mr. Knight in the future could have fees and other benefits payable to him (or to companies owned by him) which are more favorable than the fees and benefits payable by us to him (or to companies owned by him). The effect of this could be that Mr. Knight would spend more time on the activities of these other companies than on our activities, and/or prefer one or more of these companies to us with respect to actions such as the sale of properties.

        See "Conflicts of Interest—Competition Between Us and Mr. Knight and Other Companies Organized by Mr. Knight."

         Apple Nine Advisors may terminate the advisory agreement, which would require us to find a new advisor.

        Our management advisor, Apple Nine Advisors, may terminate the advisory agreement entered into with us upon 60-days written notice. We do not have any employees. Apple Nine Advisors provides us with supervisory and day-to-day management services and assists us in maintaining a continuing and suitable property investment program. If Apple Nine Advisors were to terminate the advisory agreement, we would need to find another advisor to provide us with these services or hire employees to provide these services directly to us. There can be no assurance that we would be able to find another advisor or hire employees to provide us these services or that we could enter into an advisory agreement with a new advisor on terms as favorable to us. See "Apple Nine Advisors and Apple Suites Realty—The Advisory Agreement."

         There will be dilution of shareholders' interests upon conversion of the Series B convertible preferred shares.

        Glade M. Knight, who is our chairman and chief executive officer, holds 480,000 Series B convertible preferred shares that are convertible into common shares, as described under "Principal and

Management Shareholders". The Series B convertible preferred shares are convertible into common shares upon the occurrence of either of the following events:

  •
  substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

  •
  the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

  •
  our common shares are listed on a national exchange or quotation system or in any established market.

        The number of common shares into which the Series B convertible preferred shares are convertible depends on the gross proceeds of the offering. The conversion ratio as a result of this offering is approximately .92-to-one for gross proceeds of $100 million. The conversion ratio increases to approximately 24.17-to-one for gross proceeds of $2 billion. The conversion of Series B convertible preferred shares into common shares will result in dilution of the shareholders' interests. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. The following chart shows the number of units into which the 480,000 Series B convertible preferred shares may convert based on the number of Units we sell in this offering:

Amount of Proceeds Raised in the Offering	Units Sold	Number of Units into which 480,000 Series B convertible preferred shares convert	Percentage of Units owned
$ 100,000,000	9,523,810	443,141	4.45%
$1,000,000,000	91,341,991	5,814,830	5.98%
$2,000,000,000	182,251,082	11,602,099	5.98%

        Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. The conversion rate for all additional public offerings will be calculated by the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds raised in a subsequent public offering through the date of conversion rounded down to the nearest 100 million.

        Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether we terminate the advisory agreement or allow it to expire without renewal, whether we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders' interests. The Series B convertible preferred shares also enjoy a liquidation preference upon our liquidation, as described under "Principal and Management Shareholders." Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11.00 per number of common shares into which each Series B convertible preferred share would be convertible according to the formula described under "Principal and Management Shareholders."

        See "Compensation—Series B Convertible Preferred Shares."

         The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.

        Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares. The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following events:

  •
  substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

  •
  the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

  •
  our common shares are listed on any securities exchange or quotation system or in any established market.

        Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight chairs meetings of the board and votes with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight as a board member and as our chief executive officer can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expires without renewal, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight's holdings at $11.00 per Unit would exceed $127 million upon conversion. Upon the conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and have no liquidation preference. The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

        Upon conversion of the Series B convertible preferred shares, there will be dilution of the common shares.

        See "Compensation—Series B Convertible Preferred Shares."

        The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.

        Glade M. Knight, who is our chairman and chief executive officer, holds all of the outstanding 480,000 Series B convertible preferred shares which have a liquidation preference upon our liquidation, as described under "Principal and Management Shareholders." Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11.00 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described under "Principal and Management Shareholders."

        Although the liquidation preference of the Series A preferred shares has priority over the liquidation preference of the Series B convertible preferred shares, Mr. Knight can effectively eliminate that priority by influencing whether substantially all of our assets, stock or business is transferred or influencing whether our common shares are listed or quoted, resulting in the conversion of the Series B convertible preferred shares into Units. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of Units outstanding following the conversion, depending on the conversion ratio applicable to the Series B convertible preferred shares, in exchange for an aggregate payment of $48,000.

        See "Compensation—Series B Convertible Preferred Shares" and "Principal and Management Shareholders."

         A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost more in transaction fees than a liquidation.

        A merger or similar sale transaction by us or listing our Units on a securities exchange would likely cost us more in fees and transaction costs than a liquidation. However, notwithstanding the higher fees and transaction costs, we expect to either engage in a merger or similar sale transaction at a suitable future time or as an alternative, list our Units on a securities exchange or quotation system, but it is unlikely that we would merely liquidate.

        Since a merger or similar sale transaction by us, or our listing of our Units on a securities exchange, would result in the Series B convertible preferred shares being converted into common shares (while a simple liquidation by us would not result in the conversion of the Series B convertible preferred shares into common shares, although it might result in the payment of a sales commission of 2% to Apple Suites Realty), Mr. Knight, as holder of the Series B convertible preferred shares, could have an incentive to recommend to us to engage in a merger or similar sale transaction or cause the listing of our Units on a securities exchange. It is likely that a merger or similar sale transaction would require the affirmative vote of our shareholders, and if our Units were listed on a securities exchange, shareholders would be able to dispose of their Units, if they so desired, on the securities exchange. Notwithstanding the considerations discussed herein, however, we would expect to pursue whatever liquidation alternative is in the overall best interest of the shareholders.

        See "Conflicts of Interest."

        If we lose Mr. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer.

        Our future success depends to a significant degree on the skills, experience and efforts of Glade M. Knight, our chairman and chief executive officer. We do not carry key-man life insurance on Mr. Knight or any other executive officer. The loss of the services of Mr. Knight or the inability to retain the talent required for our businesses would negatively impact our ability to acquire suitable properties and could cause our future operating results to suffer.

        In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple REIT Six, Apple REIT Seven and Apple REIT Eight) and they may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. None of these persons is required to devote any minimum amount of time and attention to us as opposed to the other companies. Although Mr. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to the other companies Mr. Knight has organized, or may in the future, organize, there can be no assurance that such persons will have sufficient time. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

        See "Conflicts of Interest."

        We are not diversified and will be dependent on our investment in only a few industries.

        Our current strategy is to acquire interests primarily in hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. As a result, we are subject to the risks inherent in investing in only a few industries. A downturn in the hotel or apartment community industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments. See "Investment Objectives and Policies."

         There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.

        Our profitability could be affected if we do not sell more Units than we have sold as of the date of this prospectus. In the event we sell less than the maximum number of Units, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the Units sold will be reduced as a result of allocating our expenses among the smaller number of Units. While we cannot say with certainty how many properties we would purchase if we do not sell more than the Units sold as of the date of this prospectus, we would hope to purchase a minimum of 50 properties. Except by the amount of proceeds raised in this offering, we are not limited in the number or the size of any properties we may purchase. Neither are we limited in the percentage of the proceeds we may invest on any single property. See "Investment Objectives and Policies."

         Since this is a "best-efforts" offering of Units, there is neither any requirement, nor any assurance, that more than the current amount raised will be raised.

        This is a "best-efforts," as opposed to a "firm commitment" offering of Units. This means that the managing dealer (David Lerner Associates) is not obligated to purchase any Units, but has only agreed to use its "best efforts" to sell Units to investors. There is no requirement that any additional Units be sold, and there is no assurance that any Units above the Units sold as of the date of this prospectus will be sold. Thus, based on the number of Units sold as of the date of this prospectus, aggregate gross proceeds from the offering made by this prospectus could be as low as $838 million. In such event, we estimate that less than $750 million would be available for investment in properties after the payment of offering and organizational fees and expenses and the establishment of a working capital reserve. This amount of net offering proceeds available for investment would limit flexibility in implementation of our business plans and result in less diversification in property ownership.

        As a general matter, there can be no assurance that more Units will be sold than have already been sold. Accordingly, investors purchasing Units should not assume that the number of Units sold, or gross offering proceeds received, by us will be greater than the number of Units sold or the gross offering proceeds received by us to that point in time. No investor should assume that we will sell the maximum offering made by this prospectus, or any other particular offering amount.

        See "Plan of Distribution" and "Use of Proceeds."

         There may be delays in investment in real property, and this delay may decrease the return to shareholders.

        We may experience delays in finding suitable properties to acquire. Pending investment of any of the proceeds of this offering in real estate, and to the extent any proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and most likely will be less than the return obtainable from real property or other investments. See "Plan of Distribution" and "Use of Proceeds."

         The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment.

        Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected working capital or contingency reserve to cover unexpected environmental liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties. See "Use of Proceeds."

         Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.

        Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Our bylaws prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also prohibit us from allowing total borrowing to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. In addition, the bylaws provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. See "Investment Objectives and Policies—Borrowing Policies."

        Certain loans are secured by mortgages on our properties and if we default under our loans, we may lose properties through foreclosure.

        We have obtained loans that are secured by mortgages on our properties, and we may obtain additional loans evidenced by promissory notes secured by our properties. As a general policy, we seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan. If a loan is secured by a mortgage on a single property, we could lose that property through foreclosure if we default on that loan. In addition, if we default under a loan, it is possible that we could become involved in litigation related to matters concerning the loan, and such litigation could result in significant costs to us which could affect distributions to shareholders or lower our working capital reserves or our overall value. See "Investment Objectives and Policies—Borrowing Policies."

         The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.

        If we listed our Units on a national securities exchange, the Unit price might drop below our shareholder's original investment. Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11.00 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. In addition, while investors who purchased at a price of $10.50 per Unit paid less than investors who purchase at a price of $11.00 per Unit, they had to make an investment decision more quickly and had less information about us, our properties and our operations than if they purchased later. See "Plan of Distribution."

         We may be unable to make distributions to our shareholders.

        If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. We are subject to all operating risks common to hotels. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. We also are subject to all operating risks common to apartment communities. While we intend to continue making monthly distributions to shareholders, there can be no assurance that we will be able to make distributions at any particular time or rate. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future. Also, while management may establish goals as to particular rates of distribution or have an intention to make distributions at a particular rate, there can be no assurance that such goals or intentions will be realized.

        While we continue to seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholder receiving cash, the consequences to us would differ from a distribution out of our operating revenues. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of Units are distributed, those proceeds would not then be available for other uses (such as property acquisitions or improvements).

        See "Distributions Policy."

         Our real estate investments are relatively illiquid and may adversely affect returns to our shareholders.

        Real estate investments are, in general, relatively difficult to sell. This illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders. See "Business—Business Strategies."

         We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.

        Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholders' approval that it is in the best interests of the shareholders to cease all investments in hotels and apartment communities, to make investments primarily in other types of assets or to dissolve the business. Further, our board may in its sole discretion determine the amount and nature of our aggregate debt. See "Investment Objectives and Policies—Changes in Objectives and Policies."

        Our shareholders' interests may be diluted in various ways, which may result in lower returns to our shareholders.

        The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, to persons from whom we purchase property, as part or all of the purchase price of the property, or to Apple Nine Advisors or Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

        We have adopted a stock incentive plan for the benefit of our directors. The effect of the exercise of those options could be to dilute the value of the shareholders' investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

        In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors.

        See "Description of Capital Stock—Series B Convertible Preferred Shares" and "—Preferred Shares."

         You will be limited in your ability to sell your Units pursuant to the Unit redemption program.

        Even though after you have held your Units for at least one year our Unit redemption program may provide you with the opportunity to redeem your Units (for a purchase price equal to: (1) for redemptions made during the first three (3) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first three (3) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed), you should be fully aware that our Unit redemption program will contain certain restrictions and limitations. Redemption of Units, when requested, will be made quarterly. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under our Additional Share Option program or our dividend reinvestment plan we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our share redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to our Additional Share Option program or dividend reinvestment plan. If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder's IRA; and, finally, pro rata as to redemptions to other redemption requests.

        The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the Unit redemption program at any time. If your redemption request is granted, you will receive the pro-rata redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely. We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which Units are redeemed. We will notify all Unit holders by letter of the nature of any change to the Unit redemption program. In making a decision to purchase Units, you should not assume that you will be able to sell any of your Units back to us pursuant to our Unit redemption program. In addition, if you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

        See "Description of Capital Stock—Unit Redemption Program."

         Under our articles of incorporation and the advisory agreement, our directors, officers, the advisor and other persons will be liable only for certain types of misconduct, and we may be required to indemnify these persons against losses in various circumstances.

        Our articles of incorporation provide that our directors and officers will have no liability to us or our shareholders in actions by or in the right of the Company unless the officer or director has engaged in willful misconduct, bad faith, reckless disregard of duties or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Nine Advisors will have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. The articles of incorporation and the advisory agreement, respectively, provide that we will indemnify any present or former director, officer, employee or agent, and Apple Nine Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent, or Apple Nine Advisors, was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or the best interests of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and associated costs, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless:

  •
  there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the person claiming indemnification; or

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  the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the person claiming indemnification; or

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  a court of competent jurisdiction approves a settlement of the claims against a person claiming indemnification.

        To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

        The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or on behalf of Apple Nine Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our Company having a more limited right of action against a director, officer, employee, Apple Nine Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability that would be imposed upon the directors, officers, employees, Apple Nine Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

        See "Summary of Organizational Documents—Responsibility of Board of Directors, Apple Nine Advisors, Officers and Employees."

        Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede attempts to acquire control of us and our shareholders' ability to change our management.

        Our bylaws contain restrictions on stock ownership that may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders' ability to change our management.

        In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities during the last half of each taxable year. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board's approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party's ability to acquire control of us.

        Our articles of incorporation authorize the board to issue up to 30,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in our shareholders' best interest.

        We also have a staggered board. This means that all of our directors are not elected on an annual basis but are elected for three year terms with only a portion of the directors being elected annually. Having a staggered board makes it difficult for shareholders to effectuate a change in control because more than one annual meeting of shareholders may be necessary to replace a majority of the members of the board.

        Under our bylaws, the number of our directors can be as few as three or as many as 15, as determined by our board. Thus, our board may increase the number of directors and, under our bylaws, the newly-created directorships resulting from an increase in the size of the board may be filled by the existing directors. As a result, if faced with an attempt to take control of our board, our directors could increase the size of the board and install directors opposed to the takeover attempt. Similarly, the directors could install additional directors to oppose directors elected by shareholders seeking to change our management policies, objectives or other matters.

        Our bylaws also require that a shareholder who desires to nominate a candidate for election to the board of directors, or to raise new or additional business at an annual or special meeting of shareholders, comply with a number of procedural conditions and requirements described in the bylaws. These conditions and requirements could as a practical matter make it more difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders.

        There are also some provisions in Virginia law, as discussed below, that can have the effect of delaying, deferring or preventing a change in control of a Virginia corporation such as us. These provisions may make it more difficult for other persons, without the approval of our board, to make a tender offer for or otherwise acquire substantial amounts of our shares or to launch other takeover attempts that a shareholder might consider to be in the shareholder's best interest. Although Virginia corporations can opt out of the application of these provisions of law, we have not done so. Thus, these provisions in the law will apply to us, although our bylaw limitation on share ownership will tend to be more restrictive than the statutory provisions.

        Generally, our articles of organization and bylaws, including the provisions discussed above, can only be amended by the affirmative vote of the holders of a majority of the outstanding common shares.

        See "Summary of Organizational Documents—Anti-Takeover Provisions."

         Virginia antitakeover statutes may also impede or prevent attempts to acquire control of us.

        The Virginia Stock Corporation Act contains provisions governing "Affiliated Transactions." Affiliated Transactions include certain mergers and share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder (as defined below), or reclassifications, including reverse stock splits, recapitalizations or mergers of the corporation with its subsidiaries which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an "Interested Shareholder" is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

        Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, a Virginia corporation cannot engage in an Affiliated Transaction with that Interested Shareholder unless approved by the affirmative vote of the holders of at least two-thirds of the voting shares of the corporation, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the "Disinterested Directors." A Disinterested Director means, with respect to a particular Interested Shareholder, a member of a corporation's board of directors who (i) was a member before the later of January 1, 1988 and the date on which an Interested Shareholder became an Interested Shareholder and (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. At the expiration of the three-year period, these provisions require approval of Affiliated Transactions by the affirmative vote of the holders of at least two-thirds of the voting shares of the corporation, other than those beneficially owned by the Interested Shareholder.

        The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three-year period has expired and require either that the transaction be approved by a majority of the Disinterested Directors or that the transaction satisfy certain fair price requirements. In general, the fair price requirements provide that the shareholders must receive the highest per share price for their shares as was paid by the Interested Shareholder for his shares or the fair market value of their shares, whichever is higher. They also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder unless approved by a majority of the Disinterested Directors.

        None of the foregoing limitations and special voting requirements applies to an Affiliated Transaction with an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the corporation's Disinterested Directors.

        These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt, by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions will not apply to the corporation. We have not adopted such an amendment.

        The Virginia Stock Corporation Act also contains provisions regulating certain "control share acquisitions," which are transactions causing the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless: (i) the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or (ii) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of its shares (our articles of incorporation and bylaws do not have this sort of provision). The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations.

        Both the "Affiliated Transactions" and "control share acquisitions" provisions of Virginia corporate law may delay, impede or prevent attempts to acquire control of us (including attempts to acquire control of us to change management personnel, policies or objectives) including attempts which are (or which are perceived to be) in the best interests of our shareholders. The provisions of Virginia corporate law will apply to us in addition to the provisions in our bylaws potentially affecting takeover attempts and attempts to change our management.

         We may become subject to environmental liabilities, which may decrease profitability and shareholders' return.

        Although we subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

        Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

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  Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

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  Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

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  Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

        See "Business—Environmental Matters."

        We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.

        Our properties are required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected. See "Business—Americans With Disabilities Act."

         We depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay.

        Our financial results depend in part on leasing space in the properties we own to tenants on economically favorable terms. In addition, because much of our income comes from rentals of real property, our income and funds available for distribution to our shareholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and might incur substantial legal costs. See "Business—Business Strategies."

         We may invest in joint ventures, which could adversely affect our ability to control decisions and increase our costs or liability.

        We may co-invest in the future with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in, or sharing responsibility for, managing the affairs of a property, partnership, joint venture or other entity. In that event, we would not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present when a third party is not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also lead to impasses, for example, as to whether to sell a property, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our day-to-day business. Consequently, actions by or disputes with partners or co-venturers may subject properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers which may exceed our investment in a particular partnership or joint venture. See "Investment Objectives and Policies—Investments in Real Estate or Interests in Real Estate."

Hotel Risk Factors

         We are subject to the risks of hotel operations.

        One of our primary areas of investment is hotels. Our hotels are subject to all of the risks common to the hotel industry. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include:

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  increases in supply of hotel rooms that exceed increases in demand;

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  increases in energy costs and other travel expenses that reduce business and leisure travel;

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  reduced business and leisure travel due to continued geo-political uncertainty, including terrorism;

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  adverse effects of declines in general and local economic activity;

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  adverse effects of a downturn in the hotel industry; and

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  risks generally associated with the ownership of hotels and real estate, as discussed below.

         Possible lack of diversification increases the risk of investment.

        There is no limit on the number of properties of a particular hotel brand which we may acquire. As of September 1, 2009 all of our hotels are franchised with Marriott International, Inc. or Hilton Hotels Corporation or their affiliates. The board reviews our properties and investments in terms of geographic and hotel brand diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, is limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

         Adverse trends in the hotel industry may impact our properties.

        The success of our properties depends largely on the property operators' ability to adapt to dominant trends in the hotel industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to our shareholders.

        An economic downturn and concern about terrorist activities could adversely affect the travel and lodging industries and may affect hotel operations for the hotels we own and acquire.

        As part of the effects of an economic downturn, the lodging industry could experience a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, the hotels we own and acquire may experience declines in occupancy and average daily rates due to the decline in travel. Any kind of terrorist activity within the United States, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could lessen travel by the public, which could have a negative effect on any of our hotel operations. Any terrorist act directly against or affecting any of our properties would also negatively affect our operations. Our property insurance will typically cover losses for property damage to our properties if there are terrorist attacks against our properties. However, we will not be insured for losses arising from terrorist attacks against other properties or against modes of public transportation (such as airlines, trains or buses), even though such terrorist attacks may curtail travel generally and negatively affect our hotel operations.

        Aggressive cost containment and a significant slowdown in the construction of new hotels could occur. In addition, continued U.S. military operations in Iraq or other significant military or possible terrorist activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of the assets we acquire. Any hotels we own and acquire and the business of the managers with which we contract, may be affected, including hotel occupancy and revenues and, as a result, the revenues for the hotels we own and acquire may be at reduced levels to the extent that rents and other revenues received by us are calculated as a percentage of hotel revenues. Additionally, if the managers with which we contract default in their obligations to us, our revenues and cash flows may decline or be at reduced levels for extended periods. Operating with reduced revenues would have a negative impact on our cash available for distributions to shareholders.

         We may not have control over properties under construction.

        We currently own and intend to acquire additional sites under development, as well as sites which have existing properties, including properties which require renovation. Regarding such property, we may be subject to certain risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables.

         The hotel industry is seasonal.

        The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to subsidiaries. Quarterly financial results may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may need to enter into short-term borrowing in certain periods in order to offset these fluctuations in revenues and to make distributions to our shareholders.

         There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.

        Apple Nine Hospitality Management, Inc., our wholly-owned taxable REIT subsidiary (or another subsidiary), operates all of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

        The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Nine Hospitality Management's ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Nine Hospitality Management, as franchisee, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Nine Hospitality Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

        In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         We face competition in the hotel industry, which may limit our profitability and return to our shareholders.

        The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We face competition from many sources. We face competition from other hotels both in the immediate vicinity and the geographic market where our hotels are located. Over-building in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We also face competition from nationally recognized hotel brands with which we will not be associated.

        We also face competition for investment opportunities. These competitors include other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We will face competition for investors from other real estate investment trusts and real estate entities.

        See "Business—Business Strategies—Hotels."

Apartment Community Risk Factors

        We will be subject to the risks presented by owning apartments.

        Risks associated with general national and local economic and market trends relating to apartment communities may adversely affect our ability to achieve anticipated yields and could prevent us from making expedient distributions to shareholders. These risks include:

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  delays in finding suitable properties to acquire;

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  acquisition opportunities may be abandoned, requiring us to write off significant related costs;

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  inability to increase rents to offset increased renovation or other costs;

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  occupancy and lease-up rates and rents at newly acquired communities may fluctuate depending on various factors and may not be sufficient to make the community profitable;

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  perceptions by prospective residents of the safety, convenience and attractiveness of the community;

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  availability of adequate management, maintenance and insurance;

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  increased operating costs, including real estate taxes and utilities;

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  increases in unemployment and a decline in household formation;

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  governmental limitations on our ability to increase rent to offset increased operating expenses due to inflation and other factors;

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  increases in competition in the residential housing market; and

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  risks generally associated with the ownership of apartments as discussed below.

         Possible lack of diversification increases the risk of investment.

        There is no limit on the number of properties in a particular area which we may acquire. The board reviews our properties and investments in terms of geographic diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

         Adverse trends in the apartment markets may impact our properties.

        The success of our properties will depend largely on the property operators' ability to adapt to dominant trends in the apartment industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer living patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of our apartments in the markets may affect our income.

         An economic downturn could adversely affect the apartment industry and may affect operations for the apartments we acquire.

        As part of the effects of an economic downturn, the apartment industry could experience a significant decline in business caused by a reduction in overall renters. Consistent with the rest of the apartment industry, the apartments we acquire may experience declines in occupancy rate due to this decline.

         We may not have control over properties under construction.

        We intend to acquire sites under development, as well as sites which have existing properties, including properties which require renovation. If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer's ability to control construction costs and the timing of completion of construction or a developer's ability to build in conformity with plans, specifications and timetables.

        See "Business—Business Strategies—Apartment Communities."

Additional Risk Factors

        Real estate we acquire may include but will not be limited to retail and office space.

        The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.

        We may use a limited portion of the offering proceeds to purchase types of real estate that we have not yet identified. There are inherent risks affecting value in investing in real estate. These general factors include, among other things:

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  national, regional and local economic conditions;

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  the consequences of any armed conflict involving, or terrorist attack occurring within, the United States;

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  our ability to secure adequate insurance;

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  local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

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  competition from other available space;

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  whether tenants consider a property attractive;

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  the financial condition of our tenants, including the extent of tenant defaults;

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  whether we are able to pass some or all of any increased operating costs we experience through to tenants;

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  increases in interest rates;

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  increases in real estate taxes and other expenses;

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  decreases in market rental rates;

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  the timing and costs associated with property improvements and rentals;

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  changes in taxation or zoning laws;

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  changes in government regulations;

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  availability of financing on acceptable terms or at all; and

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  potential liability under environmental or other laws or regulations.

        See "Business—Business Strategies—Other Real Estate."

         We have approximately 417 acres of undeveloped land in the Ft. Worth, Texas area that is leased to one tenant under a long term lease.

        The leased land is being used by the tenant for natural gas production and is subject to a 40 year lease. The purchase price for the land was approximately $147 million. If the tenant does not perform under the lease, we would be subject to market conditions at the time of default. Therefore the return on the investment on the land could be less than if the tenant performs under the lease.

         Other than the land being used for natural gas production, we have not identified any other specific types of opportunities, the general risks from above and the following narrative of specific risks describe risk we could expect under any of the property types which could negatively impact value.

        The rents we receive and the occupancy levels at the properties we acquire may decline as a result of adverse changes in any of these factors. If the rental revenue from the properties we acquire declines, we generally would expect to have less cash available to distribute to our shareholders. In addition, some of the major expenses we may incur, including payments like mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline. If rent from the properties we acquire declines while costs remain the same, our income and funds available for distribution to our shareholders would decline.

        The current financial and economic crisis could adversely affect our operations and our business objectives.

        The full magnitude, effects and duration of the current financial and economic crisis, which began in 2008 and remains ongoing, cannot be predicted. Through the date of this prospectus, the primary effect of this crisis on our business has been reduced demand for hotel rooms. Depending on how long and how severe this crisis is, we could in the future experience a number of additional effects on our business, including impairments in the value of our properties, and difficulty in obtaining financing, as well as our ability to raise funds. Any of these conditions may negatively affect our earnings as well as our cash flow and, consequently, our ability to sustain the payment of dividends at current levels.

USE OF PROCEEDS

        We have and intend to invest the net proceeds of this offering in equity ownership interests in hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit or commercial paper. The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

        Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Nine Advisors or Apple Suites Realty to us immediately upon our demand.

        At the inception of the Company, we obtained an unsecured line of credit in the amount of $400,000 to fund initial offering expenses. This line of credit was guaranteed by Glade M. Knight. Mr. Knight did not receive any compensation for providing this guarantee. The line of credit was repaid and extinguished upon closing on the minimum offering.

        As indicated below, if the maximum offering is completed, 86.76% of the gross offering proceeds received would be available for investment in properties and 0.5% would be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses or the acquisition fees are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we do not receive additional proceeds, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 182,251,082 Units. The following table reflects the intended application of the proceeds from the sale of the Units.

Maximum Offering

	Gross Amount	% of Proceeds
Gross Proceeds(1)	$2,000,000,000	100.00%
Less Offering Expenses(2)	10,000,000	0.50%
Selling Commissions(3)	150,000,000	7.50%
Marketing Expense Allowance(3)	50,000,000	2.50%
Net Proceeds after Offering Costs	1,790,000,000	89.50%
Less Acquisition Fees(4)	34,800,000	1.74%
Less Acquisition Expenses(5)	10,000,000	0.50%
Proceeds Available for Investment and Working Capital	1,745,200,000	87.26%
Less Working Capital Reserve(6)	10,000,000	0.50%
Net Amount Available for Investment in Properties(7)	1,735,200,000	86.76%

(1)
The Units are being offered on a "best-efforts" basis.

(2)
These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, such as filing and registration fees, legal, accounting and financial printing fees, and an expense reserve. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase. However, the longer our offering continues, the more likely it is that we will incur increased printing, legal and accounting costs. This is because the longer the offering continues, the more prospectus supplements and post-effective amendments to our registration statement will have to be prepared by us. There will be an additional incremental printing, legal and accounting cost each time we prepare and (as applicable) file a prospectus supplement or post-effective amendment to our registration statement.

(3)
Payable to David Lerner Associates.

(4)
These amounts include our estimate of real estate commissions payable to Apple Suites Realty in an amount equal to 2% of the gross purchase price of each property acquired. These amounts assume that we acquire our properties without debt. These amounts would be higher if we acquire properties with debt. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $69.6 million.

(5)
These amounts include our estimate of acquisition expenses such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses incurred on our behalf in connection with property acquisitions.

(6)
Until used for operating expenses, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.

(7)
We expect the investment properties to be hotels, residential apartment communities and other income-producing real estate located in metropolitan areas throughout the United States.

COMPENSATION

        The tables below describes all the compensation, fees, reimbursement and other benefits which we will pay to, or which may be realized by, Apple Nine Advisors, Apple Suites Realty and Mr. Glade M. Knight. Currently, Mr. Knight is the sole shareholder of Apple Nine Advisors and Apple Suites Realty. As sole shareholder of Apple Nine Advisors and Apple Suites Realty, Mr. Knight will receive income from Apple Nine Advisors and Apple Suites Realty.

        We also show compensation payable to David Lerner Associates, Inc. David Lerner Associates is not related to, nor an affiliate of, either Apple Nine Advisors or Apple Suites Realty. We pay David Lerner Associates selling commissions equal to 7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. For selling the minimum offering of $100,000,000, the selling commissions were $7,500,000 and the marketing expense allowance was $2,500,000. If the maximum offering of $2,000,000,000 is sold, the selling commissions would be $150,000,000 and the marketing expense allowance would be $50,000,000.

        In addition, each member of the senior management team and certain staff members provide certain services to us (as well as to other companies organized by Mr. Knight). For administrative convenience, these persons are all employed by Apple Fund Management, which is a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. From the reimbursement compensation received by Apple Nine Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement, Apple Nine Advisors and Apple Suites Realty reimburses Apple Fund Management for a portion of the compensation paid to its senior managers and staff, based on the amount of time they devote to activities required by Apple Nine Advisors and Apple Suites Realty.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Offering Phase
David Lerner Associates	Selling Commissions and Marketing Allowance

7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the maximum offering of $2,000,000,000 is sold, the selling commissions would be $150,000,000 and the marketing expense allowance would be $50,000,000.

Acquisition Phase
Apple Suites Realty	Commission for acquiring our properties and real estate acquisition expenses

2% of the gross purchase price of the properties purchased by us—estimated to be $34.8 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $69.6 million. In addition, real estate acquisition expenses have been estimated to be $10,000,000 if the maximum offering is sold.

Operational Phase
Apple Nine Advisors	Asset management fee for managing our day-to-day operations

Annual fee payable quarterly based upon a ratio of our modified funds from operations to the amount raised in this offering ranging from 0.1% to 0.25% of the amount raised in this offering; a maximum of $5,000,000 per year if the maximum offering is sold.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Apple Nine Advisors and Apple Suites Realty	Reimbursement for compensation and overhead costs of Apple Fund Management

Reimbursement is estimated to be $2,000,000 (per year) if the maximum offering is sold. See below under "Reimbursement Compensation under the Advisory Agreement and the Property/Acquisition Disposition Agreement."

Apple Nine Advisors and Apple Suites Realty	Reimbursement for certain deposits and costs incurred on our behalf	Future reimbursements are not estimable, but are subject to the limits described below under "Reimbursements to Apple Nine Advisors and Apple Suites Realty."
Disposition Phase
Apple Suites Realty	Commission for selling our properties	Up to 2% of the gross sales prices of the properties sold by us.
Glade M. Knight	Series B convertible preferred shares (or common shares, if Series B is converted)

If we sell our assets in liquidation, each Series A preferred share receives a liquidation preference of $11.00. Amounts in excess of this are paid as described below under "Series B Convertible Preferred Shares." If the Series B convertible preferred shares are converted into common shares, their value is estimated to be up to $127 million (if maximum offering is sold) (these estimates assume a common share is worth $11.00).

        As described above, and as shown on the table below, we pay certain fees and expenses as they are incurred, while others accrue and will be paid in future periods, subject in some cases to the achievement of performance criteria. We did not incur any amounts in connection with our disposition phase through June 30, 2009.

 Cumulative through June 30, 2009

	Incurred	Paid	Accrued
Offering Phase
Selling commissions paid to David Lerner Associates, Inc. in connection with the offering	$54,532,000	$54,532,000	$—
Marketing expense Allowance paid to David Lerner Associates, Inc. in connection with the offering	18,178,000	18,178,000	—

	72,710,000	72,710,000

Acquisition Phase
Acquisition commission paid to Apple Suites Realty Group, Inc.	11,452,000	11,452,000	—
Operations Phase
Asset management fee paid to Apple Nine Advisors, Inc.	454,000	454,000	—
Reimbursement of costs paid to Apple Nine Advisors, Inc.	1,283,000	1,283,000	—

Conflicts of Interest as a Result of Fees

        Apple Nine Advisors and Apple Suites Realty receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under "Conflicts of Interest," the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our Company and these other entities.

Specific Amounts of Compensation Payable to Apple Nine Advisors and Apple Suites Realty

        Except as otherwise indicated in the table, the specific future amounts of compensation or reimbursement payable to Apple Nine Advisors and Apple Suites Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.

Property Acquisition/Disposition Agreement

        Under a Property Acquisition/Disposition Agreement with us, Apple Suites Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Suites Realty is entitled to a fee from us of 2% of the gross purchase price of each property purchased (including any debt assumed or incurred in connection with the purchase of the property) by us not including amounts budgeted for repairs and improvements. Under our bylaws, the maximum leverage initially permitted is equal to half of the purchase price of all properties bought by us. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Real estate acquisition expenses, such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses have totaled approximately $3 million as of September 1, 2009. If the maximum offering is sold, we estimate these typical real estate expenses will total $10,000,000.

        Under the Property Acquisition/Disposition Agreement, Apple Suites Realty also is entitled to a fee from us in connection with the disposition of some or all of our properties equal to 2% of the gross sales price whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, if and only if, the sales price exceeds the sum of our cost basis in the property consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property plus 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.

        Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale. Direct costs are costs incurred to third parties by Apple Suites Realty on our behalf, not including any "mark-up" of such costs. No company owned by Mr. Knight is entitled to a commission on any sale of a property by us to any other program organized by Mr. Knight.

Advisory Agreement

        Under an advisory agreement with Apple Nine Advisors we are obligated to pay an asset management fee which is a percentage of the cumulative gross offering proceeds which have been received from time to time from the sale of the Units. The percentage used to calculate the asset management fee is based on the return ratio, calculated on a per annum basis, for the calendar year. The return ratio for a calendar year is the ratio of our modified funds from operations for that year to the cumulative amount raised through all of our offerings through and including the year in question. Modified funds from operations means net income (computed in accordance with generally accepted accounting principles), excluding gains on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures, but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. The per annum asset management fee is equal to the following with respect to each calendar year: 0.1% of the amount raised in this offering if the return ratio for the calendar year or prorata for a partial year is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the calendar year or prorata for a partial year is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the calendar year or pro rata for a partial year is above 8%. Assuming the maximum offering of $2,000,000,000 is sold, the annual asset management fee would be between $2,000,000 and $5,000,000.

Reimbursement Compensation under the Advisory Agreement and Property Acquisition/Disposition Agreement

        Under the Advisory Agreement, we pay Apple Nine Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Nine Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Nine Advisors and Apple Suites Realty use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and are required to reimburse Apple Fund Management for such expense. They use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight.

Reimbursements to Apple Nine Advisors and Apple Suites Realty

        Apple Nine Advisors and Apple Suites Realty are reimbursed for certain direct costs incurred on our behalf for acquiring and operating our properties and for goods and materials used for or by us and obtained from entities that are not affiliated with Apple Nine Advisors or Apple Suites Realty, although whenever possible we and Apple Nine Advisors and Apple Suites Realty attempt to have costs incurred on our behalf to be charged to us, rather than charged to Apple Nine Advisors or Apple Suites Realty and thereafter reimbursed by us. Possible reimbursable costs and expenses include, but are not limited to, interest and other costs for money borrowed on our behalf, taxes on our property or business, fees for legal counsel and independent auditors engaged for us, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, title insurance. These expenses also include ongoing accounting, reporting and filing obligations of ours that are provided to us by Apple Nine Advisors or Apple Suites Realty and payments made to third-parties that are made by Apple Nine Advisors or Apple Suites Realty on our behalf. These expenses do not include any amounts for overhead of Apple Nine Advisors or Apple Suites Realty. In addition, there is no "mark-up" of these expenses by either of these entities. Operating expenses reimbursable to Apple Nine Advisors are subject to the overall limitation on operating expenses discussed under "Apple Nine Advisors and Affiliates—The Advisory Agreement," but the amount of reimbursement is not otherwise limited.

        Apple Nine Advisors and Apple Suites Realty may provide other services to us and be entitled under certain conditions to compensation or payment for those services. Those conditions, which are summarized under "Conflicts of Interest—Transactions with Affiliates and Related Parties," include the requirement that each transaction be approved by the affirmative vote of a majority of the directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including Units.

Property Management

        Each of our properties is managed by a third-party manager or operator, who is paid a management fee. These property-level management fees to third-party managers or operators are in addition to the fee compensation and reimbursement compensation payable to Apple Nine Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement.

Series B Convertible Preferred Shares

        Mr. Knight receives no compensation directly from us, except that as described in various places throughout this prospectus (including, without limitation, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Series B Convertible Preferred Shares"), the issuance to Mr. Knight of his Series B convertible preferred shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Series B convertible preferred shares will constitute an economic benefit to Mr. Knight measured by the difference between the purchase price for the Series B convertible preferred shares and the value of common shares into which they are converted. The conversion rate of the Series B convertible preferred shares varies from .92 to 24.17 depending upon the number of Units sold in this offering, and Mr. Knight's ownership position as a result of the conversion of the Series B convertible preferred shares will remain relatively constant between 4 and 6% of the outstanding common shares at any given time. If the maximum offering is achieved, for the consideration of $48,000, the potential value of Mr. Knight's holdings at $11.00 per common share would exceed $127 million upon conversion.

        The holder of outstanding Series B convertible preferred shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

  •
  substantially all of our assets, stock or business, is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

  •
  the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

  •
  our common shares are listed on any securities exchange or quotation system or in any established market.

        The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

        There are no dividends payable on the Series B convertible preferred shares. On liquidation, the holder of the Series B convertible preferred shares will be entitled to a liquidation payment of $11.00 per number of common shares into which the Series B convertible preferred shares would be convertible, before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

        The Series B convertible preferred shares were issued to Mr. Knight upon our formation, at a time when we had no material assets. Accordingly, the Series B shares are in the nature of "founder's shares" with no substantial value as of the date of issuance. For financial reporting, tax and other purposes, the issuance of the Series B shares has not and will not prior to conversion be treated as compensation to Mr. Knight. Rather, expense related to issuance of the Series B shares to Mr. Knight will be recognized only at such time as the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering conversion of the Series B shares to common shares occurs. The expense at that time will be measured as the difference between the fair value of the common shares for which the Series B shares can be converted and the amount paid for the Series B shares.

Cost-Sharing Arrangements and Reimbursements to Apple Fund Management

        Apple Nine Advisors and Apple Suites Realty do not have employees and do not pay compensation to any employees. Instead, each member of the senior management team performs similar functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple Suites Realty Group (ASRG), Apple Six Realty Group, Apple Six Advisors, Inc. (A6A), Apple Seven Advisors, Inc. (A7A), Apple Eight Advisors, Inc. (A8A) and Apple Nine Advisors (A9A). Each senior manager is employed by, and each senior manager's compensation is paid by, Apple Fund Management, which is a subsidiary of Apple REIT Six and indirectly controlled by Mr. Glade M. Knight. The compensation paid by Apple Fund Management is allocated among the various companies organized by Mr. Knight in a manner that is proportionate to the estimated amount of time devoted to activities associated with each such individual company. The allocation is made by the management of the several REITs and is reviewed by the Compensation Committee of the several REITs. The Company's executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. Amounts reimbursed to Apple Fund Management include both compensation for personnel and "overhead" utilized by the companies.

        Under the Advisory Agreement, we pay Apple Nine Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Nine Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Nine Advisors and Apple Suites Realty expect to use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and will be required to reimburse Apple Fund Management for such expense. They will use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management. Apple Fund Management is a subsidiary of Apple REIT Six, Inc. and indirectly controlled by Glade M. Knight.

        Glade M. Knight is Chairman of the Board of Directors, chief executive officer and owner of ASRG, A6A, A7A, A8A and A9A, each of which have various agreements with the Company and Apple REIT Six, Apple REIT Seven and Apple REIT Eight. During 2006, ASRG, Apple Six Realty Group, A6A and A7A received fee compensation of approximately $10.7 million from Apple REIT Six and Apple REIT Seven, and Apple REIT Six and Apple REIT Seven also paid approximately $2.3 million in reimbursement compensation on behalf of the previously mentioned companies. During 2007, ASRG, Apple Six Realty Group, A6A, A7A and A8A received fee compensation of approximately $14.2 million from Apple REIT Six, Apple REIT Seven and Apple REIT Eight, and Apple REIT Six, Apple REIT Seven and Apple REIT Eight also paid approximately $3.1 million in reimbursement compensation on behalf of the previously mentioned companies. During 2008, ASRG, A6A, A7A, A8A and A9A received fee compensation of $32.2 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine also paid approximately $6.6 million in reimbursement compensation on behalf of the previously mentioned companies.

        The Compensation Committee of the board of directors will consider these agreements when developing the CEO's compensation. As a result, the Company's chief executive officer may not be otherwise compensated by the Company.

Share Incentive Awards

        Our directors have received grants of options under the Director's Plan. See "Compensation Discussions and Analysis—Stock Option Grants" for more information regarding these grants.

CONFLICTS OF INTEREST

General

        We may be subject to various conflicts of interest arising from our relationship with Apple Nine Advisors, Apple Suites Realty and Glade M. Knight, our chairman and chief executive officer. Mr. Knight is currently the sole shareholder of Apple Nine Advisors and Apple Suites Realty. In addition, Mr. Knight, and our other executive officers, may have conflicts of interest in allocating time and attention among us, other programs previously organized by Mr. Knight (including Apple REIT Six, Apple REIT Seven and Apple REIT Eight), and other ongoing programs which may be organized by Mr. Knight in the future. These prior programs have, and other programs organized by Mr. Knight in the future may have, investment objectives, policies and management and personnel needs similar or identical to ours.

        Apple Nine Advisors and Apple Suites Realty and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Nine Advisors, Apple Suites Realty, or other programs organized by Mr. Knight. Subject to certain limitations in our articles of organization and the advisory agreement, Apple Nine Advisors, Apple Suites Realty, Mr. Knight, and our other officers are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

        Apple Nine Advisors and Apple Suites Realty assist us in acquisition, organization, servicing, management and disposition of investments.

        Although we do not currently anticipate entering into joint ventures with other entities, including Apple Nine Advisors or Apple Suites Realty, we may do so in order to obtain an interest in properties. These joint ventures may have divergent interests or goals which may be inconsistent with our goals. In addition, we are represented by the same legal counsel that represents Mr. Knight, Apple Nine Advisors and Apple Suites Realty. To the extent a conflict arises regarding legal representation, Mr. Knight, Apple Nine Advisors and Apple Suites Realty will obtain separate independent counsel.

Conflicts Related to Fees, Compensation and Economic Benefits Paid or Incurred by us to Apple Nine Advisors, Apple Suites Realty and Mr. Knight

        The receipt of various fees and other economic benefits from us by Apple Nine Advisors, Apple Suites Realty or Mr. Knight may result in potential conflicts of interest for persons, particularly Mr. Knight, who participate in decision making on behalf of both us and these other entities (or, in the case of Mr. Knight, on behalf of himself individually).

        Conflicts With Respect To Commissions.    For example, Apple Suites Realty receives a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation increases in proportion to the number of properties purchased and sold by us and the properties' gross purchase and sale prices. Apple Suites Realty has an incentive to see that multiple properties are purchased and sold by us. In addition, since Apple Suites Realty's commission is based on gross purchase price, it has an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

        Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to a real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty may, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

        Conflicts With Respect To Asset Management Fees.    Apple Nine Advisors' asset management fee is a percentage of total proceeds received from time to time by us from the sales of our Units. Accordingly, it has an incentive to see that sales of Units are closed as quickly as possible by us.

        Conflicts With Respect To Series B Convertible Preferred Shares.    As discussed in the following subsection of this section and elsewhere in this prospectus, we have issued to Mr. Knight all of the 480,000 outstanding Series B convertible preferred shares. Under certain circumstances, these Series B convertible preferred shares are convertible into common shares, and the Series A preferred shares terminate on conversion of the Series B convertible preferred shares (even if the value of any consideration received in the transaction resulting in conversion is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares). Events permitting conversion of the Series B convertible preferred shares include our sale or transfer of substantially all of our assets, stock or business, including a transfer through merger or similar business combination, and this includes a merger or similar business combination with another program organized (either previously or in the future) by Mr. Knight (although no such transaction is now contemplated), subject to required shareholder approval of the transaction. Thus, a merger or other business combination with another program organized by Mr. Knight could permit him to convert his Series B convertible preferred shares into common shares and cause the termination of the Series A preferred shares (and termination of the priority distribution in liquidation associated with the Series A preferred shares), subject to required shareholder approval of the transaction.

Series B Convertible Preferred Shares

        We issued to Mr. Knight all of the 480,000 outstanding Series B convertible preferred shares. Each Series B convertible preferred share was issued in exchange for $0.10 per share. Under limited circumstances these shares may be converted into common shares thereby resulting in dilution of the shareholders' interest in us. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Although Mr. Knight can influence both the timing and conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders these actions require board approval. There are no dividends payable on the Series B convertible preferred shares. The effect of the conversion of the Series B convertible preferred shares as a result of this offering is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment of $48,000. For a description of the Series B convertible shares see "Principal and Management Shareholders" and "Description of Capital Stock."

Policies to Address Conflicts

        The board of directors, our officers, Apple Nine Advisors and Apple Suites Realty also are subject to the various conflicts of interest described below. Policies and procedures will be implemented to try to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Nine Advisors or Apple Suites Realty are designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. However, some potential conflicts of interest are not easily susceptible to resolution.

        Subject to certain limitations in our articles of incorporation and the advisory agreement, prospective shareholders are entitled to rely on the general fiduciary duties of the directors, our officers, Apple Nine Advisors and Apple Suites Realty as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Mr. Knight, Apple Nine Advisors and Apple Suites Realty believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Nine Advisors and Apple Suites Realty, on the other hand, provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described in this prospectus have a material adverse effect upon our ability to realize our investment objectives.

Transactions with Affiliates and Related Parties

        Under the bylaws, transactions between us and Apple Nine Advisors or Apple Suites Realty must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arms-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

        Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty, but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale.

        Apple Nine Advisors and Apple Suites Realty receives compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors has oversight responsibility with respect to our relationships with Apple Nine Advisors and Apple Suites Realty and will attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies. Otherwise, there are no limitations on the reimbursements we may make to Apple Nine Advisors or Apple Suites Realty for expenses they incur on our behalf.

        Our board of directors has adopted a policy that requires a majority of the disinterested directors serving on our board of directors to review and approve in advance certain related party transactions. All of our executive officers, directors and employees are required to report to the board of directors any related party transaction prior to its implementation where the amount involved exceeds $120,000.

        In addition, our board of directors has adopted a policy that requires any material agreement or arrangement between, or transaction that involves, our Company, on the one hand, and our affiliates, on the other hand, be approved by a majority of the disinterested directors serving on our board of directors.

Interlocking Boards of Directors

        Glade M. Knight, Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily serve as directors on our board and concurrently serve as directors for Apple REIT Eight, Apple REIT Seven and/or Apple REIT Six. In 2008, the aggregate fees paid (including value of stock options issued in the respective company) to interlocking directors were (i) $150,312 by Apple REIT Six; (ii) $72,720 by Apple REIT Seven; (iii) $77,254 by Apple REIT Eight and $102,348 by us. Mr. Knight is chairman and chief executive officer of Apple REIT Eight, Apple REIT Seven and Apple REIT Six and was chairman and chief executive officer of Apple Hospitality Five and Apple Hospitality Two. There may be instances where our properties are in the same markets as properties owned by Apple REIT Eight, Apple REIT Seven or Apple REIT Six. However, because the hotels are managed by third-party management companies and none of our directors plays a direct role in the management of the hotels for any of the companies, we do not believe that any director's service as a director in these companies or these companies being in the same markets will present a material conflict of interest. The board endeavors to act in the best interests of each company.

Competition Between Us and Mr. Knight and Other Companies Organized by Mr. Knight

        Mr. Knight or other companies organized by him may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. We have no contractual rights with Mr. Knight, such as a right of first refusal, that obligates him to sell any property to us or specifies a minimum standard of time and attention that he is required to devote to us.

        The competing activities of Apple Nine Advisors and Apple Suites Realty and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has existing fiduciary responsibilities to investors in those ongoing ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Those ventures are Apple REIT Eight, Apple REIT Seven, Apple

REIT Six, and Colonial Properties Trust. All of these entities have similar investment objectives as we do and, in addition, may compete against us for properties.

        Glade M. Knight, our chairman and chief executive officer, may from time to time become aware of properties of different types available for sale that could be purchased by us, Apple REIT Eight, Apple REIT Seven, Apple REIT Six or by Colonial Properties Trust. Mr. Knight would expect to recommend the possible acquisition of a particular property that might be available for purchase to one company or another company based upon their respective business plans, the markets in which the companies already own properties, the type of property involved and other relevant considerations, but there can be no assurance that these types of considerations will eliminate any potential conflict of interest presented by this situation.

        We, Apple REIT Eight, Apple REIT Seven, Apple REIT Six and other companies that may in the future be formed by Glade M. Knight, may in certain circumstances compete with one another in seeking to dispose of properties. This could occur when a potential purchaser of properties has an interest in properties or types of properties owned by more than one of these companies. Mr. Knight believes that the magnitude of this potential risk will be lessened by certain factors, including that the companies will differ in certain aspects in the types and locations of the assets they hold and will often, at any given time, be in different stages of their business or development plans. However, there is no assurance that a prospective purchaser would not make an attractive offer to more than one of these companies. The boards of directors of the companies to whom such a potential offer might be made would have to carefully evaluate all terms of the offer in light of the particular company's overall business plan, including possible future alternative disposition or liquidation options.

        While Mr. Knight does not expect that our offering of Units and our property acquisition phase will coincide with the offering of interests in or the property acquisition activities of any other similar company organized by him, it is not possible to provide the same protection against potential conflicts of interest with respect to the sale or other disposition of properties by us and other companies organized by Mr. Knight. Mr. Knight believes that our ultimate property portfolio will be distinguishable to a degree from the property portfolios of Apple REIT Six, Apple REIT Seven, Apple REIT Eight and other companies that may in the future be organized by Mr. Knight. In addition to the differences in the actual assets these various companies own, they may own different mixes of types of assets (for example, the distribution of assets within the categories of hotels, apartment complexes, office buildings, and other broad property types) or may differ as to the mix of properties within subcategories of particular property types (such as extended-stay hotels as compared with full-service hotels) and/or the identity of the business franchise involved, and there may be differences in the mix of locations of the assets of the various companies. In addition, since we and each of the other companies will be, or were, organized at a different time, we and the other companies will, at any point, be in different stages of our business and development plans. Mr. Knight believes that, as a general rule, companies organized earlier will tend to seek to dispose of their properties earlier than companies organized later. However, there can be no assurance that this principle would always apply, and there can be no assurance that a potential purchaser of properties might not express an interest in properties owned by more than one of the companies organized by Mr. Knight. As noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the companies' overall business and development plans, but potential conflicts with respect to the possible disposition of properties by us and other companies that may be organized by Mr. Knight may not be subject to complete elimination.

        Although our operational phase will overlap with the operational phases of other programs organized by Mr. Knight (including, in particular, Apple REIT Eight), and it is possible that our disposition and liquidation phase could coincide or partially overlap with the disposition and liquidation phase of Apple REIT Eight or other programs organized by Mr. Knight, certain factors will tend to ameliorate the effect of the resulting potential conflicts of interest associated with these factors. First, both we and the advisor will endeavor to make certain that we and the advisor have sufficient personnel to devote time and attention to our needs, apart from the needs of any other related programs. Second, we expect that a large proportion (and perhaps most, or substantially all) of our properties will be managed by third-party management companies which are unaffiliated with Mr. Knight or the advisor. To the extent we engage third-party management companies, these companies will provide their own personnel who do not have the potential conflicts of interest in operational matters that may be experienced by Mr. Knight and our other executive officers. It is impossible to predict when other programs organized by Mr. Knight may seek to engage in a merger or similar sale transaction, or alternatively list their Units on a securities exchange. Apple Nine Advisors and our management and board of directors (as well as the advisory companies and management and boards for the other programs) continually assess the feasibility and desirability of a merger or similar sale transaction, listing, or other action. However, many conditions and factors, including general economic conditions and the state of the economic sector(s) in which we and other such companies are engaged, make it impossible to estimate any specific time frames for any such action. Thus, as disclosed under "Prior REITs," both Apple Hospitality Two and Apple Hospitality Five engaged in merger transactions in the same year (2007), which likely would not have been predicted in advance. Apple Six reached its initial closing on April 29, 2004. Apple Seven reached its initial closing on March 16, 2006. Apple Eight reached its initial closing on July 27, 2007. In each prospectus, Apple Six, Apple Seven and Apple Eight stated that within approximately seven years from the initial closing it may: (i) cause its common shares to be listed on a national securities exchange; (ii) dispose of all of its properties in a manner which will permit distributions to it shareholders of cash; or (iii) merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle. As stated in the prospectuses of Apple Six, Apple Seven and Apple Eight, there is no assurance that any of such events will occur with the stated time period.

        With respect to our disposition and liquidation phase, and the disposition and liquidation phases of other related programs, insofar as such matters are within our control, we would expect to take steps and implement procedures to minimize potential conflicts between us and other programs. Thus, for example, we would expect to engage third-party investment advisors to recommend when and how we or another program should seek to dispose of its properties or engage in some other liquidation or "exit" strategy. We would endeavor to avoid having a situation where we and another program are simultaneously engaged in an attempted disposition or liquidation strategy at the same time if this would present a potential conflict of interest. This might mean, for example, that we would defer disposition of our properties or other "exit" strategy until after another previously-organized program had implemented its disposition or exit strategy. However, depending upon the facts, the amelioration of potential conflicts of interest could take other forms. For example, if our board and management deemed it advisable, it is possible that we and another program could simultaneously be offered for sale in a proposed single transaction. This could occur, for example, if our ultimate size if relatively small and simultaneous sale of us and another program to a single purchaser could maximize benefits to the shareholders of both programs.

        Our board and management are sensitive to the various potential conflicts of interest associated with the simultaneous operation of multiple programs with similar investment objectives, policies and strategies. In analyzing potential conflict of interests, our board and management considers factors of the type discussed in this section of the prospectus, their legal obligations to our shareholders, and the advice of independent experts, including investment advisors and legal counsel. However, shareholders must assume that not every potential conflict of interest can be eliminated. For example, we do not necessarily control our disposition or "exit" phase. A third-party purchaser could make unsolicited offers for us and another program at the same time. In such event, as noted, the boards of directors of the companies involved would have to carefully evaluate all terms of any offer in light of the respective companies' overall business and development plans, including the stage of development of the Company, its current plans for ongoing continued operations, the likelihood of alternative exit strategies in the future, the advice of third-party advisors and other factors. Management believes that the policies and procedures described in this section to ameliorate potential conflicts of interest are sufficient to adequately safeguard the interests of our shareholders, but our shareholders must be aware that there exist these other programs, and there may be organized in the future additional programs, that are substantially similar to us and that are under related management.

        In connection with evaluating potential conflicts of interest involving us and our officers and directors, prospective investors should also note that use of the same management personnel for us and other programs may result in certain cost-efficiencies and advantages in management experience and expertise that might not be present if we and each other program organized or owned by Mr. Knight had its own distinct set of officers and other management personnel. This is because our officers and management personnel have experience working for several different companies involved in similar businesses, and the cost of employing these persons is spread among multiple companies.

        Mr. Knight and companies owned by him are entitled to certain fees and other economic benefits in connection with the ultimate sale or other disposition of properties. Mr. Knight may be entitled to fees and benefits from future companies that he may organize when those future companies dispose of their properties. The fee and benefit structure offered by our Company to Mr. Knight is the same in format to the fee and benefit structure in place with respect to Mr. Knight (and companies owned by him) from Apple REIT Six, Apple REIT Seven and Apple REIT Eight.

        Although our fee structure is the same as the fee structure with respect to Apple REIT Six, Apple REIT Seven and Apple REIT Eight, it is possible that based upon our ultimate size relative to these other companies or the perceived profitability upon the sale of our properties as compared with the sale of the properties of the other companies, Mr. Knight could have a personal interest in seeking to dispose of the properties of another company organized by him in preference to the disposition of our properties. It is also possible that Mr. Knight may organize other companies in the future and that he may have a personal interest in having one of those companies dispose of its properties in preference to our disposition of our properties either based on the same sort of consideration, or because the fee structure with respect to a company formed after us is more favorable to Mr. Knight than the fee structure afforded to him and companies owned by him by our Company. We have no agreement with Mr. Knight limiting his ability to form other companies in the future that may be similar to ours or that limit the type and amount of compensation payable to him (or companies owned by him) by any future companies that he may organize.

Competition for Management Services

        Mr. Knight is, and in the future will be, an officer or director of one or more entities which engage in the brokerage, sale, operation, or management of real estate. These entities include Apple REIT Eight, Apple REIT Seven, Apple REIT Six and Colonial Properties Trust. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and those entities. None of the organizational documents for us, Apple REIT Eight, Apple REIT Seven, Apple REIT Six or Colonial Properties Trust specify a minimum standard of time and attention that Mr. Knight is required to provide to each of those entities.

        In addition, our other executive officers serve as officers of, and devote time to, other companies previously organized by Mr. Knight (including Apple REIT Six, Apple REIT Seven and Apple REIT Eight), and may serve as officers of, and devote time to, other companies which may be organized by Mr. Knight in the future. None of these persons is required to devote any minimum amount of time and attention to us as opposed to the other companies.

        Mr. Knight believes that, collectively, he and our other executive officers will have sufficient time to provide management and other services both to us and to other companies Mr. Knight has organized, or may in the future organize. If it became necessary, Mr. Knight could seek to hire additional personnel to provide management and other services, but there can be no assurance that he would be successful in hiring additional personnel, if necessary.

INVESTMENT OBJECTIVES AND POLICIES

        The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

        Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We are pursuing this objective by acquiring hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States for long-term ownership. We generally intend to acquire fee ownership of our properties. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns. We expect to pursue our objectives primarily through the direct ownership of hotels, residential apartment communities and other income-producing real estate assets in metropolitan areas throughout the United States.

        Although we are not currently doing so, we also may participate with other entities in property ownership, through joint ventures or other types of common ownership. We will only enter into joint ventures to the extent that such ventures are consistent with our goal of acquiring hotels, residential apartment communities and other income-producing real estate, which we believe will provide acceptable investment returns. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests. We do not anticipate investing in the securities of other issuers for the purpose of exercising control. It is our policy that we will not offer securities in exchange for property.

        It is possible that we may purchase properties from affiliates. We have no limitation on the portion of our portfolio that may be purchased from our affiliates. However, we have no present plan or intention to purchase properties from any affiliates.

        It is our policy that we will not sell, transfer or lend any assets or property to any of our affiliates, including without limitation Apple Nine Advisors, Apple Suites Realty, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Glade Knight, or purchase, borrow or otherwise acquire any assets or property from any of our affiliates, including Apple Nine Advisors, Apple Suites Realty, Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Glade Knight, directly or indirectly, unless the transaction comes within one of the following exceptions:

  •
  the transaction consists of the acquisition of property or assets at our formation or shortly thereafter, and is fully disclosed in this prospectus; or

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  the transaction is a borrowing of money by us on terms not less favorable than those then prevailing for comparable arms-length borrowings; or

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  the transaction consists of the acquisition by us of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages; or

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  the transaction consists of the acquisition of other mortgages if an appraisal is obtained concerning the underlying property and on terms not less favorable to us than similar transactions involving unaffiliated parties; or

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  the transaction consists of the acquisition by us of other property at prices not exceeding the fair value thereof as determined by an independent appraisal.

        All of the above transactions and all other transactions (other than the entering into, and the initial term under, the advisory agreement and the property acquisition/disposition agreement, each of which agreement is specifically disclosed in this prospectus), whether the transaction involves the transfer of property, the lending of money or the rendition of any services, in which any persons have any direct or indirect interest will be permitted only if:

  •
  the transaction has been approved by the affirmative vote of the majority of the independent directors; and

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  if the transaction involves the purchase or acquisition of property, the purchase or acquisition from any person is on terms not less favorable to us than those then prevailing for arms-length transactions concerning comparable property (based upon a determination of a majority of the directors, including a majority of the independent directors); and

  •
  each transaction is in all respects on the terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and, in the case of a purchase or acquisition of property, at a price to us no greater than the cost of the asset to other persons (based upon a determination of a majority of the directors, including a majority of the independent directors) or, if the price to us is in excess of such cost, then substantial justification for such excess must exist and such excess is not unreasonable (based upon a determination of a majority of the directors, including a majority of the independent directors).

        However, notwithstanding any of the preceding conditions (which are set forth in our bylaws), we may both make and accept assignments of purchase agreements or other contracts to or from any of our affiliates, without the need to comply with any of the provisions set forth above, so long as there is no consideration for the assignment other than the reimbursement to the assigning party of the assigning party's direct costs related to the agreement or contract. The intention of this provision is to allow us to either make or accept the assignments of contracts where we or an affiliate of ours initially enters into such contract and it is later determined that the contract should be assigned to (or by) us without any payment of compensation or profit for the assignment, other than reimbursement of actual direct costs.

        We will not invest in joint ventures with either Apple Nine Advisors or any affiliate of Apple Nine Advisors, unless:

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  the transaction has been approved by the affirmative vote of a majority of the independent directors;

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  the transaction is on terms not less favorable to us than those then prevailing for comparable arms-length transactions (based upon a determination of a majority of the directors, including a majority of the independent directors); and

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  each such transaction is in all respects on such terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and on substantially the same terms and conditions as those received by other joint venturers (based upon a determination of a majority of the directors, including a majority of the independent directors).

        We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

Borrowing Policies

        We intend to purchase our properties using cash or interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. One purpose of borrowing could be to permit our acquisition of additional properties through the "leveraging" of shareholders' equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders' after-tax cash return on invested capital.

        Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan. As of September 1, 2009, six of our properties have mortgages that pre-dated our purchase, are secured by the hotels, and were assumed by our purchasing subsidiary. Additionally, our purchasing subsidiary assumed one unsecured loan with the purchase of a hotel.

        Subject to the approval of the board of directors, we may borrow from Apple Nine Advisors or Apple Suites Realty. Those entities are under no obligation to make any loans, however. Any loans made by Apple Nine Advisors or Apple Suites Realty must be approved by a majority of the directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

        Our bylaws prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of "Net Assets," defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the directors and disclosed to the shareholders as required by the bylaws. The bylaws also prohibit us from allowing aggregate borrowings to exceed 50% of our "Adjusted Net Asset Value," defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws provide that the aggregate borrowings must be reasonable in relation to our Net Assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

        Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire other properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset. We have no current plan or intention to make loans to other persons or entities.

Reserves

        A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate not less than 0.5% of the proceeds of the offering to our working capital reserve. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

 Sale Policies

        We are under no obligation to sell our properties, and we currently anticipate that we will hold our properties for a minimum of seven years. However, a sale of one or more properties may occur at any time if Apple Nine Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Nine Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

        Currently, we expect that within approximately seven years from the initial closing which occurred on May 14, 2008, we will:

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  cause the common shares to be listed on a national securities exchange;

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  dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

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  merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

        The taking of any of these actions would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the seven-year period mentioned above.

Underwriting Policy

        We do not intend to underwrite securities of other issuers, including securities of Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Colonial Properties Trust or any of our affiliates.

        Our bylaws place certain restrictions on the type of activities we conduct. Specifically, our bylaws state that we will not:

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  invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

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  invest in commodities or commodity future contracts or effect short sales of commodities or securities, except when done solely for hedging purposes;

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  invest in or make mortgage loans on property unless we obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title;

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  invest in contracts for the sale of real estate unless they are recordable in the chain of title;

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  make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property (at the time we make or invest in our mortgage loan), including our loans, would exceed 85% of the appraised value of the property;

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  make or invest in junior mortgage loans, provided that this and the preceding limitation will not apply to us taking back secured debt in connection with the sale of any property;

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  issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service the higher level of debt or unless our cash flow (for the last fiscal year) excluding extraordinary, nonrecurring items, is sufficient to cover the debt service on all debt securities to be outstanding;

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  invest more than 20% of our total assets in the equity securities of any non-governmental issuer, including other REITs or limited partnerships for a period in excess of 18 months;

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  issue equity securities on a deferred payment basis or other similar arrangement;

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  incur any indebtedness, secured or unsecured, which would result in an aggregate amount of indebtedness in excess of 100% of Net Assets (before subtracting any liabilities), unless any excess borrowing over such 100% level shall be approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for such excess;

  •
  allow our aggregate borrowings to exceed 50% of our Adjusted Net Asset Value (before subtracting any liabilities), unless any excess borrowing over the 50% level is approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for the excess;

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  invest in single-family residential homes, secondary homes, nursing homes, gaming facilities or mobile home parks;

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  engage in any short sale, underwrite or distribute, as an agent, securities issued by others, or engage in trading, as compared with investment activities; and

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  acquire securities in any company holding investments or engaging in activities prohibited by the Internal Revenue Code of 1986, as amended, or Virginia law.

Changes in Objectives and Policies

        Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our Company are exercised by or under the authority of, and the business and affairs of our Company are controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our Company.

        In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

  •
  correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles;

  •
  make changes that are not materially adverse to the rights of shareholders; or

  •
  allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

        Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us make our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire primarily commercial properties such as parking garages instead of hotels or apartment communities.

        Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of us and our shareholders.

DISTRIBUTIONS POLICY

        Distributions are at the discretion of our board of directors and depend upon factors including:

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  the gross revenues we receive from our properties;

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  our operating expenses;

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  our interest expenses incurred in borrowing;

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  capital expenditures; and

  •
  our need for cash reserves.

        To elect and maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

        While we intend to continue making monthly distributions, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all.

        In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

        We anticipate distributions will exceed net income determined in accordance with generally accepted accounting principles in the U.S. due to non-cash expenses, primarily depreciation and amortization. While we will seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. In addition, we may from time to time distribute funds that include a return of capital and we may from time to time need to borrow to make distributions.

DESCRIPTION OF REAL ESTATE AND OPERATING DATA

        The map below shows the states in which our hotels are located, and the following charts summarize our room and franchise information:

States in which Our Hotels are Located

Number of Guest Rooms by State

 Type and Number of Hotel Franchises

Ownership, Leasing and Management Summary

        Each of our hotels has been leased to one of our indirect wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the applicable lessee will be referred to below as the "lessee."

        Each hotel is managed under a separate management agreement between the applicable lessee and the manager. For simplicity, the applicable manager will be referred to below as the "manager."

        The hotel lease agreements and the management agreements are among the contracts described in another section below. The table below specifies the franchise, hotel owner, lessee and manager for our hotels:

Hotel Location	Franchise(a)	Hotel Owner/Lessor	Lessee	Manager
1. Tucson, Arizona	Hilton Garden Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Texas Western Management Partners, L.P.
2. Charlotte, North Carolina	Homewood Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	MHH Management, LLC
3. Santa Clarita, California	Courtyard	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC
4. Allen, Texas	Hampton Inn & Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Texas Services, Inc.	Gateway Hospitality Group, Inc.(b)
5. Twinsburg, Ohio	Hilton Garden Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Gateway Hospitality Group, Inc.(b)
6. Lewisville, Texas	Hilton Garden Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Texas Services, Inc.	Gateway Hospitality Group, Inc.(b)
7. Duncanville, Texas	Hilton Garden Inn	Apple Nine SPE Duncanville, Inc.	Apple Nine Services Duncanville, Inc.	Gateway Hospitality Group, Inc.(b)
8. Santa Clarita, California	Hampton Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC(b)
9. Santa Clarita, California	Residence Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC(b)
10. Santa Clarita, California	Fairfield Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC(b)
11. Beaumont, Texas	Residence Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Texas Services II, Inc.	Texas Western Management Partners, L.P.(b)
12. Pueblo, Colorado	Hampton Inn & Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC
13. Allen, Texas	Hilton Garden Inn	Apple Nine SPE Allen, Inc.	Apple Nine Services Allen, Inc.	Gateway Hospitality Group, Inc.(b)
14. Bristol, Virginia	Courtyard	Apple Nine SPE Bristol, Inc.	Apple Nine Services Bristol, Inc.	LBAM-Investor Group, L.L.C.
15. Durham, North Carolina	Homewood Suites	Apple Nine North Carolina, L.P.	Apple Nine Hospitality Management, Inc.	MHH Management, LLC

Hotel Location	Franchise(a)	Hotel Owner/Lessor	Lessee	Manager
16. Hattiesburg, Mississippi	Residence Inn	Sunbelt-RHM, L.L.C.	Apple Nine Hospitality Management, Inc.	LBAM-Investor Group, L.L.C.(b)
17. Jackson, Tennessee	Courtyard	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Vista Host, Inc.(b)
18. Jackson, Tennessee	Hampton Inn & Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Vista Host, Inc.(b)
19. Fort Lauderdale, Florida	Hampton Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Vista Host, Inc.(b)
20. Pittsburgh, Pennsylvania	Hampton Inn	Apple Nine Pennsylvania Business Trust	Apple Nine Hospitality Management, Inc.	Vista Host, Inc.(b)
21. Frisco, Texas	Hilton Garden Inn	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Texas Services II, Inc.	Texas Western Management Partners, L.P.
22. Round Rock, Texas	Hampton Inn	Apple Nine SPE Round Rock, Inc.	Apple Nine Services Round Rock, Inc.	Vista Host, Inc.(b)
23 Panama City, Florida	Hampton Inn & Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	LBAM-Investor Group, L.L.C.
24 Austin, Texas	Homewood Suites	Apple Nine SPE Austin Northwest, Inc.	Apple Nine Services Austin Northwest, Inc.	Vista Host, Inc.(b)
25 Austin, Texas	Hampton Inn	Apple Nine SPE Austin Arboretum, Inc.	Apple Nine Services Austin Arboretum, Inc.	Vista Host, Inc.(b)
26. Dothan, Alabama	Hilton Garden Inn	Sunbelt—GDA, L.L.C.	Apple Nine Hospitality Management, Inc.	LBAM-Investor Group, L.L.C.(b)
27. Troy, Alabama	Courtyard	Sunbelt—CTY, L.L.C.	Apple Nine Hospitality Management, Inc.	LBAM-Investor Group, L.L.C.(b)
28. Orlando, Florida	Fairfield Inn & Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Fairfield FMC, LLC
29. Orlando, Florida	SpringHill Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	SpringHill SMC, LLC
30. Clovis, California	Hampton Inn & Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	Dimension Development Two, LLC
31. Rochester, Minnesota	Hampton Inn & Suites	Apple Nine Hospitality Ownership, Inc.	Apple Nine Hospitality Management, Inc.	White Lodging Services Corporation

Notes for Table:

(a)
All brand and trade names, logos or trademarks contained, or referred to, in this prospectus are the properties of their respective owners. These references shall not in any way be construed as participation by, or endorsement of, our offering by any of our franchisors or managers.

(b)
The hotels specified were purchased from an affiliate of the indicated manager.

        We have no material relationship or affiliation with the hotel sellers or managers, except for the relationship resulting from our purchases, our management agreements for the hotels we own and any related documents.

Potential Acquisitions

Purchase Contracts

        We have entered into, or caused one of our indirect wholly-owned subsidiaries to enter into, purchase contracts for 10 other hotels. These contracts are for direct hotel purchases or, in certain cases, a purchase of the entity that currently owns the hotel. The following table summarizes the hotel and contract information:

Purchase Contracts for Potential Hotel Acquisitions(a)

Hotel Location	Franchise	Date of Purchase Contract	Number of Rooms	Gross Purchase Price
1. Hillsboro, Oregon(b)	Embassy Suites	October 3, 2008	165	$32,500,000
2. Hillsboro, Oregon(b)	Hampton Inn & Suites	October 3, 2008	106	14,500,000
3. Clovis, California(b)	Homewood Suites	October 17, 2008	83	12,435,000
4. Albany, Georgia(b)(c)	Fairfield Inn & Suites	October 20, 2008	87	7,919,790
5. Panama City, Florida(b)(c)	TownePlace Suites	October 20, 2008	103	10,640,346
6. Johnson City, Tennessee(b)(c)	Courtyard	October 20, 2008	90	9,879,788
7. Houston, Texas(b)(c)	Marriott	October 29, 2008	206	51,000,000
8. Baton Rouge, Louisiana(b)	SpringHill Suites	November 14, 2008	119	15,100,000
9. Holly Springs, North Carolina(b)	Hampton Inn	January 6, 2009	124	14,880,000
10. Fort Worth, Texas(b)(c)	TownePlace Suites	May 7, 2009	140	18,460,000

		Total	1,223	$187,314,924

Notes for Table:

(a)
The table lists all of our current purchase contracts for potential hotel acquisitions but does not include any terminated purchase contracts.

(b)
The indicated hotels are currently under construction. The table shows the expected number of rooms upon hotel completion and the expected franchise.

(c)
If the seller meets all of the conditions to closing, the Company is obligated to specifically perform under the purchase contract. As the properties are under construction at this time, the seller has not met all conditions to closing.

        In general, each purchase contract listed above required a deposit upon (or shortly after) execution. An additional deposit is typically due upon the expiration of the contract review period. If a closing occurs under a purchase contract, the initial and additional deposits are credited toward the purchase price. If a closing does not occur because the seller fails to satisfy a condition to closing or breaches the purchase contract, the applicable deposits would be refunded to us. The total of both the initial and additional deposits made for the purchase contracts listed above is $770,000.

        The purchase contract listed for the hotel in Baton Rouge, Louisiana was originally executed by a subsidiary of Apple REIT Eight, Inc. One of our subsidiaries entered into an assignment of contract with a subsidiary of Apple REIT Eight, Inc. to become the purchaser under this purchase contract. In addition to our subsidiary assuming all of the rights and obligations under the purchase contract, we caused our subsidiary to reimburse the assignor for the initial deposits made by Apple REIT Eight, Inc. and transactional costs paid by Apple REIT Eight, Inc. to third parties. There are no additional deposits required under this purchase contract. No consideration or fees were paid to Apple REIT Eight, Inc. or its subsidiaries for the assignment of the purchase contract, except the reimbursement payments mentioned above. These reimbursement payments did not constitute or result in a profit for Apple REIT Eight, Inc. Our Chairman and Chief Executive Officer, Glade M. Knight is also the Chairman and Chief Executive Officer of Apple REIT Eight, Inc.

        For each purchase contract listed above, there are material conditions to closing that presently remain unsatisfied. Accordingly, there can be no assurance at this time that a closing will occur under any of these purchase contracts.

Summary of Contracts for our Hotels and Other Properties

Hotel Lease Agreements

        Each of our recently purchased hotels is covered by a separate hotel lease agreement between the owner (one of our indirect wholly-owned subsidiaries) and the applicable lessee (another one of our indirect wholly-owned subsidiaries, as specified in the previous section). Each lease provides for an initial term of 10 years. The applicable lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

        Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Shown below is the annual base rent and the lease commencement date for our hotels:

Hotel	Franchise	Annual Base Rent	Date of Lease Commencement
1. Tucson, Arizona	Hilton Garden Inn	$1,669,903	July 31, 2008
2. Charlotte, North Carolina	Homewood Suites	435,654	September 24, 2008
3. Santa Clarita, California	Courtyard	1,225,125	September 24, 2008
4. Allen, Texas	Hampton Inn & Suites	1,066,725	September 26, 2008
5. Twinsburg, Ohio	Hilton Garden Inn	1,478,217	October 7, 2008
6. Lewisville, Texas	Hilton Garden Inn	1,576,353	October 16, 2008
7. Duncanville, Texas	Hilton Garden Inn	1,435,865	October 21, 2008
8. Santa Clarita, California	Hampton Inn	1,313,780	October 29, 2008
9. Santa Clarita, California	Residence Inn	1,466,370	October 29, 2008
10. Santa Clarita, California	Fairfield Inn	724,283	October 29, 2008
11. Beaumont, Texas	Residence Inn	1,441,097	October 29, 2008
12. Pueblo, Colorado	Hampton Inn & Suites	892,184	October 31, 2008
13. Allen, Texas	Hilton Garden Inn	1,532,670	October 31, 2008
14. Bristol, Virginia	Courtyard	1,549,438	November 7, 2008
15. Durham, North Carolina	Homewood Suites	1,513,520	December 4, 2008
16. Hattiesburg, Mississippi	Residence Inn	931,911	December 11, 2008
17. Jackson, Tennessee	Courtyard	1,122,462	December 16, 2008
18. Jackson, Tennessee	Hampton Inn & Suites	1,161,585	December 30, 2008
19. Fort Lauderdale, Florida	Hampton Inn	1,364,291	December 31, 2008
20. Pittsburgh, Pennsylvania	Hampton Inn	1,857,295	December 31, 2008
21. Frisco, Texas	Hilton Garden Inn	1,185,726	December 31, 2008
22. Round Rock, Texas	Hampton Inn	960,187	March 6, 2009
23. Panama City, Florida	Hampton Inn & Suites	799,538	March 12, 2009
24. Austin, Texas	Homewood Suites	1,615,036	April 14, 2009
25. Austin, Texas	Hampton Inn	1,486,210	April 14, 2009
26. Dothan, Alabama	Hilton Garden Inn	1,047,042	June 1, 2009
27. Troy, Alabama	Courtyard	794,047	June 18, 2009
28. Orlando, Florida	Fairfield Inn & Suites	1,418,182	July 1, 2009
29. Orlando, Florida	SpringHill Suites	1,745,424	July 1, 2009
30. Clovis, California	Hampton Inn & Suites	703,312	July 31, 2009
31. Rochester, Minnesota	Hampton Inn & Suites	913,846	August 3, 2009

        The annual percentage rent depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

        Each of our hotels is being managed by the manager under a separate management agreement between the manager and the applicable lessee (which is one of our indirect wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotel and for collecting revenues for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties. We believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Franchise Agreements

        In general, for the hotels franchised by Marriott International, Inc. or one of its affiliates, there is a relicensing franchise agreement between the applicable lessee (as specified in a previous section) and Marriott International, Inc. or an affiliate. Each relicensing franchise agreement provides for the payment of royalty fees and marketing contributions to the franchisor. A percentage of gross room revenues is used to determine these payments. In addition, we have caused Apple Nine Hospitality, Inc. or another one of our subsidiaries to provide a separate guaranty of the payment and performance of the applicable lessee under the relicensing franchise agreement.

        For the hotels franchised by Hilton Hotels Corporation or one of its affiliates, there is a franchise license agreement between the applicable lessee and Hilton Hotels Corporation or an affiliate. Each franchise license agreement provides for the payment of royalty fees and program fees to the franchisor. A percentage of gross room revenues is used to determine these payments. Apple Nine Hospitality, Inc. or another one of our subsidiaries has guaranteed the payment and performance of the lessee under the applicable franchise license agreement.

        The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate. These agreements may be terminated for various reasons, including failure by the applicable lessee to operate in accordance with the standards, procedures and requirements established by the franchisor.

Ft. Worth, Texas Land

        On January 21, 2009, we caused one of our wholly-owned subsidiaries to enter into a purchase and sale contract for certain parcels of land located in the Ft. Worth, Texas area. Upon completing the preliminary closing, which occurred on April 7, 2009, under the terms and conditions of the purchase and sale contract dated as of January 21, 2009, as amended, we acquired equitable title to the surface of approximately 417 acres of land located on 113 individual sites. The recorded fee simple title will be completed and conveyed to us by the final closing date, which is the earlier of November 30, 2009 or the completion of platting each of the 113 sites with the relevant governmental localities. In connection with the preliminary closing, we caused one of our indirect wholly-owned subsidiaries, Apple Nine Ventures Ownership, Inc., to enter into a ground lease agreement dated April 7, 2009 for this land (the "Lease"). Each of the 113 individual sites is between approximately two and eleven acres in size. The

113 individual sites are located in four counties (Tarrant, Johnson, Dallas and Ellis) in and around the Ft. Worth, Texas area.

        The Lease is with Chesapeake Operating, Inc. (the "Tenant"), a subsidiary of Chesapeake Energy Corporation. Chesapeake Energy Corporation is a guarantor of the Lease. The Lease has an initial term of 40 years with five renewal options of five years each, exercisable by the Tenant. The table below sets forth the annual and monthly rent amounts for all of the 113 individual sites under the initial term of the Lease:

Lease Term	Annual	Monthly
Lease Years 1 - 5	$15,458,400	$1,288,200
Lease Years 6 - 10	17,004,240	1,417,020
Lease Years 11 - 15	18,704,664	1,558,722
Lease Years 16 - 20	20,575,130	1,714,594
Lease Years 21 - 25	22,632,643	1,886,054
Lease Years 26 - 30	24,895,908	2,074,659
Lease Years 31 - 40	27,385,499	2,282,125

        Payments under the Lease are required to be made monthly in advance. Under the Lease, the Tenant has the right to assign the Lease or sublease all or any portion of one or more of the 113 individual sites to an affiliate of the Tenant without our consent. However, no assignment or sublease relieves the Tenant of its obligations under the terms and conditions of the Lease.

        Currently, the Tenant is using over 40% of the sites for natural gas production and anticipates using the remaining sites for natural gas production. We have no present intention to use the land for any other purpose. Under the Lease, the Tenant is responsible for all operating costs associated with the land including, maintenance, utilities, insurance, property taxes, environmental, zoning, permitting, etc. and the Tenant is required to maintain the land in good condition.

        Our management believes that all of the sites are adequately covered by insurance. The Tenant and Chesapeake Energy Corporation do not have any material relationship with us or our subsidiaries, other than through the Lease and the purchase and sale contract dated January 21, 2009, as amended. Chesapeake Energy Corporation is a publically held company that is traded on the New York Stock Exchange. Chesapeake Energy Corporation is the largest independent producer of natural gas in the United States with interests in over 43,000 producing, natural gas and oil wells. As of June 30, 2009, Chesapeake Energy Corporation had total assets of approximately $30.0 billion and assets net of liabilities of approximately $12 billion. For the six months ended June 30, 2009, Chesapeake Energy Corporation had total revenue of $3.7 billion, net loss of $5.5 billion and cash flow from operations of $2.0 billion. Our investors will acquire no interest in Chesapeake Energy Corporation or its assets or any related parties by purchasing units in this offering.

Financial and Operating Information for Our Properties

        Our hotels offer guest rooms and suites, together with related amenities, that are consistent with their operations. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, each hotel is adequately covered by insurance. The following tables present further information about our hotels:

Table 1. General Information

Hotel Location	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite(a)	Federal Income Tax Basis for Depreciable Real Property Component of Hotel(b)	Purchase Date
1. Tucson, Arizona	Hilton Garden Inn	125	$18,375,000	$120 - 149	$17,397,150	July 31, 2008
2. Charlotte, North Carolina	Homewood Suites	112	5,750,000	129 - 189	4,729,410	September 24, 2008
3. Santa Clarita, California	Courtyard	140	22,700,000	129 - 209	18,243,805	September 24, 2008
4. Allen, Texas	Hampton Inn & Suites	103	12,500,000	144 - 159	11,100,086	September 26, 2008
5. Twinsburg, Ohio	Hilton Garden Inn	142	17,792,440	134 - 161	16,387,690	October 7, 2008
6. Lewisville, Texas	Hilton Garden Inn	165	28,000,000	149 - 176	24,529,875	October 16, 2008
7. Duncanville, Texas	Hilton Garden Inn	142	19,500,000	143 - 199	17,779,620	October 21, 2008
8. Santa Clarita, California	Hampton Inn	128	17,129,348	109	15,358,348	October 29, 2008
9. Santa Clarita, California	Residence Inn	90	16,599,578	139 - 199	14,118,232	October 29, 2008
10. Santa Clarita, California	Fairfield Inn	66	9,337,262	89 - 119	7,517,608	October 29, 2008
11. Beaumont, Texas	Residence Inn	133	16,900,000	159 - 179	15,752,641	October 29, 2008
12. Pueblo, Colorado	Hampton Inn & Suites	81	8,025,000	149 - 199	7,157,264	October 31, 2008
13. Allen, Texas	Hilton Garden Inn	150	18,500,000	129 - 149	16,405,653	October 31, 2008
14. Bristol, Virginia	Courtyard	175	18,650,000	119 - 189	17,115,637	November 7, 2008
15. Durham, North Carolina	Homewood Suites	122	19,050,000	144 - 209	17,846,600	December 4, 2008
16. Hattiesburg, Mississippi	Residence Inn	84	9,793,028	139 - 149	8,910,083	December 11, 2008
17. Jackson, Tennessee	Courtyard	94	15,200,000	129 - 139	14,240,000	December 16, 2008
18. Jackson, Tennessee	Hampton Inn & Suites	83	12,600,000	119 - 149	11,926,000	December 30, 2008
19. Fort Lauderdale, Florida	Hampton Inn	109	19,290,434	149 - 169	18,080,922	December 31, 2008
20. Pittsburgh, Pennsylvania	Hampton Inn	132	20,457,777	129 - 159	18,019,257	December 31, 2008
21. Frisco, Texas	Hilton Garden Inn	102	15,050,000	99 - 209	12,608,112	December 31, 2008
22. Round Rock, Texas	Hampton Inn	93	11,500,000	119 - 139	10,658,652	March 6, 2009
23. Panama City, Florida	Hampton Inn & Suites	95	11,600,000	159 - 189	9,995,450	March 12, 2009
24. Austin, Texas	Homewood Suites	97	17,700,000	149 - 189	15,866,419	April 14, 2009
25. Austin, Texas	Hampton Inn	124	18,000,000	129 - 149	16,587,854	April 14, 2009
26. Dothan, Alabama	Hilton Garden Inn	104	11,600,836	119 - 169	10,564,205	June 1, 2009
27. Troy, Alabama	Courtyard	90	8,696,456	109 - 159	8,129,696	June 18, 2009
28. Orlando, Florida	Fairfield Inn & Suites	200	25,800,000	89 - 109	22,650,000	July 1, 2009
29. Orlando, Florida	SpringHill Suites	200	29,000,000	94 - 109	25,850,000	July 1, 2009
30. Clovis, California	Hampton Inn & Suites	86	11,150,000	99 - 139	9,860,000	July 31, 2009
31. Rochester, Minnesota	Hampton Inn & Suites	124	14,136,000	109 - 119	13,219,780	August 3, 2009

	Total	3,691	$500,383,159

Notes for Table 1:

(a)
The amounts shown are subject to change, and exclude discounts that may be offered to corporate, frequent and other select customers.

(b)
The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the hotel's personal property component.

 Table 2. Loan Information(a)

Hotel	Franchise	Assumed Principal Balance of Loan	Annual Interest Rate	Maturity Date
1. Allen, Texas	Hilton Garden Inn	$10,786,698	5.37%	October 2015
2. Bristol, Virginia	Courtyard	9,767,131	6.59%	August 2016
3. Duncanville, Texas	Hilton Garden Inn	13,965,858	5.88%	May 2017
4. Round Rock, Texas	Hampton Inn	4,175,225	5.95%	May 2016
5. Austin, Texas	Homewood Suites	7,555,797	5.99%	March 2016
6. Austin, Texas	Hampton Inn	7,553,015	5.95%	March 2016

		$53,803,724

Note for Table 2:

(a)
This table summarizes loans that (i) pre-dated our purchase, (ii) are secured by our hotels, and (iii) were assumed by our purchasing subsidiary. Each loan provides for monthly payments of principal and interest on an amortized basis.

 Table 3. Operating Information(a)

PART A

		Avg. Daily Occupancy Rates (%)
Hotel Location	Franchise	2004	2005	2006	2007	2008
1. Tucson, Arizona	Hilton Garden Inn	—	—	—	—	61%
2. Charlotte, North Carolina	Homewood Suites	63%	78%	76%	71%	53%
3. Santa Clarita, California	Courtyard	—	—	—	51%	61%
4. Allen, Texas	Hampton Inn & Suites	—	—	51%	68%	69%
5. Twinsburg, Ohio	Hilton Garden Inn	62%	64%	63%	66%	66%
6. Lewisville, Texas	Hilton Garden Inn	—	—	—	42%	63%
7. Duncanville, Texas	Hilton Garden Inn	—	59%	64%	65%	66%
8. Santa Clarita, California	Hampton Inn	79%	83%	82%	78%	70%
9. Santa Clarita, California	Residence Inn	87%	91%	91%	89%	85%
10. Santa Clarita, California	Fairfield Inn	85%	89%	88%	83%	81%
11. Beaumont, Texas	Residence Inn	—	—	—	—	85%
12. Pueblo, Colorado	Hampton Inn & Suites	59%	61%	67%	74%	70%
13. Allen, Texas	Hilton Garden Inn	67%	73%	73%	68%	65%
14. Bristol, Virginia	Courtyard	52%	54%	65%	67%	57%
15. Durham, North Carolina	Homewood Suites	68%	67%	73%	73%	69%
16. Hattiesburg, Mississippi	Residence Inn	—	—	—	—	—
17. Jackson, Tennessee	Courtyard	—	—	—	—	52%
18. Jackson, Tennessee	Hampton Inn & Suites	—	—	—	80%	87%
19. Fort Lauderdale, Florida	Hampton Inn	80%	85%	85%	89%	85%
20. Pittsburgh, Pennsylvania	Hampton Inn	66%	76%	73%	80%	81%
21. Frisco, Texas	Hilton Garden Inn	—	—	—	—	—
22. Round Rock, Texas	Hampton Inn	62%	73%	81%	85%	80%
23. Panama City, Florida	Hampton Inn & Suites	—	—	—	—	—
24. Austin, Texas	Homewood Suites	72%	82%	89%	80%	81%
25. Austin, Texas	Hampton Inn	67%	76%	82%	80%	77%
26. Dothan, Alabama	Hilton Garden Inn	—	—	—	—	—
27. Troy, Alabama	Courtyard	—	—	—	—	—
28. Orlando, Florida	Fairfield Inn & Suites	—	—	—	—	—
29. Orlando, Florida	SpringHill Suites	—	—	—	—	—
30. Clovis, California	Hampton Inn & Suites	—	—	—	—	—
31. Rochester, Minnesota	Hampton Inn & Suites	—	—	—	—	—

PART B

			Revenue per Available Room/Suite ($)
Hotel Location		Franchise	2004	2005	2006	2007	2008
1.	Tucson, Arizona	Hilton Garden Inn	—	—	—	—	$65
2.	Charlotte, North Carolina	Homewood Suites	$45	$55	$62	$67	$51
3.	Santa Clarita, California	Courtyard	—	—	—	$59	$70
4.	Allen, Texas	Hampton Inn & Suites	—	—	$53	$76	$79
5.	Twinsburg, Ohio	Hilton Garden Inn	$57	$62	$64	$69	$71
6.	Lewisville, Texas	Hilton Garden Inn	—	—	—	$50	$72
7.	Duncanville, Texas	Hilton Garden Inn	—	$56	$66	$73	$75
8.	Santa Clarita, California	Hampton Inn	$74	$83	$91	$86	$72
9.	Santa Clarita, California	Residence Inn	$100	$110	$120	$120	$110
10.	Santa Clarita, California	Fairfield Inn	$71	$82	$95	$88	$78
11.	Beaumont, Texas	Residence Inn	—	—	—	—	$133
12.	Pueblo, Colorado	Hampton Inn & Suites	$39	$42	$51	$70	$72
13.	Allen, Texas	Hilton Garden Inn	$62	$72	$77	$76	$74
14.	Bristol, Virginia	Courtyard	$47	$50	$58	$66	$66
15.	Durham, North Carolina	Homewood Suites	$70	$71	$81	$88	$85
16.	Hattiesburg, Mississippi	Residence Inn	—	—	—	—	—
17.	Jackson, Tennessee	Courtyard	—	—	—	—	$58
18.	Jackson, Tennessee	Hampton Inn & Suites	—	—	—	$92	$105
19.	Fort Lauderdale, Florida	Hampton Inn	$75	$90	$102	$112	$105
20.	Pittsburgh, Pennsylvania	Hampton Inn	$60	$71	$75	$90	$101
21.	Frisco, Texas	Hilton Garden Inn	—	—	—	—	—
22.	Round Rock, Texas	Hampton Inn	$50	$61	$72	$81	$85
23.	Panama City, Florida	Hampton Inn & Suites	—	—	—	—	—
24.	Austin, Texas	Homewood Suites	$69	$79	$96	$103	$110
25.	Austin, Texas	Hampton Inn	$52	$63	$74	$83	$93
26.	Dothan, Alabama	Hilton Garden Inn	—	—	—	—	—
27.	Troy, Alabama	Courtyard	—	—	—	—	—
28.	Orlando, Florida	Fairfield Inn & Suites	—	—	—	—	—
29.	Orlando, Florida	SpringHill Suites	—	—	—	—	—
30.	Clovis, California	Hampton Inn & Suites	—	—	—	—	—
31.	Rochester, Minnesota	Hampton Inn & Suites	—	—	—	—	—

Note for Table 3:

(a)
Information is shown for the last five years of hotel operations, if applicable.

 Table 4. Tax and Related Information

Hotel Location		Franchise	Tax Year		Real Property Tax Rate(f)	Real Property Tax
1.	Tucson, Arizona	Hilton Garden Inn	2008	(a)(d)	3.3%	$84,899
2.	Charlotte, North Carolina	Homewood Suites	2008	(a)	1.3%	75,716
3.	Santa Clarita, California	Courtyard	2008	(b)	1.2%	234,393
4.	Allen, Texas	Hampton Inn & Suites	2008	(a)	2.4%	190,510
5.	Twinsburg, Ohio	Hilton Garden Inn	2008	(a)	2.0%	207,403
6.	Lewisville, Texas	Hilton Garden Inn	2008	(a)	2.6%	457,103
7.	Duncanville, Texas	Hilton Garden Inn	2008	(a)	2.7%	380,508
8.	Santa Clarita, California	Hampton Inn	2008	(b)	1.2%	156,423
9.	Santa Clarita, California	Residence Inn	2008	(b)	1.2%	148,451
10.	Santa Clarita, California	Fairfield Inn	2008	(b)	1.2%	83,504
11.	Beaumont, Texas	Residence Inn	2008	(a)(d)	2.5%	3,788
12.	Pueblo, Colorado	Hampton Inn & Suites	2008	(a)	2.7%	61,793
13.	Allen Texas	Hilton Garden Inn	2008	(a)	2.4%	330,187
14.	Bristol, Virginia	Courtyard	2008	(a)	1.1%	74,486
15.	Durham, North Carolina	Homewood Suites	2008	(a)	1.2%	135,546
16.	Hattiesburg, Mississippi	Residence Inn	2008	(a)(d)	2.5%	7,497
17.	Jackson, Tennessee	Courtyard	2008	(a)(d)	2.3%	2,661
18.	Jackson, Tennessee	Hampton Inn & Suites	2008	(a)	2.2%	78,504
19.	Fort Lauderdale, Florida	Hampton Inn	2008	(a)	2.1%	135,604
20.	Pittsburgh, Pennsylvania	Hampton Inn	2008	(a)	2.9%	225,753
21.	Frisco, Texas	Hilton Garden Inn	2008	(a)(d)	2.1%	52,261
22.	Round Rock, Texas	Hampton Inn	2008	(a)	2.2%	127,889
23.	Panama City, Florida	Hampton Inn & Suites	2008	(a)(d)	1.0%	14,790
24.	Austin, Texas	Homewood Suites	2008	(a)	2.2%	191,259
25.	Austin, Texas	Hampton Inn	2008	(a)	2.2%	192,946
26.	Dothan, Alabama	Hilton Garden Inn	2008	(c)(d)	3.3%	7,458
27.	Troy, Alabama	Courtyard	2008	(c)(d)	3.7%	3,325
28.	Orlando, Florida	Fairfield Inn & Suites	2008	(a)(d)	1.7%	32,495
29.	Orlando, Florida	SpringHill Suites	2008	(a)(d)	1.7%	36,525
30.	Clovis, California	Hampton Inn & Suites	2009	(b)(e)	1.2%	10,820
31.	Rochester, Minnesota	Hampton Inn & Suites	2009	(a)(e)	1.5%	2,088

Notes for Table 4:

(a)
Represents calendar year.

(b)
Represents 12-month period from July 1, 2008 through June 30, 2009.

(c)
Represents 12-month period from October 1, 2007 through September 30, 2008.

(d)
The hotel property consisted of undeveloped land for a portion of the 2008 tax year, and the real property tax for 2008 is not necessarily indicative of property taxes expected for the hotel in the future.

(e)
The hotel property consisted of undeveloped land for a portion of the 2009 tax year, and the real property tax for 2009 is not necessarily indicative of property taxes expected for the hotel in the future.

(f)
Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).

BUSINESS

General

        We are based in Richmond, Virginia. We began operations on July 31, 2008. Since beginning our operations, we have complied with the requirements for making an election and have elected to be treated as a real estate investment trust for federal income tax purposes (REIT). We plan to acquire and own hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. We plan to acquire a diverse portfolio of properties in markets that we believe will continue to perform well over time. There is no specific geographic area in which we propose to acquire or not acquire properties.

Business Strategies

        Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential.

        We have created three wholly-owned subsidiaries to hold our property acquisitions: Apple Nine Hospitality, Inc., Apple Nine Residential, Inc., and Apple Nine Ventures, Inc. The types of properties we will acquire and the entity holding the properties are described below.

        Hotels.    We have and plan to acquire full-service and select-service hotels (including extended-stay). Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge, porter and room service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. Currently, we own 31 hotels, and may continue to acquire additional full-service or select service hotels. Apple Nine Hospitality, or one of its wholly-owned subsidiaries, is the owner of our current hotels and will become the owner of all other hotels we may acquire.

        We seek associations with distinctive brands in the hotel markets. However, we do not anticipate affiliating ourselves with only one brand of franchise or license. As of September 1, 2009 all of our hotels are franchised with Marriott International, Inc. or Hilton Hotels Corporation or their affiliates. All of the hotels owned by Apple REIT Six, Apple REIT Seven and Apple REIT Eight are franchised with Marriott International, Inc. or Hilton Hotels Corporation or their affiliates. All of the hotels owned by Apple Hospitality Two and Apple Hospitality Five were franchised with Marriott International, Inc. or Hilton Hotels Corporation or their affiliates. Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our hotels directly, we lease each of our hotels to our wholly-owned, taxable REIT subsidiary, Apple Nine Hospitality Management, or another lessee for their management. We anticipate that substantially all of our hotels will be leased to Apple Nine Hospitality Management or one of its wholly-owned subsidiaries.

        We can own up to 100% of the stock of a taxable REIT subsidiary. The REIT Modernization Act permits us to lease the hotels that we own to Apple Nine Hospitality Management (or other subsidiaries), rather than requiring us to lease our hotels to a separate, unaffiliated entity. The hotels that we lease to Apple Nine Hospitality Management (or other subsidiaries) still have to be managed by an unaffiliated third party. Any net profit from the leases held by Apple Nine Hospitality Management (or other subsidiaries), after payment of any applicable corporate tax, is available for distribution to us.

        Our leases for our hotels with Apple Nine Hospitality Management are long-term leases. Each lease provides for an initial term of ten years. We have identified and secured an unaffiliated manager and licensor at or prior to entering into a lease agreement with Apple Nine Hospitality Management.

Each lease provides that rents will be based on a base amount and a percentage of gross income. Apple Nine Hospitality Management pays:

  •
  fixed monthly base rent;

  •
  on a monthly basis, the excess of "participating rent" over base rent, with participating rent based on percentages of room revenue, food and beverage revenue (if any) and telephone and other revenue at each property; and

  •
  other amounts, including interest accrued on any late payments or charges.

        Base rent increases annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent is payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property's revenue.

        In addition to rent, the leases require Apple Nine Hospitality Management to pay the following items: liability insurance and all costs, expenses, utility and other charges incurred in the operation of the properties. The leases also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property. We are responsible for the following items: real estate and personal property taxes and assessments and casualty insurance, including loss of income insurance.

        We anticipate any future leases with Apple Nine Hospitality Management will have similar terms.

        The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We face competition from many sources. We face competition from other hotels both in the immediate vicinity and the geographic market where our hotels are located. Over-building of hotels in the markets in which we operate would increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We also face competition from nationally recognized hotel brands with which we will not be associated.

        We also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We also face competition for investors from other real estate investment trusts and real estate entities.

        Apartment Communities.    We may acquire apartment communities in metropolitan areas throughout the United States, but have not made or contracted for any such acquisitions to date. We may acquire apartment communities of various sizes, and of various styles, including "garden-style," "townhouse-style," and, if appropriate, "high-rise." We plan to acquire a diverse portfolio of strong performing properties in markets that we believe will continue to perform well over time. Our apartment communities may be managed by third-party managers. Apple Nine Residential, or one of its wholly-owned subsidiaries, will own all of our residential apartment communities. Apple Nine Residential currently has no significant assets.

        The apartment community industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and the geographic market where our apartment communities will be located. Over-building of apartment communities in the markets in which we operate would increase the number of apartment communities available and may decrease occupancy and rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

        We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national apartment community chains and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other apartment community real estate investment trusts and real estate entities.

        Other Real Estate.    Even though we intend primarily to acquire hotels and apartment communities, we have acquired other income-producing real estate and may use a significant portion of the offering proceeds to purchase properties other than hotels or apartment communities. This real estate will be owned by Apple Nine Ventures, or one of its wholly-owned subsidiaries. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and apartment communities and are not bound to that limit. Real estate we acquire may include but will not be limited to retail and office space. We currently own approximately 417 acres of land located on 113 individual sites in the Ft. Worth, Texas area. We have entered into a ground lease agreement for this land under which we receive monthly rental payments from our tenant, who is using the land for natural gas production.

        Each of these industry sectors are known to be highly competitive. This competition could reduce revenues at our properties, which would adversely affect our operations. Regardless of what real estate we purchase, we will undoubtedly face competition from many sources both in the immediate vicinity and the geographic market where our properties will be located. Over-building in any of these industry sectors in the markets in which we operate would increase the competition and may decrease rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

        We will also face competition for investment opportunities. These competitors may be other real estate investment trusts and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other real estate investment trusts and real estate entities.

Legal Proceedings

        We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject to litigation in the future, including routine litigation arising in the ordinary course of business.

Regulation

        Our properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We have acquired the necessary permits and approvals under present laws, ordinances and regulations to operate our business. We expect to obtain the necessary permits and approvals to operate any additional properties purchased by us.

Americans With Disabilities Act

        Our properties need to comply with Title III of the Americans with Disabilities Act of 1990 (the "ADA") to the extent they are "public accommodations" and/or "commercial facilities" under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable. "Readily achievable" is defined in the relevant federal regulations to refer to a barrier that can be removed "without much difficulty or expense" in light of cost of removal, available financial resources, and impact on safety or other relevant operations of the facility. Where the removal of a barrier is not readily achievable, the barrier does not have to be removed but the ADA may in such circumstances require us to take other action or adopt some alternative procedure to make the premises available to individuals with disabilities. The removal of barriers or the taking of such other actions could involve additional expense for us.

Environmental Matters

        Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner's ability to sell or rent the real estate or to borrow using the real estate as collateral.

        In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

        Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

        Prior to acquisition, all of our properties have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments generally include:

  •
  a historical review;

  •
  a public records review;

  •
  a preliminary site investigation of the site and surrounding properties;

  •
  examining for the presence of asbestos;

  •
  examining for equipment containing polychlorinated biphenyls;

  •
  examining for underground storage tanks; and

  •
  the preparation of a written report.

        These assessments generally do not include soil sampling or subsurface investigations. Future property acquisitions also will be subject of such environmental assessments.

        Nevertheless, it is possible that these assessments have not or will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that:

  •
  future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties;

  •
  the environmental condition of a property we own will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties; or

  •
  prior owners of any property we own will not have created unknown environmental problems.

        We endeavor to ensure our properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.

Insurance

        We carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we own, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.

Seasonality

        The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at the hotels may cause quarterly fluctuations in revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, we expect to utilize cash on hand to make distributions.

        The apartment community industry historically has not been seasonal in nature and we do not expect to realize any effects from seasonality with respect to any apartment communities we acquire.

Economic Conditions

        The present economic recession and the uncertainty over its depth and duration will continue to have a negative impact on the lodging industry. There is now general consensus among economists that the economy in the United States remains in a recession, which began in 2008, and as a result the Company is experiencing reduced demand for hotel rooms. Accordingly, financial results have been impacted by the economic slowdown and future financial results and growth will be further harmed while the recession continues.

Available Information

        We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the "Commission") relating to this offering of Units. This prospectus does not contain all of the information in the registration statement or the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description. You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

        We also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission's web site is: http://www.sec.gov. You can also obtain these documents, free of charge, at our website at the address www.applereitnine.com.

        We will furnish our shareholders with annual reports containing financial statements audited by our independent registered public accounting firm.

MANAGEMENT

        We are managed by a board of directors elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board. The executive officers were initially elected at the organizational meeting of the board of directors and thereafter will be chosen annually by the board at its meeting following the annual meeting of shareholders. The following table sets forth the names and ages of our current directors and the names, ages and positions of our executive officers. Our officers are not employees of us.

Name	Age	Position
Glade M. Knight	65	Chairman and Chief Executive Officer
Lisa B. Kern	49	Director
Bruce H. Matson	52	Director
Michael S. Waters	54	Director
Robert M. Wily	59	Director
David Buckley	41	Executive Vice President and Chief Legal Counsel
Kristian Gathright	37	Executive Vice President and Chief Operating Officer
Justin Knight	36	President
David McKenney	47	President of Capital Markets
Bryan Peery	44	Executive Vice President and Chief Financial Officer

        The following persons are currently serving as our directors:

        Glade M. Knight (age 65).    Mr. Knight is our chairman and chief executive officer. Mr. Knight is also chief executive officer and sole shareholder of Apple Nine Advisors and Apple Suites Realty.

        Mr. Knight also is the founder, chairman of the board and chief executive officer of Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc., each of which is a REIT. Mr. Knight was the Chairman of the Board and Chief Executive Officer of Apple Hospitality Two, Inc., a lodging REIT, from 2001 until the company was sold to an affiliate of ING Clarion in May of 2007. Mr. Knight served in the same capacity for Apple Hospitality Five, Inc., another lodging REIT, from 2002 until the company was sold to Inland American Real Estate Trust, Inc. in October of 2007. At the time of sale, Apple Hospitality Two, Inc. owned 63 hotels in select metropolitan areas throughout the United States and Apple Hospitality Five, Inc. owned 27 hotels in select metropolitan areas throughout the United

States. In addition, Mr. Knight served as Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc. until it merged with a subsidiary of Colonial Properties Trust in 2005. Following the merger, Mr. Knight became a trustee of Colonial Properties Trust. Cornerstone Realty Income Trust, Inc. owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Colonial Properties Trust is a self-administered equity REIT that is an owner, developer and operator of multifamily, office and retail properties in the sunbelt region of the United States. Apple REIT Six, Inc., Apple REIT Seven, Inc. and Apple REIT Eight, Inc. each own hotels in selected metropolitan areas of the United States. Mr. Knight is Chairman of the Board of Trustees of Southern Virginia University in Buena Vista, Virginia. He also is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of the university's Entrepreneurial Department of the Graduate School of Business Management. Mr. Knight serves as the Chair of the Company's Executive Committee. Mr. Knight has been a member of the Board since 2008 and his current term will expire in 2011.

        Lisa B. Kern.    Ms. Kern, 49, is First Vice President of Investments of Davenport & Co., LLC, an investment brokerage firm in Richmond, Virginia (1996—present). From 1994 to 1996, Ms. Kern was with Kanawha Capital Management as a Vice President Portfolio Manager. In addition, Ms. Kern was with Crestar Bank (now SunTrust Bank) from 1989 to 1993. Ms. Kern is also a director of Apple REIT Six, Inc. and Apple REIT Seven, Inc. She previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October 2007 respectively. Ms. Kern serves as chairperson of the Company's Audit Committee and has been a member of the Board since 2008 and her current term will expire in 2012.

        Bruce H. Matson.    Mr. Matson, 52, is a Vice President and Director of the law firm of LeClair Ryan, a Professional Corporation, in Richmond, Virginia (1994—present). Mr. Matson joined LeClair Ryan in 1994 and has practiced law since 1983. Mr. Matson is also a director of Apple REIT Six, Inc. and Apple REIT Seven, Inc. He previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October 2007, respectively. Mr. Matson is a member of the Company's Executive Committee and chairperson of the Company's Compensation Committee. Mr. Matson has been a member of the Board since 2008 and his current term will expire in 2012.

        Michael S. Waters.    Mr. Waters, 54, is President and co-founder of Partnership Marketing, Inc. (1998—present). From 1995 through 1998, Mr. Waters served as a Vice President and General Manager of GT Foods, a division of Good Times Home Video. From 1987 to 1995, he served as a Vice President and General Manager of two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer. Mr. Waters is also a director of Apple REIT Six, Inc. and Apple REIT Eight, Inc. He previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October 2007, respectively. Mr. Waters has been a member of the Board since 2008 and his current term will expire in 2010.

        Robert M. Wily.    Mr. Wily, 59, is an international judicial consultant (2002—present). Mr. Wily was formerly the Director of Client Services of the Center for Claims Resolution in Princeton, New Jersey (2000-2001). He served as the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts from 1999 to 2000. He served as the Clerk of Court for the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to holding those positions, Mr. Wily was in the private practice of law. Mr. Wily is also a director of Apple REIT Six, Inc and Apple REIT Eight, Inc. He previously served as a director of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. until the companies were sold in May of 2007 and October 2007, respectively. Mr. Waters has been a member of the Board since 2008 and his current term will expire in 2010.

        None of our officers and directors purchased Units in order to reach the minimum offering of 9,523,810 Units.

Classification of the Board

        The board is divided into three classes. The terms of the second, third and first classes will expire in 2010, 2011 and 2012, respectively. Directors of each class will be elected for three year terms upon the expiration of the current term of each class. The staggered terms for directors may affect our shareholders' ability to effect a change in control even if a change in control was in our shareholders' best interest. Michael S. Waters and Robert M. Wily initial term as directors will expire in 2010 and Mr. Knight's initial term as a director will expire in 2011. Lisa B. Kern and Bruce H. Matson's initial term expired in 2009. At the 2009 annual meeting of shareholders Lisa B. Kern and Bruce H. Matson were elected to serve for another three-year term that will expire in 2012.

Committees of the Board

        The board has an Audit Committee, a Compensation Committee and an Executive Committee. The board has the ability to form additional committees in the future if it deems it advisable, subject to the provisions of our bylaws and applicable Virginia corporate law.

        The Audit Committee's function is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee consists of Lisa B. Kern, Michael S. Waters and Robert M. Wily. Ms. Kern is the Chairperson of the Audit Committee.

        The Compensation Committee oversees, implements and/or makes recommendations as to compensation of our senior officers, and administers our stock incentive plan. The Compensation Committee consists of Bruce H. Matson and Robert M. Wily. In the event the members of the Compensation Committee do not agree on a decision delegated to the Compensation Committee, the entire board will consider and decide the matter. Mr. Matson is the Chairperson of the Compensation Committee.

        The Executive Committee has all powers of the board except for those which require action by all directors under our articles or bylaws or under applicable law. The Executive Committee consists of Glade M. Knight, Bruce H. Matson and Robert M. Wily. Mr. Knight is the Chairperson of the Executive Committee.

Corporate Governance

        Our board has determined that all of our directors, except Mr. Knight, are "independent" within the meaning of the rules of the New York Stock Exchange (although we are not listed on a national exchange, we adopted these rules for purposes of determining such independence).

        The Board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between the Company and the director (excluding directors fees and options), (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, the Company, or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity. The Board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the Board is required to disclose the basis for its determination in the Company's then current annual proxy statement. In addition, the Board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

        The board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the board is required to disclose the basis for its determination in our annual proxy statement. In addition, the board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

Indemnification and Insurance

        We obtain, and pay the cost of, directors' and officers' liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and (2) us to the extent that we have indemnified the directors and officers for loss.

Executive Officers

        In addition to Glade M. Knight, whose background is described above, the Company has the following executive officers:

        David Buckley (age 41).    Mr. Buckley is Executive Vice President and Chief Legal Counsel for the Company. In addition, he serves as Executive Vice President and Chief Legal Counsel for Apple REIT Six, Inc. (2005—present), Apple REIT Seven, Inc. (2005—present) and Apple REIT Eight, Inc. (2007—present), each of which is a real estate investment trust. Mr. Buckley served as Senior Vice President and General Counsel for Apple Hospitality Two, Inc and Apple Hospitality Five, Inc., from 2005 to 2007. Prior to his service to these companies, from 1999 to 2005, Mr. Buckley was an associate with McGuireWoods LLP, a full-service law firm headquartered in Richmond, Virginia. Mr. Buckley holds a Juris Doctor degree, Cum Laude, from the University of Richmond, Richmond, Virginia, a Master of Urban and Regional Planning degree from Virginia Commonwealth University, Richmond, Virginia and a Bachelor of Science degree in Industrial Technology from the University of Massachusetts Lowell, Lowell, Massachusetts. Mr. Buckley is a member of the Virginia State Bar and the Richmond Bar Association.

        Kristian Gathright (age 37).    Mrs. Gathright is Executive Vice President and Chief Operating Officer for the Company. In addition, Ms. Gathright serves as Executive Vice President and Chief Operating Officer for Apple REIT Six, Inc. (2004—present), Executive Vice President and Chief Operating Officer for Apple REIT Seven, Inc. (2005—present) and Executive Vice President and Chief Operating Officer for Apple REIT Eight, Inc. (2007—present), each of which is a real estate investment trust. Mrs. Gathright also served as Chief Operating Officer and Senior Vice President of Operations for Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc. from 2000 to 2007. Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, Inc., a real estate investment trust or "REIT" which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1996 to 1998, she was an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a real estate investment trust headquartered in Richmond, Virginia. From 1994 to 1996, she served as a Senior Staff Accountant at Ernst and Young LLP.

Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at University of Virginia, Charlottesville, Virginia. Mrs. Gathright passed the Virginia CPA Exam in 1994.

        Justin Knight (age 36).    Mr. Knight is President for the Company. Mr. Knight presently serves as President for Apple REIT Six, Inc. (2004—present), Apple REIT Seven, Inc. (2005—present) and Apple REIT Eight, Inc. (2007—present), each of which is a real estate investment trust. Mr. Knight served as Senior Vice President and as President of Apple Hospitality Two, Inc. from 2000 to 2007 and Senior Vice President of Acquisition for Apple Hospitality Five from 2002 to 2007 and President (2007). From 1999 to 2000, Mr. Knight served as Senior Account Manager for iAccess.com, LLP, a multi-media training company. In 1999 he was also an independent consultant with McKinsey & Company providing research for the company's Evergreen Project. From 1997 to 1998, he served as President and Web Design Consultant of a Web development firm—Cornerstone Communications, LLC. From 1996 to 1998, Mr. Knight served as Senior Asset Manager and Director of Quality Control for Cornerstone Realty Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Mr. Knight is co-chairman for the Cashell Donahoe Scholarship Memorial Fund created to provide need-based scholarships to students of Southern Virginia University in Buena Vista, Virginia. Mr. Knight also serves on the Marriott Owners Advisory Council and the Hilton Garden Inn Advisory Council. Mr. Knight holds a Master of Business Administration degree with emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah. Justin Knight is the son of Glade M. Knight.

        David McKenney (age 47).    Mr. McKenney is President of Capital Markets for the Company. He also serves as President of Capital Markets for Apple REIT Six, Inc. (2004—present), Apple REIT Seven, Inc. (2005—present) and Apple REIT Eight, Inc. (2007—present), each of which is a real estate investment trust. Mr. McKenney served as President of Capital Markets for Apple Hospitality Two, Inc. from 2002 to 2007 and Apple Hospitality Five from 2002 to 2007. From 1994 to 2001, Mr. McKenney served as Senior Vice President and Treasurer of Cornerstone Income Trust, Inc., a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1992 to 1994, Mr. McKenney served as Chief Financial Officer for The Henry A. Long Company, a regional development firm located in Washington, D.C. From 1988 to 1992, Mr. McKenney served as a Controller at Bozzuto & Associates, a regional developer of apartments and condominiums in the Washington, D.C. area. Mr. McKenney also had five years of experience with Arthur Andersen & Company. Mr. McKenney is a Certified Public Accountant, holds a Virginia Real Estate Sales License, and is a member of the National Association of Real Estate Investment Trust (NAREIT) and the National Investor Relations Association (NIRA). Mr. McKenney holds Bachelor of Science degrees in Accounting and Management Information Systems from James Madison University, Harrisonburg, Virginia.

        Bryan Peery (age 44).    Mr. Peery is Executive Vice President and Chief Financial Officer for the Company. He also serves as Executive Vice President and Chief Financial Officer for Apple REIT Six, Inc. (2004—present), Apple REIT Seven, Inc. (2005—present) and Apple REIT Eight, Inc. (2007—present), each of which is a real estate investment trust. Mr. Peery served as Senior Vice President, Chief Financial Officer and Treasurer for Apple Hospitality Two, Inc. from 2003 to 2007 and Apple Hospitality Five from 2003 to 2007. Prior to his service with these companies, Mr. Peery served as President (2000-2003), Vice President-Finance (1998-2000) and Controller (1997-1998), of This End Up Furniture Company. Mr. Peery was with Owens & Minor, Inc. from 1991 until 1997, where he last served as Director and Assistant Controller-Financial Reporting. Mr. Peery's experience also includes five years of service with KPMG LLP. Mr. Peery holds a Bachelor of Business Administration degree in Accounting from the College of William and Mary, Williamsburg, Virginia. Mr. Peery is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

General Philosophy

        The following section states the Company's compensation philosophy, strategy and plans as of the date of this prospectus. The Compensation Committee of the board of directors influences, and in some cases, determines, our compensation philosophy, strategy, plans and practices. Thus, the information in the following section is tentative and subject to change at any time and from time to time by action of the Compensation Committee, whether acting by itself, or in conjunction with management or the entire board of directors.

        The Company's executive compensation philosophy is to attract, motivate and retain a superior management team. The Company's compensation program rewards each senior manager for their contribution to the Company. In addition, the Company uses annual incentive benefits that are designed to be competitive with comparable employers and to align management's incentives with the interests of the Company and its shareholders.

        With the exception of the Company's Chief Executive Officer (CEO), the Company compensates its senior management through a mix of base salary and bonus designed to be competitive with comparable employers. The Company does not utilize stock based awards or long term compensation for senior management. The Company believes that a simplistic approach to compensation better matches the objectives of all stakeholders. See the section entitled "Compensation," above for a discussion of the compensation we pay to our CEO, who is Mr. Glade M. Knight, and to companies that are owned by Mr. Knight.

Cost-Sharing Arrangements and Reimbursements

        Apple Nine Advisors and Apple Suites Realty do not have employees and do not pay compensation to any employees. Instead, each member of the senior management team performs similar functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple Suites Realty Group (ASRG), Apple Six Realty Group, Apple Six Advisors, Inc. (A6A), Apple Seven Advisors, Inc. (A7A), Apple Eight Advisors, Inc (A8A) and Apple Nine Advisors (A9A). Each senior manager is employed by, and each senior manager's compensation is paid by, Apple Fund Management, which is a subsidiary of Apple REIT Six and indirectly controlled by Glade M. Knight. The compensation paid by Apple Fund Management is allocated among the various companies organized by Mr. Knight in a manner that is proportionate to the estimated amount of time devoted to activities associated with each such individual company. The allocation is made by the management of the several REITs and is reviewed by the Compensation Committee of the several REITs. The Company's executives and staff compensation sharing arrangement allows the companies to share costs yet attract and retain superior executives and staff. Amounts reimbursed to Apple Fund Management include both compensation for personnel and "overhead" utilized by the companies.

        Under the Advisory Agreement, we pay Apple Nine Advisors fee compensation and under the Property Acquisition/Disposition Agreement, we pay Apple Suites Realty fee compensation. In addition, under each such agreement, and in exchange for the services rendered under each such agreement, we pay each of Apple Nine Advisors and Apple Suites Realty reimbursement compensation for payments it makes to Apple Fund Management. More specifically, since they have no employees of their own, Apple Nine Advisors and Apple Suites Realty use the personnel and office space of Apple Fund Management to satisfy their respective obligations under the Advisory Agreement and Property Acquisition/Disposition Agreement, and are required to reimburse Apple Fund Management for such expense. They use the reimbursement compensation received from us under the Advisory Agreement and the Property Acquisition/Disposition Agreement to pay Apple Fund Management.

        Glade M. Knight is Chairman of the Board of Directors, chief executive officer and owner of ASRG, A6A, A7A, A8A and A9A, each of which have various agreements with the Company and Apple REIT Six, Apple REIT Seven and Apple REIT Eight. During 2006, ASRG, Apple Six Realty Group, A6A and A7A received fee compensation of approximately $10.7 million from Apple REIT Six and Apple REIT Seven, and Apple REIT Six and Apple REIT Seven also paid approximately $2.3 million in reimbursement compensation on behalf of the previously mentioned companies. During 2007, ASRG, Apple Six Realty Group, A6A, A7A and A8A received fee compensation of approximately $14.2 million from Apple REIT Six, Apple REIT Seven and Apple REIT Eight, and Apple REIT Six, Apple REIT Seven and Apple REIT Eight also paid approximately $3.1 million in reimbursement compensation on behalf of the previously mentioned companies. During 2008, ASRG, A6A, A7A, A8A and A9A received fee compensation of $32.2 million from Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine, and Apple REIT Six, Apple REIT Seven, Apple REIT Eight and Apple REIT Nine also paid approximately $6.6 million in reimbursement compensation on behalf of the previously mentioned companies.

        The Compensation Committee of the board of directors considers these agreements when developing the CEO's compensation. As a result, the Company's CEO receives de minimis compensation from the Company.

Base and Incentive Salaries

        The process of establishing each senior manager's compensation involves establishing an overall targeted amount and allocating that total between base and incentive compensation. Each year, the Chairman of the board of directors develops the compensation targets of senior management (as well as goals and objectives) with input from other members of senior management and reviews these items with the Compensation Committee of the board of directors. The overall target is developed by comparing compensation paid by other public hospitality REITs, and consideration of each individual's experience in their position and the industry, the risks and deterrents associated with their position and the anticipated difficulty to replace the individual. It is the Company's intention to set this overall target sufficiently high to attract and retain a strong and motivated leadership team, but not so high that it creates a negative perception with our other stakeholders. Once the overall target is established, approximately 75% of that number is allocated to base salary and the remaining 25% is allocated to incentive compensation. The incentive compensation is allocated 50% to Company overall performance (typically Funds From Operations (FFO) targets) and 50% to each individual's subjective performance objectives.

Perquisites and Other Benefits

        Members of senior management participate in the benefit plans of Apple Fund Management on the same terms as other employees. These plans include medical and dental insurance, life insurance and 401K plan. As noted in the Summary Compensation Table below, the Company provides limited perquisites to its Senior Managers.

Summary Compensation Table

Name	Position	Year	Salary	Bonus	All Other Compensation(1)	Total(2)
Glade Knight	Chief Executive Officer	2008	$12,500	$203	$3,525	$16,228
Justin Knight	President	2008	85,750	12,431	7,017	105,198
David McKenney	President, Capital Markets	2008	85,750	12,431	6,616	104,797
Kristian Gathright	Executive Vice President, Chief Operating Officer	2008	61,250	12,431	6,916	80,597
Bryan Peery	Executive Vice President, Chief Financial Officer	2008	47,500	9,640	4,651	61,791

(1)
Includes portion of health insurance, life insurance, parking and 401K match paid by the company.

(2)
As discussed above, represents Apple REIT Nine's allocated share of each officer's total compensation.

Compensation of Directors

        The Company compensates directors as follows:

        All Directors.    All directors are reimbursed by the Company for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors or a committee and in conducting the business of the Company.

        Independent Directors.    The independent directors (classified by the Company as all directors other than Mr. Knight) receive annual directors' fees of $15,000, plus $1,000 for each meeting of the Board attended and $1,000 for each committee meeting attended. Additionally, the Chair of the Audit Committee receives an additional fee of $2,500 per year and the Chair of the Compensation Committee receives an additional fee of $1,500 per year. Under the Company's Non-Employee Directors Stock Option Plan, each non-employee director receives options to purchase Units based on the number of Units sold in the offering, exercisable at $11.00 per Unit.

        Non-Independent Director.    Mr. Knight receives no compensation from the Company for his services as a director.

Director Summary Compensation

Director	Year	Fees Earned	Option Awards(1)	Total
Lisa B. Kern	2008	$20,500	$6,587	$27,087
Bruce H. Matson	2008	18,500	6,587	25,087
Michael S. Waters	2008	18,000	6,587	24,587
Robert M. Wily	2008	19,000	6,587	25,587
Glade M. Knight	2008	—	—	—

(1)
The amounts in this column reflect the amount recognized for financial statement reporting purposes for the period ended December 31, 2008 in accordance with FAS 123(R)

Directors' Plan

        In 2008 we adopted a Non-Employee Directors' Stock Option Plan (the "Directors' Plan") for members of our board of directors who are not our employees or employees of Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple Nine Advisors or Apple Suites Realty (the "Directors' Plan").

Under the Directors' Plan, the number of Units reserved for issuance is equal to 45,000 Units plus 1.8% of the number of Units sold in the offering in excess of the minimum offering of 9,523,810 Units. While our offering is on-going, any Units issued under the Director Plan will be issued at $11.00 per Unit

        A director is eligible to receive an option under the Directors' Plan if the director is not otherwise our employee or an employee of any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. All of the directors except Mr. Knight currently qualify to receive options under the Directors' Plan.

        The Directors' Plan is administered by the board of directors. Grants of stock options to eligible directors under the Plan are automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors' Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

        The Directors' Plan provides for the following automatic option awards:

  •
  As of the initial closing of the Units, each eligible director received an option to purchase 5,500 Units plus 0.0125% of the number of Units in excess of the minimum offering sold by the initial closing.

  •
  As of each June 1 during the years 2008 through the date of termination of the Directors' plan (inclusive), each eligible director automatically receives an option to purchase 0.02% of the number of Units issued and outstanding on that date.

  •
  As of the election as a director of any new person who qualifies as an eligible director, the eligible director will automatically receive an option to purchase 5,500 Units.

        The purpose of the Directors' Plan is to enhance the identification of the participating directors' interests with those of the shareholders.

        The exercise price for each option granted under the Directors' Plan is 100% of the fair market value on the date of grant; no consideration is paid to us for the granting of the option. Options granted under the Directors' Plan have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

        Options granted under the Directors' Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him or her. Payment upon exercise of an option under the Directors' Plan may be made in cash or with our Units of equivalent value.

        The board of directors may suspend or discontinue the Directors' Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of Units subject to the Plan, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors' Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code.

Stock Option Grants

        Since adoption of the Directors' Plan, none of the participants have exercised any of their options to acquire Units. The following table shows the options to acquire Units that have been granted under the Directors Plan as of September 1, 2009:

Option Grants Since Inception

Name(1)	Number of Units Underlying Options Granted
Glade M. Knight	—
Lisa B. Kern	20,402
Bruce H. Matson	20,402
Michael S. Waters	20,402
Robert M. Wily	20,402

(1)
Glade M. Knight is not eligible for the Directors Plan.

(2)
Options granted are exercisable for ten years from the date of grant at an exercise price of $11.00 per Unit.

APPLE NINE ADVISORS AND APPLE SUITES REALTY

General

        We entered into an advisory agreement with Apple Nine Advisors, who, among other things,

  •
  seeks to obtain, investigate, evaluate and recommend property investment opportunities for us;

  •
  serves as property investment advisor and consultant in connection with investment policy decisions made by the board of directors; and

  •
  subject to the direction of the board, supervises our day-to-day operations.

        Apple Nine Advisors, a Virginia corporation, was formed on November 8, 2007. All of its outstanding common shares are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Nine Advisors and its sole executive officer. David Buckley, Kristian Gathright, Justin Knight and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Nine Advisors, but are not employees of this company.

        Apple Suites Realty, a Virginia corporation, was formed on September 1, 1999. Apple Suites Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Suites Realty as well as its sole executive officer. Justin Knight, Bryan Peery and David McKenney are Vice Presidents of (and also hold certain other subordinate offices in) Apple Suites Realty, but are not employees of this company.

        Apple Nine Advisors and Apple Suites Realty will be staffed in a manner at all times sufficient to fully serve us. We have not obtained, and neither has Apple Nine Advisors nor Apple Suites Realty obtained, "key-man" life insurance on the life of any officer. In the event a key person ceases to serve us, the staff of Apple Nine Advisors or Apple Suites Realty will be adjusted to serve us. Neither Apple Nine Advisors nor Apple Suites Realty currently have employees. Each company must make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight, our chairman and chief executive officer. Each member of the senior management team performs similar functions for us, Apple REIT Six, Apple REIT Seven, Apple REIT Eight, Apple Suites Realty Group (ASRG) Apple Six Advisors, Inc. (A6A), Apple Seven Advisors, Inc. (A7A), Apple Eight Advisors, Inc (A8A) and Apple Nine Advisors, Inc. (A9A). As a result each senior manager's total compensation paid by the Company is proportionate to the estimated amount of time devoted to activities associated with the Company.

        The term "affiliate" as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Mr. Knight, Apple Nine Advisors and Apple Suites Realty are affiliates.

The Advisory Agreement

        The advisory agreement has a seven-year term and is renewable for additional two-year terms thereafter by the board of directors. The advisory agreement provides that it may be terminated at any time by a majority of our directors, with or without cause, upon 60 days' written notice. In addition, Mr. Knight as the sole shareholder of Apple Nine Advisors can terminate the Advisory Agreement with or without cause upon 60 days' written notice. There is no termination fee payable at the time of termination of the advisory agreement. Under the advisory agreement, Apple Nine Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the advisory agreement, generally, Apple Nine Advisors is not required to, and does not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. We generally make our own decisions with respect to temporary investments.

        Pursuant to the advisory agreement, Apple Nine Advisors is entitled to an annual asset management fee. As of June 30, 2009, we have paid $454,000 in cumulative fees to Apple Nine Advisors and reimbursement fees of $1,283,000. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations to the amount raised in this offering for the calendar year or pro rata for a partial year. This ratio is referred to as the "return ratio." The per annum asset management fee is initially equal to the following with respect to each calendar year:

  •
  0.1% if the return ratio for the calendar year is 6% or less;

  •
  0.15% if the return ratio for the calendar year is more than 6% but not more than 8%; and

  •
  0.25% if the return ratio for the calendar year is above 8%.

        Assuming the maximum offering amount of $2,000,000,000 in Units is sold, the annual asset management fee would be:

  •
  $2,000,000 if the return ratio is 6% or less;

  •
  $3,000,000 if the return ratio is more than 6% but no more than 8%; or

  •
  $5,000,000 if the return ratio is more than 8%.

        Our modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

        We believe that modified funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Nine Advisors. Modified funds from operations differs from funds from operations as defined by the National Association of Real Estate Investment Trust's ("NAREIT")

October 1999 White Paper. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains or losses on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Modified funds from operations includes the NAREIT definition but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Modified funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

        The bylaws require our directors to monitor Apple Nine Advisors' performance under the advisory agreement and to determine at least annually that the amount of compensation we pay to Apple Nine Advisors is reasonable, based on factors as they deem appropriate, including:

  •
  the amount of the asset management fee in relation to the size, composition and profitability of our investments;

  •
  the success of Apple Nine Advisors in selecting opportunities that meet our investment objectives;

  •
  the rates charged by other investment advisors performing comparable services;

  •
  the amount of additional revenues realized by it for other services performed for us;

  •
  the quality and extent of service and advice furnished by it;

  •
  the performance of our investments; and

  •
  the quality of our investments in relation to any investments generated by it for its own account.

        Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total "Average Invested Assets" or 25% of our "Company Net Income" for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

        Unless the directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Nine Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Nine Advisors is entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the directors are entitled to consider all relevant factors pertaining to our business and operations, and are required to explain their conclusion in written disclosure to the shareholders. Apple Nine Advisors generally will pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

        Our bylaws further prohibit the total organizational and offering expenses, including selling commissions, from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the "contract price for the property" means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Nine Advisors immediately upon our demand.

        In addition, we issued to Glade M. Knight 480,000 Series B convertible preferred shares. We issued the Series B convertible preferred shares for payment by Mr. Knight of $48,000. Upon the occurrence of certain events, including termination of the advisory agreement, the Series B convertible preferred shares are convertible into common shares. No additional consideration is due upon the conversion of the Series B convertible preferred shares into Units. In addition, to the extent not previously converted, upon our liquidation, the holder of a Series B convertible preferred share is entitled to a liquidation payment of $11.00 per number of common shares into which each Series B convertible preferred share would be convertible, subject to and after the priority liquidation payment to the holders of the Series A preferred shares. In the event that the liquidation of our assets results in proceeds that exceed the priority distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The priority distribution to the holders of the Series A preferred shares will terminate upon the conversion of the Series B convertible preferred shares into common shares.

        The conversion of the Series B convertible preferred shares into common shares will result in an economic benefit for the holder of those shares.

        This discussion is only a summary of the material terms of the advisory agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.

Apple Suites Realty

        We entered into a Property Acquisition/Disposition Agreement with Apple Suites Realty under which Apple Suites Realty acts as a real estate broker in connection with our purchases and sales of properties. Under the agreement, Apple Suites Realty is entitled to a fee equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase, including any debt incurred in order to purchase the property. As of June 30, 2009, we have paid $11.5 million in cumulative fees to Apple Suites Realty. The fee amount is estimated at $34.8 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws and the maximum offering is sold, the amount of compensation could be $69.6 million. Under the agreement, Apple Suites Realty is also entitled to a fee in connection with the disposition of some or all of our properties equal to 2% of the gross sales prices, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, or the entities holding our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of our cost basis in the property plus 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Suites Realty, that amount will decrease the amount of our obligation to Apple Suites Realty. Under the Property Acquisition/Disposition Agreement, Apple Suites Realty is not entitled to any real estate commission upon our sale of a property to, or purchase of a property from, Apple Suites Realty or an affiliate of Apple Suites Realty (including any other program organized by Glade M. Knight), but Apple Suites Realty will, in such case, be entitled to payment by us of its direct costs in performing services pertaining to any such purchase or sale. The agreement has an initial term of five years and renews automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

        This discussion is only a summary of the material terms of the Property Acquisition/Disposition Agreement. A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

        Subject to the conditions applicable generally to transactions between us and affiliates of Apple Nine Advisors or Apple Suites Realty, an affiliate may render services to us in connection with our financings or refinancings and would be entitled to compensation for those services. As of the date of this prospectus, no such services have been rendered to us and there are no specific agreements for any of these services.

        Apple Nine Advisors and Apple Suites Realty pay Apple Fund Management the reimbursement compensation they receive from us under the Advisory Agreement and Property Acquisition/Disposition Agreement, respectively.

Property Management

        Each hotel property owned by us is managed by a third-party manager or operator, who is paid a management fee. These property-level management fees to third-party managers or operators are in addition to the fee compensation and reimbursement compensation payable to Apple Nine Advisors and Apple Suites Realty under the Advisory Agreement and Property Acquisition/Disposition Agreement. Similarly, we anticipate that each new hotel property acquired by us will be managed by a third-party manager or operator who will be paid a management fee.

Prior Performance of Programs Sponsored by Glade M. Knight

        The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight's experience in the last ten years (and, in certain contexts, a longer period) with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of December 31, 2008, except where a different date is specified. This information should not be considered to be indicative of our capitalization or operations. Also, past performance of prior programs is not necessarily indicative of our future results. Purchasers of our Units will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

        In general, the investment objectives of the eight real estate investment trusts previously organized by Mr. Knight (Cornerstone, Apple Residential, Apple Suites, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven and Apple REIT Eight), and the two publicly-offered partnerships organized by Mr. Knight (Southeastern Income Properties Limited Partnership and Southeastern Income Properties II Limited Partnership) were similar to our investment objectives of achieving long-term growth in cash distributions, together with possible capital appreciation, through the acquisition, ownership and ultimate disposition of real properties. However, the types and locations of properties we may acquire and own will differ in varying degrees from the property portfolios of these previously-organized entities with similar investment objectives.

        In addition, as discussed below, in the period before 1990, Mr. Knight organized 38 privately-offered partnerships whose investment objectives were substantially dissimilar to our investment objectives. The investment objectives of these privately-offered partnerships featured the potential realization of tax losses that could be used to offset investors' other sources of income, and these privately-offered partnerships often utilized high levels of debt. As discussed in greater detail below, seven of the privately-offered partnerships filed for reorganization under Chapter 11 of the United States Bankruptcy Code (and two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner). Six of the privately-offered partnerships acquiesced to negotiated foreclosures on their properties.

        Except for these privately-offered partnerships which filed for reorganization or which acquiesced to negotiated foreclosures on their properties, no prior programs sponsored by Mr. Knight have experienced any major adverse business developments or conditions that would be material to investors in the current offering.

Prior REITS

  Cornerstone and Apple Residential

        Mr. Knight was responsible for the organization of Cornerstone, a real estate investment trust organized to acquire, own and operate apartment complexes in the mid-Atlantic and southeastern regions of the country. Mr. Knight was the chairman and chief executive officer of Cornerstone. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 12,000 investors. After that initial offering, Cornerstone completed additional firm-commitment offerings totaling approximately $132 million. The net proceeds of the Cornerstone best-efforts public offering and subsequent offerings were used to acquire 107 apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas, with an aggregate purchase price of $869,402,266. In April, 2005, Cornerstone Realty Income Trust, Inc. was merged into a subsidiary of Colonial Properties Trust. Thus, as a result of that merger, Cornerstone Realty Income Trust, Inc. ceased to exist and its properties became properties of Colonial Properties Trust. The merger consideration received by shareholders of Cornerstone was either approximately .26 common shares of Colonial Properties Trust or .42 preferred shares of Colonial Properties Trust per common share of Cornerstone. In connection with the merger, the aggregate value of the stock consideration issued by Colonial Property Trust was approximately $595 million. As noted above, Cornerstone raised $432 million in its two public offerings.

        In addition, Mr. Knight was responsible for the organization of Apple Residential Income Trust, Inc. ("Apple Residential"), a real estate investment trust organized to acquire, own and operate apartment complexes in the southwestern region of the country. Mr. Knight was the chairman, chief executive officer and president of Apple Residential. Between January 1997 and February 1999, Apple Residential sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 11,000 investors. The net proceeds of the Apple Residential public offering were used to acquire 28 new apartment communities in Texas, with an aggregate purchase price of $285,743,142. On July 23, 1999, Apple Residential was merged into a subsidiary of Cornerstone. Thus, as a result of that merger, Apple Residential ceased to exist and its properties became properties of Cornerstone. As consideration for the merger, each shareholder of Apple Residential received .4 shares of Cornerstone Preferred Series A per common share of Apple Residential.

  Apple Suites

        Mr. Knight was responsible for the organization of Apple Suites, a real estate investment trust formed to acquire and own extended-stay hotels in selected metropolitan areas. Mr. Knight was the chairman, chief executive officer and president of Apple Suites. Between August 1999 and April 2001, Apple Suites sold approximately $125 million in common shares in a continuous best-efforts offering to approximately 4,500 investors. The net proceeds of the Apple Suites public offering were used to acquire 17 previously owned extended-stay hotels in selected metropolitan areas in the United States, with an aggregate purchase price of $169,350,000. All hotels owned by Apple Suites were franchised with Homewood Suites® by Hilton. Effective on January 31, 2003, Apple Suites merged with and into Hospitality Acquisition Company, a subsidiary of Apple Hospitality Two. Thus, as a result of that merger, Apple Suites ceased to exist and its properties became properties of Apple Hospitality Two. The merger consideration received by shareholders of Apple Suites was either $10 in cash or 1 unit of Apple Hospitality Two per common share of Apple Suites.

  Apple Hospitality Two

        Mr. Knight was responsible for the organization of Apple Hospitality Two, a real estate investment trust formed to acquire and own upper-end, extended-stay hotels in selected metropolitan areas. Mr. Knight was the chairman and chief executive officer of Apple Hospitality Two. Between May 1, 2001 and November 26, 2002, Apple Hospitality Two sold approximately $300 million in Units in a continuous best-efforts offering to approximately 9,700 investors. After the minimum offering of $30 million was achieved, the offering price for Apple Hospitality Two was $10 per unit (the initial offering price was $9.50 per unit). The net proceeds of the Apple Hospitality Two public offering were used to acquire 49 previously owned extended-stay hotels in select metropolitan areas in the United States, with an aggregate purchase price of $434,851,000.

        On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

  Apple Hospitality Five

        Mr. Knight was responsible for the organization of Apple Hospitality Five, a real estate investment trust formed to acquire and own upper-end, extended-stay and other select-service hotels in selected metropolitan areas. Mr. Knight was the chairman and chief executive officer of Apple Hospitality Five. Apple Hospitality Five sold approximately $500 million in Units before its best-effort offering concluded. After the minimum offering of $50 million was achieved, the offering price for Apple Hospitality Five was $11 per unit (the initial offering price was $10.50 per unit). The net proceeds of the Apple Hospitality Five public offering were used to acquire 28 hotels in select metropolitan areas in the United States, with an aggregate purchase price of $418 million.

        On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately $14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

  Apple REIT Six

        Mr. Knight was responsible for the organization of Apple REIT Six, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Six is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Six. From April 23, 2004 to March 2006, Apple REIT Six sold approximately $1 billion in Units in its best-efforts offering. The net proceeds of the Apple REIT

Six public offering have been used to acquire 68 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $870 million. To date, Apple REIT Six has not disposed of any of these properties. All hotels owned by Apple REIT Six are franchised with Marriott® or Hilton® or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Six with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

  Apple REIT Seven

        Mr. Knight was responsible for the organization of Apple REIT Seven, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Seven is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Seven. From March 15, 2006 to July 2007, Apple REIT Seven sold approximately $1 billion in Units in a best-efforts offering. The net proceeds of the Apple REIT Seven public offering have been used to acquire 51 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $933 million. To date, Apple REIT Seven has not disposed of any of these properties. Apple REIT Seven does not have a material geographical concentration of properties. All hotels owned by Apple REIT Seven are franchised with Marriott International, Inc. or Hilton Hotels Corporation or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Seven with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

  Apple REIT Eight

        Mr. Knight was responsible for the organization of Apple REIT Eight, a real estate investment trust formed to acquire and own hotels, residential apartment communities and other property in selected metropolitan areas. While Apple REIT Eight is organized to acquire and own hotels, residential apartment communities and other property, it currently only owns hotels. Mr. Knight is the chairman and chief executive officer of Apple REIT Eight. From July 19, 2007 to April 2008, Apple REIT Eight sold approximately $1 billion in Units in a best-efforts offering. The net proceeds of the Apple REIT Eight public offering have been used to acquire 51 hotels in select metropolitan areas in the United States, with an aggregate purchase price of approximately $991 million. Apple REIT Eight does not have a material geographical concentration of properties. To date, Apple REIT Eight has not disposed of any of these properties. All hotels owned by Apple REIT Eight are franchised with Marriott International, Inc. or Hilton Hotels Corporation or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple REIT Eight with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

  Additional Information on Apple REIT Six, Apple REIT Seven and Apple REIT Eight

        Table VI of Part II on pages II-12 through II-14 of our registration statement (which is not a part of this prospectus) contains a more detailed summary of the 68 property acquisitions by Apple REIT Six, 51 property acquisitions for Apple REIT Seven and 51 property acquisitions for Apple REIT Eight on or before December 31, 2008. As noted above, Apple REIT Six, Apple REIT Seven and Apple REIT Eight, each have acquired hotels in selected metropolitan areas throughout the country. Those prior programs acquired their properties using cash raised in continuous, best-efforts offerings of their shares to the public. In selected situations, management also utilized secured financing when the terms of the financing were deemed favorable by management. We will provide a copy of Table VI without charge upon request of any investor or prospective investor.

Prior Partnerships

        Mr. Knight, in the period before 1990, organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately-offered transactions. Two of the partnerships were publicly-offered.

  Publicly-Offered Partnerships

        Two partnerships sponsored by Mr. Knight were issuers in public offerings of assignee units of limited partnership interest. They were known as Southeastern Income Properties Limited Partnership ("Southeastern I") and Southeastern Income Properties II Limited Partnership ("Southeastern II"). Southeastern I raised $25,000,000 from 2,714 investors and purchased four apartment complexes comprising 833 apartment units. Southeastern II raised $17,883,780 from 1,710 investors and acquired four apartment complexes comprising 784 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II, including capital improvements, was $41,178,606. The affiliates of Mr. Knight, which originally served as the general partners for these two partnerships, transferred management control over these partnerships to a third party in February 1992 by converting to limited partner status. Thus, those affiliates of Mr. Knight ceased to serve as the general partners. Thereafter, those affiliates ceased to hold their limited partnership interests.

  Privately-Offered Partnerships

        The 38 privately-offered partnerships were all organized before 1990. All of the privately-offered partnerships had investment objectives dissimilar to those of Apple REIT Nine, Inc. The privately-offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately-offered partnerships was approximately $129,088,000.

        The privately-offered partnerships used borrowings which varied from substantial to 100% of required funds in the acquisition of their properties. A significant objective of the privately-offered partnerships was the realization of tax losses which could be used to offset some or all of investors' other sources of income. The investment objectives of these partnerships were dissimilar to our investment objectives in that we do not seek to generate tax losses based in part on high levels of borrowing. Rather, we seek to realize increasing cash distributions to shareholders with no, low, or moderate levels of debt.

        Seven of these partnerships with investment objectives dissimilar to ours filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these seven partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. The other two of the seven partnerships emerged from their Chapter 11 reorganizations with restructured debt. In addition, two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner.

        Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation.

        Each of the partnerships described in the preceding two paragraphs owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors. In the opinion of Mr. Knight, the bankruptcy filings and foreclosures described above were attributable to a combination of high borrowing, a downturn in economic conditions generally and the real estate industry in particular, a fundamental change in tax laws, which decreased the perceived value of real estate to potential buyers and lenders, and the unavailability of favorable financing. As a result of these factors, each of the partnerships was unable to meet debt obligations or dispose of its property on terms that would allow repayment of its debt obligations.

        Mr. Knight does not expect that the combination of factors applicable to the privately-offered partnerships will be applicable to our operations. Mr. Knight no longer holds any interests in any of the partnerships organized by him.

Additional Information on Prior Programs

        Prospective investors should also refer to the tabular information on prior programs sponsored by Mr. Knight appearing under the heading "Experience of Prior Programs" in this prospectus.

 PRINCIPAL AND MANAGEMENT SHAREHOLDERS

        The determination of "beneficial ownership" for purposes of this prospectus has been based on information reported to the Company and the rules and regulations of the Securities and Exchange Commission. References below to "beneficial ownership" by a particular person, and similar references, should not be construed as an admission or determination by the Company that common shares in fact are beneficially owned by such person.

        As of September 1, 2009, the Company had a total of 76,518,300 issued and outstanding Common Shares. There are no shareholders known to the Company who beneficially owned more than 5% of its outstanding voting securities on such date. The following table sets forth the beneficial ownership of the Company's securities by its directors and executive officers as of the date of this prospectus:

Security Ownership of Management

Title of Class(1)	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Common Shares	Lisa B. Kern	20,402	*
(voting)	Bruce H. Matson	20,402	*
	Michael S. Waters	20,402	*
	Robert M. Wily	20,402	*
	Glade M. Knight	10	*
	Above directors and executive officers as a group	81,618	*
Series A Preferred Shares	Lisa B. Kern	20,402	*
(non-voting)	Bruce H. Matson	20,402	*
	Michael S. Waters	20,402	*
	Robert M. Wily	20,402	*
	Glade M. Knight	10	*
	Above directors and executive officers as a group	81,618	*

Series B Convertible Preferred Shares	Glade M. Knight	480,000	100%
(non-voting)

*
Less than one percent of class.

(1)
Executive officers not listed above for a particular class of securities hold no securities of such class. The Series A Preferred Shares are being issued as part of the Company's best efforts offering of Units. Each Unit consists of one Common Share and one Series A Preferred Share. The Series A Preferred Shares have no voting rights and are not separately tradable from the Common Shares to which they relate.

(2)
Amounts shown for individuals other than Glade M. Knight consist entirely of securities that may be acquired upon the exercise of options, although no options have been exercised to date. The Series B Convertible Preferred Shares are convertible into Common Shares upon the occurrence of certain events, under a formula which is based on the gross proceeds raised by the Company during its best efforts offering of Units.

        Information regarding the Company's equity compensation plan is set forth in note 5 to the Company's audited consolidated financial statements, which are incorporated by reference into this prospectus.

        Glade M. Knight, who is our chairman and chief executive officer, owns 480,000 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. We issued the Series B convertible preferred shares to Mr. Knight in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $48,000.

        There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

        Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11.00 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

        The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following triggering events:

  •
  we sell or transfer substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

  •
  the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

  •
  our common shares are listed on any securities exchange or quotation system or in any established market.

        The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

        Upon the occurrence of any triggering event as discussed above, and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

        In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

        No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders' interests.

FEDERAL INCOME TAX CONSIDERATIONS

General

        The following is a summary of material United States federal income tax considerations that may be relevant to a holder of Units. This summary is not tax advice. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with shareholders that hold Units as "capital assets" within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code". This summary does not discuss the United States federal income tax consequences that may be relevant to certain types of shareholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities, financial institutions, regulated investment companies, broker-dealers, foreign corporations, traders in securities who elect to mark to market, a person that has a functional currency other than the U.S.

dollar, a trust, an estate, a REIT, a U.S. expatriate, persons holding Units as part of a "straddle," "hedge," or other integrated investment, persons who receive Units through the exercise of employee stock options or otherwise as compensation, and persons who are not citizens or residents of the United States.

        The statements in this discussion are based on:

  •
  current provisions of the Code;

  •
  current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

  •
  the legislative history of the Code;

  •
  judicial decisions; and

  •
  current administrative interpretations of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS.

        Future legislation, regulations, administrative interpretations or court decisions could adversely change current law and cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

        We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be successfully challenged by the IRS.

        On October 22, 2004, legislation, referred to in this discussion as the "American Jobs Creation Act," was enacted into law. This new legislation contains several provisions applicable to REITs, which are described generally below under "Legislative Changes."

        This discussion is not tax advice and is not intended as a substitute for careful tax planning. Each prospective purchaser of Units is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of Units in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, and disposition of Units and of potential changes in applicable tax laws.

 Tax Status of Our Company

        We have elected to be treated as a REIT for federal income tax purposes. We believe that we have been organized and operate in such a manner as to qualify for taxation as a REIT.

        The law firm of McGuireWoods LLP is acting as our legal counsel in connection with this offering. In April 2008, McGuireWoods LLP rendered an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operation will enable us to satisfy the requirements for qualification as a REIT. It must be emphasized that the opinion of McGuireWoods LLP was based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by McGuireWoods LLP or by us that we will qualify as a REIT for any particular year. The opinion was expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or any subsequent change in the applicable law. The opinion of McGuireWoods LLP is not binding on the IRS. Further, the opinion is based on existing federal income tax laws governing qualification as a REIT (which are subject to change either prospectively or retroactively).

        Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by McGuireWoods LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

REIT Qualification

        In order to maintain our REIT qualification, we must meet the following criteria:

  •
  We must be organized as an entity that would, but for Sections 856 through 859 of the Code, be taxable as a regular domestic corporation;

  •
  We must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

  •
  We must be managed by one or more directors;

  •
  Our taxable year must be the calendar year;

  •
  Our beneficial ownership must be evidenced by transferable shares;

  •
  Beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

  •
  Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years;

  •
  We must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below; and

  •
  We must have made an election to be a REIT for 2008 and maintain the requirements for REIT status thereafter.

        We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

        To protect against violations of these requirements, our bylaws provide restrictions on transfers of our shares, as well as provisions that automatically convert shares into nonvoting, non-dividend paying excess shares to the extent that the ownership otherwise might jeopardize our REIT status.

        Specifically, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as to REIT.

        Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being "closely-held" within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

        Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be "excess shares." Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

        Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

  •
  the price paid for the excess shares by the intended transferee; or

  •
  if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

        Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

        To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

  Sources of Gross Income

        In order to qualify as a REIT for a particular year, we must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

        In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities, and items of income of a partnership (including a partnership's share of the assets, liabilities, and items of income with respect to any partnership in which we hold an interest) will be treated as assets, liabilities, and items of income of the REIT for purposes of applying the requirements described herein.

  75% Gross Income Test

        At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

  •
  rents from real property;

  •
  interest on loans secured by real property;

  •
  gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company's trade or business, referred to below as "dealer property");

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  income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (referred to as "foreclosure property");

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  distributions on, or gain from the sale of, shares of other qualifying REITs;

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  abatements and refunds of real property taxes; and

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  "qualified temporary investment income" (generally, any income from stock or a debt instrument that is attributable to the temporary investment of new capital and that we receive or accrue during the one-year period beginning on the date we receive the new capital).

        In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, and does not include certain property held by us for at least four years provided we meet specified additional safe harbor requirements.

        We believe that substantially all of our gross operating income has been and will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant's net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property, and we will have leases where rent is based on a percentage of gross income.

        With the exception for certain rents received from a taxable REIT subsidiary, "rents from real property" also excludes amounts received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, own a 10% or greater interest. As described below, we expect that amounts received from Apple Nine Hospitality Management, our wholly-owned, taxable REIT subsidiary, will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property. If the value exceeds 1%, then none of the rental income from that property will qualify as rents from real property.

        A REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We have made a joint election causing Apple Nine Hospitality Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Nine Hospitality Management, or its subsidiaries.

        Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Nine Hospitality Management or its subsidiaries with respect to any hotels we own will be considered rents from real property only if the following conditions are met:

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  each hotel must not be managed or operated by Apple Nine Hospitality Management or its subsidiaries, but rather must be managed or operated by an entity that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Nine Hospitality Management;

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  Apple Nine Hospitality Management or its subsidiaries may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any hotel facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and

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  no wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

        We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Nine Hospitality Management will be considered rents from real property. Apple Nine Hospitality Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT's tenants whose terms are not on an arm's-length basis.

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income tests described here and the asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. If a disregarded subsidiary ceases to be wholly owned, the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and income test applicable to REITs, including the requirement described below that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

        Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

  95% Gross Income Test

        In addition to earning 75% of gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

  Failing the 75% or 95% Tests; Reasonable Cause

        As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type of income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant, and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income; however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

        If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

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  we report the source and nature of each item of our gross income in our federal income tax return for that year;

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  the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

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  the failure to meet the tests is due to reasonable cause and not to willful neglect.

        However, in that case, we would be subject to a 100% tax based on (i) the greater of either (a) the amount by which we fail the 75% income test for the year or (b) the amount by which 95% of our gross income exceeds the amount of gross income we derive from sources that count toward satisfying the 95% gross income test (ii) multiplied by a fraction intended to reflect our profitability.

  Character of Assets Owned

        On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

        Second, although the balance of our assets generally may be invested without restriction, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own:

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  securities of any one issuer that represent more than 5% of the value of our total assets;

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  more than 10% of the outstanding voting securities of any single issuer; or

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  more than 10% of the value of the outstanding securities of any single issuer.

        The term "securities," however, generally includes debt securities issued by a partnership or another REIT, except that certain "straight debt" securities are not treated as securities for purposes of the 10% value test described above. As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

        Our ability to satisfy these asset tests will depend upon the fair market values of the assets we own directly or indirectly. These values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy these requirements for qualification and taxation as a REIT.

  Annual Distributions to Shareholders

        To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on the income, minus (2) limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

        REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred. To the extent that we have any net operating losses carried forward, these losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. These losses, however, generally will not affect the character, in the hands of our shareholders, of any distributions that are actually made by us.

        A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

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  Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year may be treated as paid in the prior year for ourselves and our shareholders.

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  Dividends declared before the due date of our tax return for the taxable year (including extensions) also may be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment occurring after that declaration.

        Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company's "ordinary income" plus (b) 95% of a company's capital gain net income plus (c) any undistributed income from prior periods.

        We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 90% distribution requirement.

        If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

Taxation as a REIT

        If we qualify as a REIT, we generally will not be subject to federal corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

        Even as a REIT, we will be subject to tax in the following circumstances:

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  certain income or gain from foreclosure property will be taxed at the highest corporate rate;

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  a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than sales of foreclosure property;

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  if we fail to meet either the 75% or 95% source of income tests, a 100% tax would be imposed equal to the amount obtained by multiplying (1) the greater of the amount, if any, by which (a) we failed either the 75% income test or (b) 95% of our gross income exceeds the amount of gross income we derive from sources that count toward satisfying the 95% income test, times (2) the ratio of our REIT taxable income to our gross income (excluding capital gain and other items);

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  items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

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  if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

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  under regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire the assets.

 Failure to Qualify as a REIT

        If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

        As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

Taxation of U.S. Shareholders

        As used herein, the term "U.S. shareholder" means a holder of preferred or common shares who (for United States federal income tax purposes):

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  is a citizen or resident, as defined in Section 7701 of the Code, of the United States;

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  is a corporation, partnership, or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

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  is an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person in effect.

        In general, distributions will be taxable to U.S. shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

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  Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year generally are treated as if received by the U.S. shareholders on December 31 of the calendar year during which they were declared.

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  Distributions paid to U.S. shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a U.S. shareholder who is subject to the passive activity rules.

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  Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to U.S. shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate U.S. shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income. Capital gain dividends, if any, will be allocated among different classes of shares in proportion to the allocation of earnings.

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  As long as we qualify as a REIT, distributions made to our U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income.

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  If we elect to retain and pay income tax on any net long-term capital gain, our U.S. shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our U.S. shareholders would receive a credit for the U.S. shareholder's proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

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  Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

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  U.S. Shareholders are not permitted to deduct our losses or loss carry-forwards.

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  Foreign tax credits and our other tax attributes, if any, will generally not pass through to our shareholders.

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  U.S. Shareholders who elect the Additional Share Option will be taxed as if they had received their distributions that are used to purchase additional Units.

        We may generate cash in excess of our net earnings. If we distribute cash to our U.S. shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each U.S. shareholder to the extent of the adjusted tax basis of the U.S. shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A U.S. shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

        Generally, gain or loss realized by a U.S. shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend, or has included a share of our retained net long-term capital gain, as described above, and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain income received or included.

        In any year in which we fail to qualify as a REIT, our U.S. shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction, and the U.S. shareholders will not be required to report any share of our tax preference items.

Legislative Changes

        On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. The Jobs and Growth Tax Relief Reconciliation Act of 2003 generally reduces the maximum tax rate applicable to you on capital gains recognized on the sale or other disposition of shares from 20% to 15%.

        The Jobs and Growth Tax Relief Reconciliation Act of 2003 also generally reduces the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax. Except in limited circumstances, this reduced tax rate will not apply to dividends paid to you by us, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you that are attributable to:

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  dividends received by us from non-REIT corporations or taxable REIT subsidiaries;

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  income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we did not distribute 100% of our REIT taxable income for the prior year); and

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  distributions by us that we designate as long-term capital gains dividends (except for certain distributions taxable to you at a maximum rate of 25%).

        The dividend and capital gains tax rate reductions provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally are effective for taxable years ending on or after May 6, 2003 through December 31, 2008. Without future legislative changes, the maximum long-term capital gains and dividend rates discussed above will increase in 2009.

        Although this legislation does not adversely affect the taxation of real estate investment trusts or dividends paid by real estate investment trusts, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends to be more attractive relative to stocks of real estate investment trusts. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our stock.

        The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in us.

        On October 22, 2004, the American Jobs Creation Act was enacted into law. The legislation includes the following changes, among other things, that are relevant to us as a REIT:

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  As discussed above, we may not own more than 10% by vote or value of any one issuer's securities, and the value of any one issuer's securities we own may not exceed five percent of the value of our total assets. If we fail to meet any of these tests at the end of any quarter and such failure is not cured within 30 days thereafter, we would fail to qualify as a REIT. Under the new legislation, after the 30-day cure period, a REIT may dispose of sufficient assets to cure such a violation that does not exceed the lesser of 1% of the REIT's assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets. For violations due to reasonable cause that are larger than this amount, the legislation permits the REIT to avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six-month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

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  The new legislation expands the safe harbor under which certain types of securities are disregarded as securities when calculating the 10% value limitation discussed above.

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  The new legislation changes the formula for calculating the tax imposed for certain violations of the 75% and 95% gross income tests described above and makes certain changes to the requirements for availability of the applicable relief provisions for failure to meet such tests.

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  The new legislation clarifies a rule regarding a REIT's ability to enter into leases with its taxable REIT subsidiary.

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  The new legislation provides additional relief in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT if:

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  the violation is due to reasonable cause and not due to willful neglect;

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  we pay a penalty of $50,000 for each failure to satisfy the provision; and

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  the violation does not include a violation described in the first and third bullet points above.

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  The new legislation clarifies that any income from a hedging transaction that is clearly and timely identified, including gain from the sale or disposition of such a financial instrument, will not constitute gross income for purposes of the 95% gross income test to the extent the financial instrument hedges indebtedness incurred or to be incurred to acquire or carry real estate assets.

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  The foregoing is a non-exhaustive list of changes applicable to REITs that are contained in the American Jobs Creation Act. The provisions contained in this legislation relating to the expansion of the securities safe harbor and a REIT's ability to enter into leases with its taxable REIT subsidiaries would apply to taxable years beginning after December 31, 2000, and the remaining provisions described above generally would apply to taxable years beginning after October 22, 2004.

Backup Withholding

        We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under current law, if a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 28%. These rules may apply in the following circumstances:

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  when a shareholder fails to supply a correct taxpayer identification number;

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  when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number; or

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  in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

        A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's United States federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

        The United States Treasury has issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. You should consult your own tax advisor concerning the adoption of the final withholding and information reporting regulations and their potential effect on your ownership of Units.

Taxation of Foreign Investors

        The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Units, including any withholding and reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

State and Local Taxes

        We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, it is not clear that subsequent to December 31, 2000, all of the states have legislation similar to the federal legislation permitting taxable REIT subsidiaries. In those states where legislation similar to the federal legislation regarding taxable REIT subsidiaries is not in force, the state tax treatment will not conform to the federal treatment described above. If we were to transact business in a state whose tax laws do not conform to the Code, the rents received from Apple Nine Hospitality Management or its subsidiaries may be treated as related party rents with the result that for state income tax purposes we may not qualify as a REIT. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

ERISA CONSIDERATIONS

        ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. The term "Plan" means an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA; a plan, as defined in section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans; and an entity whose underlying assets include plan assets by reason of a plan's investment in that entity, including insurance company general accounts. A Plan fiduciary considering an investment in the Units should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus.

        ERISA and the Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Code. A prohibited transaction could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities, unless exemptive relief is available under an applicable statutory or administrative exemption. The administrative exemptions include Prohibited Transaction Class Exemption ("PTCE") 96-23, for certain transactions effected by in-house asset managers, PTCE 95-60, for certain transactions involving insurance company general accounts, PTCE 91-38, for certain transactions involving bank collective investment funds, PTCE 90-1, for certain transactions involving insurance company pooled separate accounts, and PTCE 84-14, for certain transactions determined by independent qualified professional asset managers. A Plan fiduciary considering an investment in the Units should consider whether that investment might constitute a prohibited transaction under ERISA or the Code and whether exemptive relief is available.

        A number of employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the restrictions of ERISA. As a result, assets of these plans may be invested in the Units without regard to the ERISA restrictions, subject to the provisions of any other applicable federal or state law. You should note, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Prohibited Transaction Considerations

        Treatment of REIT Assets as Plan Assets.    A transaction involving the operation of the REIT might constitute a prohibited transaction under ERISA and the Code if assets of the REIT were deemed to be assets of an investing Plan. The United States Department of Labor has issued regulations, called the plan asset regulations, addressing whether the assets of a Plan would include the assets of an entity in which the Plan has invested for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. In general, under the plan asset regulations, when a Plan acquires an equity interest in an entity such as a REIT, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulations apply. In general, an equity interest is defined under the plan asset regulations as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and includes a beneficial interest in a trust.

        If the assets of the REIT are deemed to be the assets of an investing Plan, any person who has discretionary authority or control with respect to the REIT assets, and any person who provides investment advice for a fee with respect to the REIT assets, will be a fiduciary of the investing Plan. This fiduciary status would increase the scope of activities that would constitute prohibited transactions under ERISA and the Code.

        Exception for Real Estate Operating Company.    The plan asset regulations provide an exception where a Plan acquires an interest in certain operating companies. In particular, when a Plan acquires an equity interest in a real estate operating company, the assets of the Plan will include the equity interest but not an undivided interest in the assets of the operating company. An entity is a real estate operating company for purposes of the plan asset regulations if (i) at least 50% of its assets are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate in management or development activities, and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities. If an entity satisfies these requirements on the date it first makes a long-term investment (the "initial investment date"), or at any time during the entity's first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because the company is a blind pool company, we cannot assure you that it will be a real estate operating company within the meaning of the plan asset regulations.

        Exception for Insignificant Participation by Benefit Plan Investors.    The plan asset regulations provide that the assets of an entity such as the REIT will not be deemed to be the assets of an investing Plan if equity participation in the entity by benefit plan investors, such as employee benefit plans or individual retirement accounts, is not significant. An equity participation in an entity is not deemed to be significant if benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We cannot assure you that benefit plan investors will hold less than 25% of the value of each class of equity interests in the REIT.

        Exception for Publicly Offered Securities.    The plan asset regulations provide that the issuer of a publicly-offered security acquired by a Plan will not be deemed to hold Plan assets solely because of that acquisition. A publicly-offered security is a security that is "freely transferable," part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and either:

  •
  part of a class of securities registered under the Exchange Act; or

  •
  sold to the Plan as part of an offering of securities to the public under the Securities Act; provided, however, that the class of securities of which the security is a part must be registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

        The plan asset regulations further provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

        The Units offered are securities that will be registered under the Securities Act and are registered under the Exchange Act. Furthermore, we believe that the restrictions imposed under our bylaws on the transfer of the Units are limited to the restrictions on transfer generally permitted under the plan asset regulations, and are not likely to result in the failure of the Units to be "freely transferable." We also believe that the restrictions that apply to the Units held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with Units, are unlikely to result in the failure of the Units to be "freely transferable." Nonetheless, no assurance can be given that the Department of Labor could not reach a contrary conclusion.

        In addition, we cannot assure you that the Units will be held by 100 or more independent investors, and no monitoring or other measures will be taken to insure that this requirement of the publicly offered security exception will be satisfied. If the Units do not qualify as publicly offered securities under the plan asset regulations, the assets of the REIT may be deemed the assets of any Plan that invests in the Units. In that event, transactions involving the REIT and either parties in interest or disqualified persons with respect to an investing Plan might be prohibited under ERISA or the Code and could subject disqualified persons to excise taxes and impose other liabilities on Plan fiduciaries, unless exemptive relief is available under an applicable statutory or administrative exemption.

        We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of or with the assets of a Plan consult their own counsel regarding the consequences to the Plan of that investment, including the consequence to the Plan if the assets of the REIT were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Code.

        A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

        Unless and until our Units are listed on a national securities exchange, it is not expected that a public market for the Units will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of our Units when the fair market value of our Units is not determined in an established marketplace.

        The per Unit estimated market value is deemed by us to be the offering price of the Units, which is currently $11.00 per Unit. This market valuation is supported by the fact that we are currently selling Units to the public at a price of $11.00 per Unit through our on-going best-efforts offering. However, there can be no assurance:

  •
  that the per Unit estimated market value could or will actually be realized by us or by shareholders upon liquidation,

  •
  that shareholders could realize this value if they were to attempt to sell their Units, or

  •
  that this value would comply with the ERISA or IRA requirements described above.

Additional Considerations for Insurance Company General Accounts

        In John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), the United States Supreme Court held that, under some circumstances, assets held in an insurance company's general account may be deemed to be assets of Plans that were issued policies supported by that general account.

        The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and the Code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a Plan to the extent the criteria set forth in DOL regulations are satisfied. This new section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL issued final regulations, called the general account regulations, for this purpose. The general account regulations became generally applicable July 5, 2001. The general account regulations provide that, when a Plan acquires a policy issued by an insurance company on or before December 31, 1998 which is supported by assets of the insurance company's general account, the assets of the Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998.

        We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of an insurance company general account consult their own counsel regarding the effect of the John Hancock decision and the general account regulations on that investment.

CAPITALIZATION

        The Company was initially capitalized on November 9, 2007 and commenced operations on July 31, 2008. The following table sets forth our capitalization as of June 30, 2009. The information set forth in the following table should be read in conjunction with our historical financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations each of which are incorporated by reference into this prospectus. The amounts in the table are in thousands except share data.

As of June 30, 2009
Liabilities
Notes payable	$58,750
Accounts payable and accrued expenses	4,098

Total Liabilities	62,848
Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	—
Series A preferred stock, no par value, authorized 400,000,000 shares; issued and outstanding 66,532,607	—
Series B convertible preferred stock, no par value, authorized 480,000 shares; issued and outstanding 480,000 shares	48
Common stock, no par value, authorized 400,000,000 shares; issued and outstanding 66,532,607	652,876
Distributions greater than net income	(25,494)

Total Shareholders' Equity	627,430

Total Liabilities and Shareholders' Equity	$690,278

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Our Management's Discussion and Analysis of Financial Conditions and Results of Operation from our most recent Form 10-Q for the quarter ended June 30, 2009 has been incorporated by reference herein. See "Incorporation by Reference" on page 136 of this prospectus.

PLAN OF DISTRIBUTION

        We are selling the Units using the service of David Lerner Associates as the managing dealer. The Units are being offered on a "best efforts" basis, meaning that the managing dealer is not obligated to purchase any Units.

        The Units initially were offered at $10.50 per Unit until the minimum offering of $100,000,000 in Units was achieved and the minimum 9,523,810 Units were sold. The minimum offering was achieved on May, 14, 2008. We are continuing the offering at $11.00 per Unit. We registered to sell a total of 182,251,082 Units. As of August 31, 2009, 105,612,439 Units remained unsold.

        Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11.00 once the minimum offering was achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. If we were to list the Units on a national securities exchange, the Unit price might drop below our shareholders' original investment.

        The offering of Units is expected to terminate when all Units offered by this prospectus have been sold or by April 25, 2010, unless extended by us for up to an additional year in order to achieve the maximum offering of 182,251,082 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators, to extend the offering.

        Purchasers will be sold Units at one or more closings. Since the completion of the minimum offering, additional closings have been held monthly. Closings will continue to be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Units. It is expected that purchasers will be sold Units no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering will be held in purchasers' accounts with David Lerner Associates until the next closing, and then disbursed to us.

        In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative, David Lerner Associates. By executing the subscription agreement, the investor is not waiving any rights under the Securities Act of 1933.

        Investors' funds will be held in each purchaser's account with David Lerner Associates or other broker-dealers pending each applicable closing. Investors' subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing.

        Each investor who desires to purchase Units will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Appendix A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of Units subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated "(a)" through "(h)."

        We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

        We have established certain suitability standards in determining whether we should accept a subscription agreement from any purchaser. These suitability standards include those standards established by certain states where we plan to offer the Units. Except for the State of North Carolina and the State of Washington, each purchaser of Units must certify that he has either:

  •
  a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or

  •
  a net worth (similarly defined) of at least $150,000.

        Each North Carolina or Washington purchaser must certify that he has either:

  •
  a minimum annual gross income of $70,000 and a net worth (similarly defined) of at least $70,000, or

  •
  a net worth (similarly defined) of at least $250,000.

        Each California purchaser must certify that:

  •
  the purchaser has annual gross income of at least $75,000 with a net worth (similarly defined) of at least $150,000, or a net worth (similarly defined) of at least $250,000; and

  •
  units purchased do not exceed 10% of the purchaser's net worth (similarly defined).

        These standards impose minimum income and net worth standards which we believe are reasonable considering our planned business activities and the risks associated with a purchase of the Units. These risk factors include the potential income tax implications to purchasers, the lack of liquidity in the Units, potential variances in cash distributions to purchasers, our use of leverage, the financial condition of our sole promoter, Mr. Knight, the relationship between Mr. Knight, Apple Nine Advisors and purchasers, past and potential future transactions between Mr. Knight, Apple Nine Advisors and us, and the risks generally inherent in the hotel, apartment and other income-producing real estate industry. See the discussion of "Risk Factors" beginning on page 16 of this prospectus.

        We will require each purchaser to review and complete a Subscription Agreement in which he will represent that he meets the applicable suitability standards described above. The form of the Subscription Agreement is attached as Appendix A. We rely on the representations made by the purchaser in the Subscription Agreement in assuring adherence to these suitability standards by David Lerner Associates, Inc.

        Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

          (a)   You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

          (b)   You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the Units.

          (c)   You represent that you have adequate financial resources, understand the financial risks of an investment in Units, and understand that there is no ready ability to sell or otherwise dispose of your investment in Units.

          (d)   You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $45,000 (higher in certain states) and gross income of $45,000 (higher in certain states), or a net worth (with the same exclusions) of at least $150,000 (higher in certain states) and in the case of a California purchaser, the purchase of Units does not exceed 10% of your net worth (with the same exclusions). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

          (e)   If you are acting on behalf of an entity, you represent that you have authority to bind the entity.

          (f)    You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

          (g)   You understand that we have the right, in our sole discretion, to accept or reject your subscription for Units.

          (h)   You agree to settle by arbitration any controversy between you and your broker concerning the Subscription Agreement and the investment represented by the Subscription Agreement.

        It is expected that shareholders will be able to elect to reinvest any distributions from us in additional Units available in this offering, for as long as this offering continues. This option is referred to as the Additional Share Option. Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 6,000,000 Units offered through this prospectus will be purchased through shareholders' reinvestment of distributions in Units pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

        Subject to the Additional Share Option being available through the broker-dealer which initially sells a shareholder its Units, a shareholder will be able to elect the option by directing, on its subscription agreement, that cash distributions be reinvested in additional Units. Distributions attributable to any calendar quarter will then be used to purchase Units in this offering. As described under "Federal Income Tax Considerations—Taxation of U.S. Shareholders," a shareholder who elects the Additional Share Option will be taxed as if it had received its distributions that are used to purchase additional Units. A shareholder may elect to terminate its participation in the Additional Share Option at any time by written notice sent by it to the broker-dealer through which the shareholder initially purchased Units. The notice will be effective with respect to distributions attributable to any month if it is sent at least 10 days before the end of that month.

        Upon the conclusion of this offering of Units, we intend to establish a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units.

        Funds not invested in real properties may be invested by us only in:

          (a)   bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

          (b)   short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

          (c)   short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000; or

          (d)   similar highly liquid investments to the extent permitted by applicable laws and regulations.

        We will pay to David Lerner Associates selling commissions on all sales made, including shares sold through the Additional Share Option, in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11.00 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11.00 per Unit. The maximum selling commission payable to David Lerner Associates is $150,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $50,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates at the times of the issuance of Units to purchasers.

        The following table reflects the compensation payable to David Lerner Associates:

	Price To Public	Commissions	Marketing Expense Allowance
Per Unit Minimum offering	$10.50	$0.7875	$0.2625
Per Unit Maximum offering	$11.00	$0.8250	$0.2750
Total Minimum offering	$100,000,000	$7,500,000	$2,500,000
Total Maximum offering	$2,000,000,000	$150,000,000	$50,000,000

        Prospective investors are advised that David Lerner Associates reserves the right to purchase Units, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law. If David Lerner Associates, Inc. purchases Units, we will not count any of the Units purchased by David Lerner Associates, Inc. to reach the minimum offering amount. It is not expected that the managing dealer or other broker-dealers will purchase Units.

        The agency agreement between us and David Lerner Associates permits David Lerner Associates to use the services of other broker-dealers in offering and selling the Units, subject to our approval. David Lerner Associates will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates may be deemed to be an "underwriter" for purposes of the Securities Act of 1933 in connection with this offering. Purchasers' checks are to be made payable to David Lerner Associates unless the investor elects to use a portion of the proceeds in his or her David Lerner brokerage account. David Lerner Associates will forward to the escrow agent funds representing subscription payments by noon of the next business day following receipt by David Lerner Associates of the subscription payments.

        David Lerner Associates is a member of the FINRA. Any other broker-dealers allowed to sell Units will be FINRA members.

        Purchasers are required to purchase a minimum of $5,000 in Units or $2,000 in Units for Plans. After the minimum offering is achieved, Apple Nine Advisors and Apple Suites Realty may purchase in this offering up to 2.5% of the total number of Units sold in the offering, on the same terms and conditions as the public. If Apple Nine Advisors and Apple Suites Realty purchase any Units, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of Units in this offering by Apple Nine Advisors and Apple Suites Realty must be for investment, and not for resale or distribution. The Units described in this paragraph are exclusive of the Units which may be issued under our stock incentive plan.

        There has been no previous market for any of our Units. The initial offering price for the Units is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

        We have agreed to indemnify David Lerner Associates against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates for losses from a breach of any warranties made by us in the agency agreement.

DESCRIPTION OF CAPITAL STOCK

        The information set forth below is only a summary of the material terms of our common shares, Series A preferred shares, and Series B convertible preferred shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares, the Series A preferred shares and the Series B convertible preferred shares.

        Our authorized capital stock consists of:

  •
  400,000,000 common shares, no par value;

  •
  400,000,000 Series A preferred shares, no par value;

  •
  480,000 Series B convertible preferred shares, no par value; and

  •
  30,000,000 additional preferred shares.

        Each common share and accompanying Series A preferred share will be fully paid and non-assessable upon issuance and payment therefor. As of the date of this prospectus, there were 10 common shares and accompanying Series A preferred share issued and outstanding and 480,000 Series B convertible preferred shares issued and outstanding. All 480,000 authorized Series B convertible preferred shares are held by Glade M. Knight.

Common Shares

  Dividend and Distribution Rights

        Our common shares have equal rights in connection with:

  •
  dividends;

  •
  distributions; and

  •
  liquidations.

        If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

  •
  the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares; and

  •
  the amount of the dividend may be limited by law.

        If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets. Upon liquidation, the rights of the holders of the common shares will initially arise out of their rights as holders of the Series A preferred shares. In addition, in the event that the liquidation of our company results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the holders of the common shares and the holder of the Series B convertible preferred shares, on an as converted basis.

        Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

  Voting Rights

        Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

        Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

  •
  dissolve;

  •
  amend our charter or articles of incorporation;

  •
  merge;

  •
  sell all or substantially all of our assets; or

  •
  engage in a share exchange or similar transaction;

except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.

        The transfer agent and registrar for the common shares will be Branch Banking and Trust Company.

Series A Preferred Shares

        The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of our assets in liquidation, dissolution or winding up of our business. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution, the Series A preferred shares will have no other distribution rights. In the event we pay special dividends on our common shares, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. In order to be a special dividend for this purpose, our board of directors must specifically designate the dividend as a special dividend which reduces the priority distribution to Series A preferred shares. We anticipate that we will not pay any Special Dividend from ordinary operating revenue.

        The Series A preferred shares will terminate and have no liquidation preference or any other rights upon:

  •
  the conversion of the Series B convertible preferred shares into common shares, as described below; or

  •
  the reduction of the $11.00 priority distribution payment to zero as a result of the payment of one or more special dividends which aggregates $11.00.

        Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares.

Series B Convertible Preferred Shares

        Our authorized capital stock includes 480,000 Series B convertible preferred shares. Mr. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

        Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11.00 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

        The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

  •
  substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

  •
  the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

  •
  our common shares are listed on any securities exchange or quotation system or in any established market.

        The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

        Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

        In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

        No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders' interests.

        Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight, as a board member and as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expired without renewal, or we cease to use Apple Suites Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

        Termination of the advisory agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 480,000 Series B convertible preferred shares are convertible into a maximum of 11,602,099 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $2 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $48,000.

        The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from 0.92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight's ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

        Following the occurrence of an event permitting conversion of the Series B convertible preferred shares, we will disclose the conversion of the Series B convertible preferred shares (and the resulting termination of the Series A preferred shares and the termination of the priority distribution in liquidation associated with the Series A preferred shares) in a supplement to this prospectus (if this offering is then still continuing) and in a Report on Form 8-K (as required by law). We would also expect to notify our shareholders of the occurrence of the conversion of the Series B convertible preferred shares in our next quarterly or annual report sent to our shareholders, or, if we deem it appropriate, in a separate letter or notice mailed to our shareholders.

Preferred Shares

        Our articles of incorporation authorize our issuance of up to 30 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares have been issued.

        We believe that the authorization to issue additional preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders' meeting.

        At present, we have no specific financing or acquisition plans involving the issuance of additional preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be. Any issuance by us of any additional preferred shares (whether in a public or private offering) would be done by us in compliance with all applicable federal and state securities laws and regulations.

        The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

 Restrictions On Transfer

        To qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

        Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

        Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being "closely-held" within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

        Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be "excess shares." Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

        Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

  •
  the price paid for the excess shares by the intended transferee; or

  •
  if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

        Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

        In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

        These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

 Facilities for Transferring Common Shares

        No public market for the Units currently exists. We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the Units to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. In addition, the Units are uncertificated securities, are not represented by stock certificates, and may be difficult to transfer. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

Unit Redemption Program

        Prior to the time that our Units may be listed on a national securities exchange, our shareholders who have held their Units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or a portion of their Units to us at any time in accordance with the procedures outlined in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the Units presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely.

        After you have held your Units for a minimum of one year, our Unit redemption program will provide an opportunity for you to redeem all or a portion of your Units, subject to certain restrictions and limitations, for a purchase price equal to: (1) for redemptions made during the first three (3) years from the date of your purchase of the Units to be redeemed, 92% of the price you paid for your Units to be redeemed, and (2) for redemptions made after the first three (3) years from the date of your purchase of the Units to be redeemed, 100% of the price you paid for your Units to be redeemed. In the case of redemption of Units following the death of a shareholder, the purchase price will equal 100% of the price paid by the deceased shareholder for the Units to be redeemed without regard to the date of purchase of the Units to be redeemed.

        In the event that you are redeeming all of your Units, Units purchased pursuant to our Additional Share Option or our dividend reinvestment plan we plan to implement following the conclusion of this offering may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. The board of directors reserves the right in its sole discretion at any time and from time to time to:

  •
  waive the one-year holding period in the event of the death of a shareholder, a shareholder's disability or need for long-term care, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a shareholder's IRA;

  •
  reject any request for redemption;

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  change the purchase price for redemptions; or

  •
  otherwise amend the terms of, suspend or terminate our Unit redemption program.

        Redemption of Units, when requested, will be made quarterly. We will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: (1) during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of Units outstanding during the 12-month period immediately prior to the date of redemption; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under our Additional Share Option program or our dividend reinvestment plan we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to our Additional Share Option program or dividend reinvestment plan.

        If funds available for our Unit redemption program are not sufficient to accommodate all requests, Units will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a shareholder; next pro rata as to redemptions to shareholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; next pro rata as to redemptions to shareholders subject to a mandatory distribution requirement under such shareholder's IRA; and, finally, pro rata as to other redemption requests. The board of directors, in its sole discretion, may choose to suspend or terminate the Unit redemption program or to reduce the number of Units purchased under the Unit redemption program if it determines the funds otherwise available to fund our Unit redemption program are needed for other purposes.

        We cannot guarantee that the funds set aside for the Unit redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which units are redeemed.

        In general, a shareholder or his or her estate, heir or beneficiary may present to us fewer than all of the Units then-owned for redemption, except that the minimum number of Units that must be presented for redemption shall be at least 25% of the holder's Units. However, provided that your redemption request is made within 180 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased shareholder; (2) by a shareholder who is deemed by our board of directors to be disabled or in need of long-term care; (3) by a shareholder due to other involuntary exigent circumstances, such as bankruptcy; or (4) by a shareholder due to a mandatory distribution under such shareholder's IRA, a minimum of 10% of the shareholder's Units may be presented for redemption; provided, however, that any future redemption request by such shareholder must present for redemption at least 25% of such shareholder's remaining Units.

        A shareholder who wishes to have Units redeemed must mail or deliver to us a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Units redeemed following the death of a shareholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the shareholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A shareholder requesting the redemption of his Units due to a disability must mail or deliver to us a written request on a form provided by us, including the evidence acceptable to our board of directors of the shareholder's disability. If the Units are to be redeemed under any conditions outlined herein, we will forward the documents necessary to effect the redemption, including any signature guaranty we may require.

        The Unit redemption program is only intended to provide limited liquidity for shareholders until a secondary market develops for the Units. No such market presently exists, and we cannot assure you that any market for your Units will ever develop. If you redeem Units under the Unit redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

        The Units we purchase under the Unit redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

        Our Unit redemption program began in July 2009, which was more than one year after our initial closing of this offering. If we terminate, suspend, reduce the scope of or otherwise change the Unit redemption program, we will disclose the changes in reports filed with the Commission. We also will send written notification to all of our shareholders reporting the change.

        Upon the conclusion of this offering of Units, we intend to establish a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units. Once the DRIP is established, funding for the redemption of shares will come from the proceeds we receive from the sale of Units under our DRIP. At that time, subject to funds being available, we will limit the number of Units redeemed pursuant to our Unit redemption program to the lesser of as follows: during any 12-month period, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding during the 12-month period immediately prior to the date of redemption; and funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan provided that in no event will the aggregate amount of redemptions under our Unit redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Notwithstanding the foregoing, we may consider other sources of funding other than the DRIP to fund the redemption of shares under the Unit redemption program. No commissions will be payable under the dividend reinvestment plan.

SUMMARY OF ORGANIZATIONAL DOCUMENTS

        The following is a summary of the material provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

 Board of Directors

        The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

        A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. "For cause" is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director's duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor's term. The number of directors shall not be less than three nor more than 15, except that before initial closing, there will be a minimum of one director. At the time of initial closing, there will be three directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

        The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least two directors.

Responsibility of Board of Directors, Apple Nine Advisors, Officers and Employees

        Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct, bad faith, reckless disregard of duties or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Nine Advisors shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with our affairs. The articles of incorporation and the advisory agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent, and Apple Nine Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent, or Apple Nine Advisors was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless:

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  there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; or

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  the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity; or

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  a court of competent jurisdiction approves a settlement of the claims against a particular indemnity.

        To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

        The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or on behalf of Apple Nine Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, Apple Nine Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, Apple Nine Advisors and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the advisory agreement, and as otherwise provided by law, Apple Nine Advisors and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted

above, however, the exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability which would be imposed upon the directors, officers, Apple Nine Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

Issuance of Securities

        Subject to the number of shares authorized in the articles of incorporation, the board of directors may in its discretion issue additional common shares, preferred shares, or other equity or debt securities, including options, warrants and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we acquire property, as part or all of the purchase price of the property, or (2) to Apple Nine Advisors and Apple Suites Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while Units are offered by us to the public, the public offering price of the Units shall be deemed their value.

        We have adopted a stock incentive plan for the benefit of our directors.

        Our authorized capital stock includes 480,000 Series B convertible preferred shares. Mr. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

        Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11.00 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

        The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

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  substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

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  the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Suites Realty to provide property acquisition and disposition services; or

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  our common shares are listed on any securities exchange or quotation system or in any established market.

        The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

        Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $2 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$100 million	0.92321
$200 million	1.83239
$300 million	3.19885
$400 million	4.83721
$500 million	6.11068
$600 million	7.29150
$700 million	8.49719
$800 million	9.70287
$900 million	10.90855
$1 billion	12.11423
$1.1 billion	13.31991
$1.2 billion	14.52559
$1.3 billion	15.73128
$1.4 billion	16.93696
$1.5 billion	18.14264
$1.6 billion	19.34832
$1.7 billion	20.55400
$1.8 billion	21.75968
$1.9 billion	22.96537
$2 billion	24.17104

        In the event that after raising gross proceeds of $2 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/100 million) × 1.20568, where X is the additional gross proceeds rounded down to the nearest 100 million.

        No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders' interests.

        Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expired without renewal or if we cease to use Apple Nine Advisors to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

        Termination of the advisory agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 480,000 Series B convertible preferred shares are convertible into a maximum of 11,602,099 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $2 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $48,000.

        No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders' interests.

Redemption and Restrictions on Transfer

        For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding shares.

Amendment

        The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.

Shareholder Liability

        The holders of our Units shall not be liable personally on account of any of our obligations.

Antitakeover Provisions

        Our bylaws contain restrictions on stock ownership that may discourage or preclude third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders' ability to change our management.

        In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis, but has no obligation to do so. As a result, without our board's approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party's ability to acquire control of us.

        Our articles of incorporation authorize the board, without shareholder approval, to issue up to 30,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could be structured and implemented in a manner that could delay or prevent a change in control even if a change were in our shareholders' best interest. Rights of this type are sometimes referred to as a "poison pill."

        We also have a staggered board. This means that all of our directors are not elected on an annual basis but elected for three year terms with only a portion of the directors being elected annually. Having a staggered board makes it difficult for shareholders to effectuate a change in control because more than one annual meeting of shareholders may be necessary to replace a majority of the members of the board.

        Under our bylaws, the number of our directors can be as few as three or as many as 15, as determined by our board. Thus, our board may increase the number of directors and, under our bylaws, the newly-created directorships resulting from an increase in the size of the board may be filled by the existing directors. As a result, if faced with an attempt to take control of our board, our directors could increase the size of the board and install directors opposed to the takeover attempt. Similarly, the directors could install additional directors to oppose directors elected by shareholders seeking to change our management policies, objectives or other matters.

        Our bylaws also require that a shareholder who desires to nominate a candidate for election to the board of directors, or to raise new or additional business at an annual or special meeting of shareholders, comply with a number of procedural conditions and requirements described in the bylaws. These conditions and requirements could as a practical matter make it more difficult for a shareholder to nominate a candidate for election to the board or to raise business matters at a meeting of shareholders.

SALES LITERATURE

        The offering is made only by means of this prospectus. We have not authorized the use of any other supplemental literature in connection with the offering.

REPORTS TO SHAREHOLDERS

        Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Nine Advisors and Apple Suites Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include unaudited financial statements prepared in accordance with generally accepted accounting principles. The shareholders also have the right under applicable law to obtain other information about us.

LEGAL MATTERS

        The validity of the Units offered by this prospectus has been passed upon for us by McGuireWoods LLP, Richmond, Virginia. McGuireWoods LLP also has passed upon specified matters relating to federal income tax considerations.

 EXPERTS

        The consolidated financial statements and financial statement schedule listed in the Index at Item 15(2) of Apple REIT Nine, Inc. appearing in Apple REIT Nine, Inc.'s Annual Report (Form 10-K) at December 31, 2008 and 2007 and for the period from November 7, 2007 (initial capitalization) through December 31, 2007 and the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The separate audited financial statements of (i) the Tucson, Arizona—Hilton Garden Inn and (ii) the Bristol, Virginia—Courtyard Marriott Hotel have been incorporated by reference herein. These financial statements have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The audited financial statements of Charlotte Lakeside Hotel, L.P. (previous owner of the Charlotte, North Carolina Homewood Suites) have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the report of Schneider & Company Certified Public Accountants, PC, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The separate audited financial statements of (i) the Santa Clarita, California Courtyard by Marriott Hotel, (ii) Beaumont, Texas-Residence Inn by Marriott hotel and (iii) Durham, North Carolina—Homewood Suites have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the reports of L.P. Martin & Company, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The separate audited financial statements of (i) Allen Stacy Hotel, Ltd. (previous owner of the Allen, Texas Hampton Inn & Suites), (ii) RSV Twinsburg Hotel, Ltd. (previous owner of the Twinsburg, Ohio Hilton Garden Inn), (iii) SCI Lewisville Hotel, Ltd. (previous owner of the Lewisville, Texas Hilton Garden Inn), (iv) SCI Duncanville Hotel, Ltd. (previous owner of the Duncanville, Texas Hilton Garden Inn) and (v) SCI Allen Hotel, Ltd. (previous owner of the Allen, Texas Hilton Garden Inn) have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the reports of Novogradac & Company LLP, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The audited financial statements of the Santa Clarita Hotels Portfolio have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the report of Wilson, Price, Barranco, Blankenship & Billingsley, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The financial statements of the Hampton Inn & Suites, located in Pueblo, Colorado, as of and for the years ended December 31, 2007 and 2006 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

        The audited financial statements of RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment, Ltd (previous owners of Jackson, Tennessee Courtyard, Jackson, Tennessee Hampton Inn & Suites and Fort Lauderdale, Florida Hampton Inn) have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the report of Pannell Kerr Forster of Texas, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The audited financial statements of Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P. (previous owners of Pittsburgh, Pennsylvania Hampton Inn) as of and for the year ended December 31, 2007 have been incorporated by reference herein. The 2007 financial statements have been incorporated herein in reliance on the report of Dauby O'Connor & Zaleski, LLC, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The audited financial statements of Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P. (previous owners of Pittsburgh, Pennsylvania Hampton Inn) as of and for the year ended December 31, 2006 have been incorporated by reference herein. The 2006 financial statements have been incorporated herein in reliance on the report of Deloitte & Touche LLP, independent auditors, and upon the authority of that firm as an expert in accounting and auditing.

        The audited financial statements of Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD (previous owners of Round Rock, Texas Hampton Inn, Austin, Texas Homewood Suites and Austin, Texas Hampton Inn) have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the report of Pannell Kerr Forster of Texas, P.C., an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

        The audited financial statements of Grove Street Orlando, LLC (previous owner of Orlando, Florida Fairfield Inn & Suites and Orlando, Florida SpringHill Suites) have been incorporated by reference herein. These financial statements have been incorporated herein in reliance on the report of Frazier & Deeter, LLC, an independent certified public accounting firm, and upon the authority of that firm as an expert in accounting and auditing.

INCORPORATION BY REFERENCE

        We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or "SEC." The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-147414), except for any document or portion thereof deemed to be "furnished" and not filed in accordance with SEC rules:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 4, 2009;

  •
  Definitive Proxy Statement filed on Schedule 14A filed with the SEC on April 9, 2009;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 5, 2009;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 7, 2009;

  •
  Current Report on Form 8-K/A filed with the SEC on October 10, 2008; includes the financial statements for the Tucson, Arizona Hilton Garden Inn Hotel and the required pro forma financial information;

  •
  Current Report on Form 8-K filed with the SEC on October 22, 2008; includes the financial statements for SCI Lewisville Hotel, Ltd. (previous owner of the Lewisville, Texas Hilton Garden Inn); SCI Duncanville Hotel, Ltd. (previous owner of the Duncanville, Texas Hilton Garden Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on October 24, 2008; includes the financial statements for RSV Twinsburg Hotel, Ltd (previous owner of the Twinsburg, Ohio Hilton Garden Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on October 24, 2008; includes the financial statements for Charlotte Lakeside Hotel, L.P. (previous owner of the Charlotte, North Carolina Homewood Suites); Santa Clarita Courtyard; Allen Stacy Hotel, Ltd. (previous owner of the Allen, Texas Hampton Inn & Suites) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on January 12, 2009; includes the financial statements for the Beaumont, Texas—Residence Inn by Marriott; Santa Clarita Hotels Portfolio; SCI Allen Hotel, Ltd. (previous owner of the Allen, Texas Hilton Garden Inn); Pueblo, Colorado Hampton Inn & Suites and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on January 12, 2009; includes the financial statements for the Bristol, Virginia—Courtyard Marriott and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on January 27, 2009; includes the financial statements for the Durham, North Carolina—Homewood Suites and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on January 27, 2009; includes the financial statements for RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment Ltd (previous owners of the Jackson, Tennessee Courtyard; Jackson, Tennessee Hampton Inn & Suites and Fort Lauderdale, Florida Hampton Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on January 27, 2009; includes the financial statements for RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment Ltd (previous owners of the Jackson, Tennessee Courtyard; Jackson, Tennessee Hampton Inn & Suites and Fort Lauderdale, Florida Hampton Inn); Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P. (previous owners of the Pittsburgh, Pennsylvania Hampton Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K filed with the SEC on April 15, 2009; includes the financial statements for Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD (previous owners of Round Rock, Texas Hampton Inn, Austin, Texas Homewood Suites and Austin, Texas Hampton Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on April 15, 2009; includes the financial statements for Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD (previous owners of Round Rock, Texas Hampton Inn, Austin, Texas Homewood Suites and Austin, Texas Hampton Inn) and the required pro forma financial information;

  •
  Current Report on Form 8-K/A filed with the SEC on September 1, 2009; includes the financial statements for Grove Street Orlando, LLC (previous owner of Orlando, Florida Fairfield Inn & Suites and Orlando, Florida SpringHill Suites) and the required pro forma financial information;

  •
  The description of our units contained in our Registration Statement filed of Form 8-A (File No. 000-53603), filed with the SEC on March 27, 2009; and

  •
  Current Reports on Form 8-K filed with the SEC on January 2, 2009, January 7, 2009, January 8, 2009, January 22, 2009, February 3, 2009, February 6, 2009, February 17, 2009, March 10, 2009, March 16, 2009, April 10, 2009, May 26, 2009, June 3, 2009, June 18, 2009, July 2, 2009 and August 21, 2009.

        All of the documents that we have incorporated by reference into this prospectus are available on the SEC's website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

        In addition, we will provide to each person, including any beneficial owner of our common shares, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 814 East Main Street, Richmond, Virginia 23219, Attention: Kelly Clarke, (804) 344-8121. The documents also may be accessed on our website at www.applereitnine.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

EXPERIENCE OF PRIOR PROGRAMS

        The tables following this introduction set forth information with respect to certain of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the "prior program sponsor." These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2008. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone, Apple REIT Eight, Apple REIT Seven, Apple REIT Six, Apple Hospitality Five and Apple Hospitality Two will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Table VI of this Supplement contains detailed information on the property acquisitions of Apple REIT Six, Apple REIT Seven and Apple REIT Eight and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Nine, Inc., 814 East Main Street, Richmond, VA 23219, Attn: Kelly Clarke; telephone: 804-344-8121.

        In the five years ending December 31, 2008, Glade M. Knight sponsored only Cornerstone, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven and Apple REIT Eight, which have investment objectives similar to ours. Cornerstone, Apple Hospitality Two, Apple Hospitality Five, Apple REIT Six, Apple REIT Seven and Apple REIT Eight were formed to invest in existing residential rental properties and/or extended-stay and select-service hotels and possibly other properties for the purpose of providing regular monthly or quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

        On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 15, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Two ceased. Each shareholder of Apple Hospitality Two received approximately $11.20 for each outstanding unit (consisting of one common share together with one Series A preferred share).

        On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 25, 2007, upon the completion of the merger, the separate corporate existence of Apple Hospitality Five ceased. Each shareholder of Apple Hospitality Five received approximately

$14.05 for each outstanding unit (consisting of one common share together with one Series A preferred share).

        The information in the following tables should not be considered as indicative of our capitalization or operations. Also past performance of prior programs is not necessarily indicative of our future results. Purchasers of units offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of Units in us.

        See, "Apple Nine Advisors and Apple Suites Realty—Prior Performance of Programs Sponsored by Glade M. Knight" in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.

        The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

  •
  "Acquisition Costs" means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

  •
  "Cash Generated From Operations" means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

  •
  "GAAP" refers to "Generally Accepted Accounting Principles" in the United States.

  •
  "Recapture" means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

  •
  "Reserves" refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

  •
  "Return of Capital" refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

        Table I presents a summary of the funds raised and the use of those funds by Apple REIT Eight, Apple REIT Seven and Apple REIT Six, whose investment objectives are similar to those of Apple REIT Nine, and whose offering closed or was in progress within the three years ending December 31, 2008.

	Apple REIT Eight	Apple REIT Seven	Apple REIT Six
Dollar Amount Offered	$1,000,000,000	$1,000,000,000	$1,000,000,000
Dollar Amount Raised	1,000,000,000	1,000,000,000	1,000,000,000
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%	10.00%
Organizational Expenses	0.15%	0.19%	0.21%
Other	0.00%	0.00%	0.00%
Reserves	0.50%	0.50%	0.50%
Percent Available from Investment	89.35%	89.31%	89.29%
ACQUISITION COSTS:
Prepaid items and fees to purchase property(1)	87.35%	87.31%	87.29%
Cash down payment	0.00%	0.00%	0.00%
Acquisition fees(2)	2.00%	2.00%	2.00%
Other	0.00%	0.00%	0.00%
Total Acquisition Costs	89.35%	89.31%	89.29%
Percentage Leverage (excluding unsecured debt)	12.89%	11.06%	7.00%
Date Offering Began	July 2007	March 2006	April 2004
Length of offering (in months)	9	17	23
Months to invest 90% of amount available for investment (measured from beginning of offering)	11	22	21

(1)
This line item includes the contracted purchase price plus any additional closing costs such as transfer taxes, title insurance and legal fees.

(2)
Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor. The acquisition fees include real estate commissions paid on the acquisition.

        Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

        Purchasers of Units in our offering will own no interest in these prior programs.

 TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

        Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates, and employee cost reimbursements to related entities (i) by programs organized by it and closed within three years ended December 31, 2008, and (ii) by all other programs during the three years ended December 31, 2008.

	Apple REIT Eight	Apple REIT Seven	Apple REIT Six	Apple Hospitality Five(4)	Apple Hospitality Two(3)
Date offering commenced	July 2007	March 2006	April 2004	January 2003	May 2001
Dollar amount raised	$1,000,000,000	$1,000,000,000	$1,000,000,000	$500,000,000	$300,000,000
Amounts Paid to Prior Program Sponsor from Proceeds of Offering:
Acquisition fees	—	—	—	—	—
Real Estate commission	19,011,000	18,032,000	16,906,642	8,200,000	8,247,000
Advisory Fees(2)	1,114,000	2,854,000	8,145,000	3,315,000	749,000
Other	—	—	—	—	—
Employee payroll and benefits(5)	1,871,000	3,155,000	5,532,000	2,754,135	4,378,624
Cash generated from operations before deducting payments to Prior Program Sponsor	46,391,000	126,994,000	299,914,000	167,383,000	203,609,000
Management and Accounting Fees	—	—	—	—	—
Reimbursements	—	—	—	—	423,000
Leasing Fees	—	—	—	—	—
Other Fees	—	—	—	—	15,700,000	(1)

        There have been no fees from property sales or refinancings.

(1)
Effective January 31, 2003, Apple Hospitality Two acquired all shares of Apple Suites Advisors (previously owned by Mr. Glade Knight). As a result of this transaction, Mr. Knight received $2 million in cash and a note due in 2007 in the amount of $3.5 million. Additionally as the result of this transaction, Apple Hospitality Two's Series B Preferred Shares were converted into approximately 1.3 million Series C Preferred Shares. The Series C Preferred Shares were valued at $10.2 million.

(2)
Effective February 1, 2003, Apple Hospitality Five advisory fees and related expenses were paid to Apple Hospitality Two.

(3)
On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC.

(4)
On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc.

(5)
Represents payroll and benefits expenses either directly incurred, or reimbursements to, Apple Fund Management (a subsidiary of Apple REIT Six and indirectly controlled by the Prior Performance Sponsor) or a prior related REIT organized and indirectly controlled by the Prior Program Sponsor.

        Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

        Purchasers of Units in our offering will own no interest in these prior programs.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS*

        Table III presents a summary of the annual operating results for Apple REIT Eight, Apple REIT Seven, Apple REIT Six and Apple Hospitality Five, whose offerings closed or were in progress in the five year period ending December 31, 2008. Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. on October 5, 2007, therefore no results are presented for the year ended December 31, 2007. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2008 Apple REIT Eight	2008 Apple REIT Seven	2008 Apple REIT Six	2007 Apple REIT Eight	2007 Apple REIT Seven	2007 Apple REIT Six	2006 Apple REIT Seven	2006 Apple REIT Six	2006 Apple Hospitality Five	2005 Apple REIT Six	2005 Apple Hospitality Five	2004 Apple REIT Six	2004 Apple Hospitality Five
Gross revenues	$133,284,000	$214,291,000	$264,302,000	$1,485,000	$138,564,000	$257,934,000	$20,345,000	$235,875,000	$125,369,000	$101,790,000	$109,413,000	$14,435,000	$90,260,000
Profit on sale of properties	—	—	—	—	—	—	—	—	—	—	—	—	—
Less Operating expenses	95,047,000	144,028,000	173,098,000	2,097,000	89,338,000	165,059,000	15,689,000	154,424,000	78,881,000	68,733,000	71,207,000	11,623,000	59,107,000
Interest income (expense)	(1,928,000)	(3,766,000)	(1,784,000)	6,343,000	997,000	(1,853,000)	1,855,000	(1,809,000)	134,000	2,126,000	127,000	328,000	421,000
Depreciation	22,044,000	28,434,000	30,918,000	333,000	16,990,000	27,694,000	3,073,000	25,529,000	12,856,000	11,366,000	11,187,000	1,881,000	9,452,000
Net income (loss) GAAP basis	14,265,000	38,063,000	58,502,000	5,398,000	33,233,000	63,328,000	3,438,000	54,113,000	33,766,000	23,817,000	27,146,000	1,259,000	22,122,000
Taxable income	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from operations	39,714,000	69,025,000	88,747,000	5,563,000	49,957,000	89,848,000	5,158,000	81,363,000	47,008,000	28,907,000	38,504,000	2,904,000	30,955,000
Cash generated from sales	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—
Less cash distributions to investors	76,378,000	81,440,000	81,746,000	14,464,000	60,234,000	78,834,000	12,526,000	77,997,000	40,467,000	48,865,000	39,781,000	9,479,000	38,928,000
Cash generated after cash distribution	(36,664,000)	(12,415,000)	7,001,000	(8,901,000)	(10,277,000)	11,014,000	(7,368,000)	3,366,000	6,541,000	(19,958,000)	(1,277,000)	(6,575,000)	(7,973,000)
Less Special items	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated after cash distributions and special items	(36,664,000)	(12,415,000)	7,001,000	(8,901,000)	(10,277,000)	11,014,000	(7,368,000)	3,366,000	6,541,000	(19,958,000)	(1,277,000)	(6,575,000)	(7,973,000)
Capital contributions, net	234,054,000	20,599,000	16,325,000	679,435,000	541,410,000	13,159,000	363,640,000	78,026,000	(226,000)	471,784,000	(2,103,000)	333,295,000	89,836,000
Fixed asset additions	759,346,000	129,589,000	33,434,000	87,643,000	391,227,000	15,635,000	318,157,000	62,075,000	9,231,000	570,034,000	35,525,000	181,047,000	66,218,000
Line of credit-change in(1)	10,258,000	—	—	—	—	—	18,000,000	(28,000,000)	—	28,000,000	—	—	—
Cash generated(2)	(562,009,000)	(121,828,000)	(32,326,000)	561,985,000	97,833,000	7,101,000	44,554,000	(9,788,000)	(335,000)	(106,842,000)	(37,548,000)	142,766,000	14,810,000
End of period cash	—	20,609,000	935,000	562,009,000	142,437,000	33,261,000	44,604,000	26,160,000	1,082,000	35,948,000	1,082,000	142,790,000	38,630,000
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary income	42	45	70	11	50	72	38	66	78	50	57	24	58
Capital gain	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income	42	45	70	11	50	72	38	66	78	50	57	24	58
Long-term capital gain	—	—	—	—	—	—	—	—	—	—	—	—	—
Return of capital	38	35	12	25	30	8	22	14	4	30	23	26	22
Source (on Cash basis)
Sales	—	—	—	—	—	—	—	—	—	—	—	—	—
Refinancings	—	—	—	—	—	—	—	—	—	—	—	—	—
Operations	80	80	82	36	80	80	60	80	82	80	80	50	80
Other	—	—	—	—	—	—	—	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%	100%	100%

*
Any rows not reflected from SEC Industry Guide 5 are not applicable to the programs.

(1)
Amount reflects change in Company's short term credit facilities.

(2)
Amount reflects the net change in Company's cash balance during the year.

        Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

        Purchasers of Units in our offering will own no interest in these prior programs..

TABLE IV: RESULTS OF COMPLETED PROGRAMS

        Table IV shows the aggregate results during the period of operation for Cornerstone Realty, Apple Suites, Apple Hospitality Two and Apple Hospitality Five, each of which completed operations within the five year period ending December 31, 2008. Cornerstone Realty merged into Colonial Properties Trust on April 1, 2005. Apple Suites merged into Apple Hospitality Two, Inc. on January 31, 2003. Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC on May 23, 2007. Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. on October 5, 2007.

	Apple Hospitality Two	Apple Hospitality Five	Cornerstone Realty(1)	Apple Suites(2)
Dollar Amount Raised	$300,000,000	$500,000,000	$432,309,000	$125,000,000
Number of Properties Purchased	66	28	107	17
Date of Closing of Offering	11/26/02	3/18/04	12/01/01	4/17/01
Date of First Sale of Property	3/24/06	8/10/07	3/10/00	1/31/03
Date of Final Sale of Property	5/23/07	10/5/07	4/01/05	1/31/03
Tax and Distribution Data per $1,000 Investment through:
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$429	$235	$688	$193
—from recapture/return capital	$1,000	$1,000	$407	$205
Capital Gain (loss)	$288	$426	$28	$—
Deferred Gain
—Capital	$—	$—	$—	$—
—Ordinary	$—	$—	$—	$—
Cash Distributions to Investors	$1,717	$1,661	$1,123	$398	(3)
Source (on GAAP basis)
—Investment income	$717	$661	$716	$193
—Return of Capital	$1,000	$1,000	$407	$205
Source (on cash basis)
—Sales	$1,120	$1,277	$7	$—
—Refinancing	$—	$—	$—	$—
—Operations	$597	$384	$1,116	$398
—Other	$—	$—	$—	$—
Receivable on Net Purchase Money Financing	$—	$—	$—	$—

(1)
Merged into a subsidiary of Colonial Properties Trust on April 1, 2005. In connection with the merger, the aggregate value of the stock consideration issued by Colonial Properties Trust was approximately $595 million.

(2)
Merged into a subsidiary of Apple Hospitality Two, Inc. on January 31, 2003.

(3)
Non-cash consideration (stock) was received by the shareholders of Apple Suites.

        Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results. Purchasers of Units in our offering will own no interest in these prior programs..

TABLE V: SALES OR DISPOSALS OF PROPERTIES

        On July 23, 1999, Apple Residential merged with Cornerstone. Prior to the merger, Apple Residential owned 29 apartment communities containing 7,503 apartment homes. The aggregate purchase price of these apartment communities was $311 million. In addition, Apple Residential's debt of approximately $32 million was assumed by Cornerstone.

        On January 31, 2003, Apple Suites, Inc. merged into a subsidiary of Apple Hospitality Two. Prior to the merger, Apple Suites owned 17 extended-stay hotels.

        On April 1, 2005, Cornerstone merged into a subsidiary of Colonial Properties Trust. Prior to the merger, Cornerstone owned 87 apartment communities.

        On May 23, 2007, Apple Hospitality Two merged with and into an affiliate managed by ING Clarion Partners, LLC. Prior to the merger, Apple Hospitality Two owned 63 hotels.

        On October 5, 2007, Apple Hospitality Five merged with and into a subsidiary of Inland American Real Estate Trust, Inc. Prior to the merger, Apple Hospitality Five owned 27 hotels.

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Sale of 2 Cornerstone apartment communities from January 1, 2004 through April 1, 2005 (date of merger into subsidiary of Colonial Properties Trust):
Arbors at
Windsor Lake	Jan-97	Jul-04	$10,500,000	—	—	—	$10,500,000	—	$12,327,274	$12,327,274		(1)
Stone Ridge	Dec-93	Jul-04	5,500,000	—	—	—	5,500,000	—	6,688,548	6,688,548		(1)

			$16,000,000				$16,000,000		$19,015,822	$19,015,822

Sale of two hotels in 2006 Apple Hospitality Two, Inc.
Charlotte	Aug 02	Mar 06	$3,700,000	—	—	—	$3,700,000	—	$5,833,000	$5,833,000	$452,000
Spartanburg	Aug 02	Mar 06	1,900,000	—	—	—	1,900,000	—	3,202,000	3,202,000	343,000

			$5,600,000				$5,600,000		$9,035,000	$9,035,000	$795,000

(1)
Information is not available to the registrant. The information would have been transferred to Colonial Properties Trust (which was not and is not an affiliate of ours or of Cornerstone), which acquired through merger all of the properties (including certain books and records) of Cornerstone in April 2005, or the purchasers of these specific properties (which were not and are not affiliates of us or of Cornerstone). The registrant contacted an appropriate officer of Colonial Properties Trust regarding this information and was told that the information was not held by Colonial Properties Trust. In addition, the registrant contacted an appropriate former officer of Cornerstone as to the location of these purchasers and was told that these purchasers were no longer in existence. The registrant has also been unable to locate such purchasers independently.

        Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.

        Purchasers of Units in our offering will own no interest in these prior programs.

SELECTED FINANCIAL DATA

(in thousands except per share and statistical data)	Six Months Ended June 30, 2009	Year Ended December 31, 2008	For the period November 9, 2007 (initial capitalization) through December 31, 2007
Revenues:
Room revenue	$35,832	$9,501	$—
Other revenue	4,359	2,023	—

Total hotel revenue	40,191	11,524	—
Rental revenue	5,076	—	—

Total revenue	45,267	11,524	—
Expenses:
Hotel operating expenses	23,576	7,422	—
Taxes, insurance and other	3,031	731	—
General and administrative	1,898	1,288	15
Acquisition related costs	2,463	—	—
Depreciation	5,774	2,277	—
Interest (income) expense, net	628	(2,346)	2

Total expenses	37,370	9,372	17

Net income (loss)	$7,897	$2,152	$(17)

Per Share:
Net income (loss) per common share	$0.15	$0.14	$(1,684.60)
Distributions declared and paid per common share	$0.44	$0.51	$—
Weighted-average common shares outstanding—basic and diluted	51,972	15,852	—

Balance Sheet Data (at end of period):
Cash and cash equivalents	$88,355	$75,193	$20
Investment in real estate, net	$581,042	$346,423	$—
Total assets	$690,278	$431,619	$337
Notes payable	$58,750	$38,647	$151
Shareholders' equity	$627,430	$389,740	$31
Net book value per share	$9.43	$9.50	$—

Other Data:
Cash Flow From (Used In):
Operating activities	$11,092	$3,317	$(2)
Investing activities	$(227,006)	$(315,322)	$—
Financing activities	$229,076	$387,178	$(26)
Number of hotels owned at end of period	27	21	—
Average Daily Rate (ADR)(a)	$111	$110	$—
Occupancy	66%	59%	—
Revenue Per Available Room (RevPAR)(b)	$73	$65	$—

(a)
Total room revenue divided by number of rooms sold.

(b)
ADR multiplied by occupancy percentage.

APPLE REIT NINE, INC.
INDEX TO FINANCIAL STATEMENTS

Financial Statements of Company
Apple REIT Nine, Inc
(Audited)
Report of Independent Registered Public Accounting Firm	*
Consolidated Balance Sheets—December 31, 2008 and December 31, 2007	*
Consolidated Statements of Operations—Year Ended December 31, 2008 and For the Period November 9, 2007 (initial capitalization) through December 31, 2007	*
Consolidated Statements of Shareholders' Equity—Year Ended December 31, 2008 and For the Period November 9, 2007 (initial capitalization) through December 31, 2007	*
Consolidated Statements of Cash Flows—Year Ended December 31, 2008 and For the Period November 9, 2007 (initial capitalization) through December 31, 2007	*
Notes to Consolidated Financial Statements	*
Financial Statement Schedule	*
(Unaudited)
Consolidated Balance Sheets—June 30, 2009 and December 31, 2008	*
Consolidated Statements of Operations—Three and six months ended June 30, 2009 and 2008	*
Consolidated Statements of Cash Flows—Six months ended June 30, 2009 and 2008	*
Notes to Consolidated Financial Statements	*
Financial Statements of Businesses Acquired
Tucson, Arizona—Hilton Garden Inn Hotel
(Audited)
Independent Auditors' Report	*
Balance Sheet—December 31, 2007	*
Statement of Operations—Year Ended December 31, 2007	*
Statement of Owners' Equity—Year Ended December 31, 2007	*
Statement of Cash Flows—Year Ended December 31, 2007	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and December 31, 2007	*
Statements of Operations—Six Months Ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six Months Ended June 30, 2008 and 2007	*
Charlotte Lakeside Hotel, L.P. (previous owner of Charlotte, North Carolina Homewood Suites)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations and Partners' Deficit—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*

F-1

(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Income and Partners' Deficit—Six Months Ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six Months Ended June 30, 2008 and 2007	*
Santa Clarita—Courtyard by Marriott Hotel
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Members' Equity—Years Ended December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to the Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Members' Equity—June 30, 2008 and 2007	*
Statements of Operations—Six month periods ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six month periods ended June 30, 2008 and 2007	*
Allen Stacy Hotel, Ltd. (previous owner of Allen, Texas Hampton Inn & Suites)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Changes in Partners' Capital—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Operations—Six months ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	*
RSV Twinsburg Hotel, Ltd. (previous owner of Twinsburg, Ohio Hilton Garden Inn)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Changes in Partners' Capital—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Operations—Six months ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	*

F-2

SCI Lewisville Hotel, Ltd. (previous owner of Lewisville, Texas Hilton Garden Inn)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Changes in Partners' Capital—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Operations—Six months ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	*
SCI Duncanville Hotel, Ltd. (previous owner of Duncanville, Texas Hilton Garden Inn)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Changes in Partners' Capital—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—June 30, 2008 and 2007	*
Statements of Operations—Six months ended June 30, 2008 and 2007	*
Statements of Cash Flows—Six months ended June 30, 2008 and 2007	*
Bristol, Virginia—Courtyard Marriott
(Audited)
Report of Independent Auditors	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Statements of Owner's Equity—Year Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—September 30, 2008 and December 30, 2007	*
Statements of Operations—Nine Months Ended September 30, 2008 and 2007	*
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*
Beaumont, Texas—Residence Inn by Marriott
(Audited)
Independent Auditors' Report	*
Balance Sheet—December 31, 2007	*
Statement of Operations—Year Ended December 31, 2007	*
Statement of Partners' Equity—Year Ended December 31, 2007	*

F-3

Statement of Cash Flows—Year Ended December 31, 2007	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—September 30, 2008 and December 30, 2007	*
Statements of Operations—Nine Months Ended September 30, 2008 and 2007	*
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*
Santa Clarita Hotels Portfolio
(Audited)
Independent Auditors' Report	*
Combined Balance Sheets—December 31, 2007 and 2006	*
Combined Statements of Income—Years Ended December 31, 2007 and 2006	*
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Combined Balance Sheets—September 30, 2008 and 2007	*
Combined Statements of Income—Nine Months Ended September 30, 2008 and 2007	*
Combined Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*
SCI Allen Hotel, Ltd. (previous owner of Allen, Texas Hilton Garden Inn)
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Changes in Partners' Capital—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—September 30, 2008 and 2007	*
Statements of Operations—Nine Months Ended September 30, 2008 and 2007	*
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*
Pueblo, Colorado—Hampton Inn & Suites
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Income—Years Ended December 31, 2007 and 2006	*
Statements of Owner's Equity—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—September 30, 2008 and 2007	*
Statements of Income—Nine Months Ended September 30, 2008 and 2007	*
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*

F-4

Durham, North Carolina—Homewood Suites
(Audited)
Independent Auditors' Report	*
Balance Sheets—December 31, 2007 and 2006	*
Statements of Members' Deficit—Years Ended December 31, 2007 and 2006	*
Statements of Operations—Years Ended December 31, 2007 and 2006	*
Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets—September 30, 2008 and 2007	*
Statements of Members' Deficit—Nine Months Ended September 30, 2008 and 2007	*
Statements of Operations—Nine Months Ended September 30, 2008 and 2007	*
Statements of Cash Flows—Nine Months Ended September 30, 2008 and 2007	*
RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment Ltd.
(previous owners of Jackson, Tennessee Courtyard, Jackson, Tennessee Hampton Inn & Suites and Fort Lauderdale, Florida Hampton Inn)
(Audited)
Independent Auditors' Report	*
Combined Balance Sheets—December 30, 2007 and December 31, 2006	*
Combined Statements of Income—Years Ended December 30, 2007 and December 31, 2006	*
Combined Statements of Owners' Equity—Years Ended December 30, 2007 and December 31, 2006	*
Combined Statements of Cash Flows—Years Ended December 30, 2007 and December 31, 2006	*
Notes to Combined Financial Statements	*
(Unaudited)
Combined Balance Sheets—September 28, 2008 and September 30, 2007	*
Combined Statements of Income—Nine Months Ended September 28, 2008 and September 30, 2007	*
Combined Statements of Cash Flows—Nine Months Ended September 28, 2008 and September 30, 2007	*
Playhouse Square Hotel Associates and Playhouse Parking Associates, L.P
(previous owners of Pittsburgh, Pennsylvania Hampton Inn)
(Audited)
Independent Auditors' Report	*
Combined Balance Sheets—December 31, 2007 and 2006	*
Combined Statements of Income—Years Ended December 31, 2007 and 2006	*
Combined Statements of Changes in Partners' Deficit—Years Ended December 31, 2007 and 2006	*
Combined Statements of Cash Flows—Years Ended December 31, 2007 and 2006	*
Schedule of General and Unapplied Expenses—Years Ended December 31, 2007 and 2006	*
Notes to Combined Financial Statements	*
(Unaudited)
Combined Balance Sheets—September 28, 2008 and September 30, 2007	*
Combined Statements of Income—Nine Months Ended September 28, 2008 and September 30, 2007	*

F-5

Combined Statements of Changes in Partners' Equity—Nine Months Ended September 28, 2008 and September 30, 2007	*
Combined Statements of Cash Flows—Nine Months Ended September 28, 2008 and September 30, 2007	*
Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD
(previous owners of Round Rock, Texas Hampton Inn, Austin, Texas Homewood Suite, and Austin, Texas Hampton Inn)
(Audited)
Independent Auditors' Report	*
Combined Balance Sheets—December 28, 2008 and December 30, 2007	*
Combined Statements of Income—Years Ended December 28, 2008 and December 30, 2007	*
Combined Statements of Owners' Deficit—December 28, 2008, December 30, 2007 and December 31, 2006	*
Combined Statements of Cash Flows—Years Ended December 28, 2008 and December 30, 2007	*
Notes to Combined Financial Statements	*
Grove Street Orlando, LLC
(previous owner of Orlando, Florida Fairfield Inn & Suites, and Orlando, Florida SpringHill Suites)
(Audited)
Independent Auditors' Report	*
Balance Sheet as of December 31, 2008	*
Statement of Cash Flows for the Year Ended December 31, 2008	*
Notes to Financial Statements	*
(Unaudited)
Balance Sheets as of June 30, 2009 and 2008	*
Statements of Operations and Members' Equity for the Six Months Ended June 30, 2009 and 2008	*
Statements of Cash Flows for the Six Months Ended June 30, 2009 and 2008	*
Pro Forma Financial Information
Apple REIT Nine, Inc.
(Unaudited)
Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2009	*
Notes to Pro Forma Condensed Consolidated Balance Sheet	*
Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2008 and Six Months Ended June 30, 2009	*
Notes to Pro Forma Condensed Consolidated Statements of Operations	*

*
Incorporated by reference herein. See "Incorporation by Reference" on page 136 of this prospectus.

F-6

APPENDIX A

SUBSCRIPTION AGREEMENT

To:	Apple REIT Nine, Inc. 814 East Main Street Richmond, VA 23219

Gentlemen:

        By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Nine, Inc. ("REIT") at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

          (a)   acknowledge receipt of a copy of the Prospectus of Apple REIT Nine, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

          (b)   represent that I am (we are) of majority age;

          (c)   represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

          (d)   represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($150,000 in the case of California purchasers, $70,000 in the case of North Carolina or Washington purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($75,000 in the case of California purchasers, $70,000 in the case of North Carolina or Washington purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($250,000 in the case of California, North Carolina or Washington purchasers); and (iii) in the case of California purchasers, the purchase of Units does not exceed 10% of my (our) net worth (excluding home, home furnishings and automobiles);

          (e)   represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

          (f)    certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

          (g)   it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

        To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

          (h)   PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

  1.
  ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

  2.
  ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY'S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

  3.
  THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

  4.
  THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

  5.
  THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

  6.
  THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

  7.
  THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

  8.
  NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

        THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE REIT NINE, INC.—Signature Page of the Subscription Agreement

Social Security or Tax ID Number(s)
Account # (If applicable)
1.	Name(s) in which Units are to be registered:
2.	Manner in which title is to be held (Please check one).
	☐	Individual	☐ Joint Tenants WROS	☐ Corporation	☐ Community Property
	☐	Tenants in Common	☐ Partnership	☐ Trust
	☐	As Custodian for
	☐	For Estate of
	☐	Other
3.	Address for correspondence

4.
Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form.
☐ Yes ☐ No
5.
Amount of Investment $ for Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed).
☐ Liquidate funds from money market ☐ Check Enclosed
6.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units
7.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).
8.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)
By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.
X
		Signature		Date
X
		Signature		Date
9.	Broker/Dealer Information:
X
		Registered Representative's Name and Number		Second Registered Representative's Name and Number
X
		Broker/Dealer Firm		Registered Representative's Office Address
X
		City/State/Zip		Telephone Number
10.
To substantiate compliance with Rule 2810 of the FINRA Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained form the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

	Registered Representative			Date

	General Securities Principal			Date

Apple REIT Nine Use Only

SUBSCRIPTION AGREEMENT

To:	Apple REIT Nine, Inc. 814 East Main Street Richmond, VA 23219

Gentlemen:

        By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the signature page hereof in Apple REIT Nine, Inc. ("REIT") at the purchase price set forth on the signature page hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

          (a)   acknowledge receipt of a copy of the Prospectus of Apple REIT Nine, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

          (b)   represent that I am (we are) of majority age;

          (c)   represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

          (d)   represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($150,000 in the case of California purchasers, $70,000 in the case of North Carolina or Washington purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($75,000 in the case of California purchasers, $70,000 in the case of North Carolina or Washington purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($250,000 in the case of California, North Carolina or Washington purchasers); and (iii) in the case of California purchasers, the purchase of Units does not exceed 10% of my (our) net worth (excluding home, home furnishings and automobiles);

          (e)   represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

          (f)    certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

          (g)   it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

        To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

          (h)   PRE-DISPUTE ARBITRATION CLAUSE. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

  1.
  ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

  2.
  ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY'S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

  3.
  THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

  4.
  THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

  5.
  THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

  6.
  THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

  7.
  THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

  8.
  NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTON; OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; OR (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

        THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNT(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON, OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (FINRA) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE REIT NINE, INC.—Signature Page of the Subscription Agreement

Social Security or Tax ID Number(s)
Account # (If applicable)
1.	Name(s) in which Units are to be registered:
2.	Manner in which title is to be held (Please check one).
	☐	Individual	☐ Joint Tenants WROS	☐ Corporation	☐ Community Property
	☐	Tenants in Common	☐ Partnership	☐ Trust
	☐	As Custodian for
	☐	For Estate of
	☐	Other
3.	Address for correspondence

4.
Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form.
☐ Yes ☐ No
5.
Amount of Investment $ for Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed).
☐ Liquidate funds from money market ☐ Check Enclosed
6.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units
7.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).
8.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)
By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.
X
		Signature		Date
X
		Signature		Date
9.	Broker/Dealer Information:
X
		Registered Representative's Name and Number		Second Registered Representative's Name and Number
X
		Broker/Dealer Firm		Registered Representative's Office Address
X
		City/State/Zip		Telephone Number
10.
To substantiate compliance with Rule 2810 of the FINRA Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained form the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

	Registered Representative			Date

	General Securities Principal			Date

Apple REIT Nine Use Only

PROSPECTUS

DAVID LERNER ASSOCIATES, INC.
as Managing Dealer

September 21, 2009

        No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, any other information or representations must not be relied upon. This prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this prospectus at any time does not imply that information contained in this prospectus has not changed as of any time after its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses Of Issuance And Distribution.

The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee	$61,400
FINRA filing fee	75,500
Printing and engraving fees	4,000,000
Legal fees and expenses	3,300,000
Accounting fees and expenses	1,000,000
Blue Sky fees and expense	100,000
Transfer Agent and Registrar fees	20,000
Registrant travel expense	20,000
Marketing Expense Allowance	50,000,000
Expense reserve	1,423,100
Total	$60,000,000

Item 32. Sales To Special Parties.

On November 8, 2007, the Registrant agreed to sell 10 Units to Apple Nine Advisors for $110 cash.

On November 8, 2007, Glade M. Knight subscribed to purchase an aggregate of 480,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $48,000 cash.

Item 33. Recent Sales Of Unregistered Securities.

On November 8, 2007, the Registrant agreed to sell 10 Units to Apple Nine Advisors for $110 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

On November 9, 2007, Glade M. Knight subscribed to purchase an aggregate of 480,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $48,000 cash. The transactions with respect to the Class B convertible preferred shares were also exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 34. Indemnification Of Directors And Officers.

The Company has obtained, and paid the cost of, directors’ and officers’ liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

The Virginia Stock Corporation Act (the Virginia Act) permits indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant’s articles of incorporation generally require the indemnification that is permitted by the Virginia Act. The general effect of all such material indemnification provisions is described below. Section 6.2 of the Registrant’s articles of incorporation requires indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. Section 6.2 of the Registrant’s articles of incorporation, as permitted by the Virginia Act, also eliminates the damages that may be assessed against a director or officer of the Registrant in a proceeding by or in the right of the Registrant or its shareholders. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. The exculpation and indemnification provisions in the articles of incorporation may result in a shareholder or the corporation having a more limited right of action against a director, the Registrant or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, the Registrant and its affiliates in making decisions and taking actions with respect to the Registrant.

Item 35. Treatment Of Proceeds From Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements, Financial Statement Schedules And Exhibits.

(a) Financial Statements. See Index to Financial Statements in the prospectus.

(b) Financial Statement Schedules:

All financial statement schedules have been omitted because they are not applicable.

(c) Exhibits. Except as expressly noted otherwise, the Exhibits have been previously filed.

EXHIBIT INDEX

Exhibit Number	Description Of Documents

1.1

Agency Agreement between the Registrant and David Lerner Associates, Inc. with form of selected Dealer Agreement attached as Exhibit A thereto. (Incorporated by reference to Exhibit 1.1 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-147414) filed April 23, 2008 and effective April 25, 2008)

1.2

Escrow Agreement. (Incorporated by reference to Exhibit 1.2 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-147414) filed April 23, 2008 and effective April 25, 2008)

3.1

Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-147414) filed November 15, 2007 and effective April 25, 2008)

3.2

Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-147414) filed November 15, 2007 and effective April 25, 2008)

5.1

Opinion of McGuireWoods LLP as to the legality of the securities being registered. (Incorporated by reference to Exhibit 5.1 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-147414) filed April 23, 2008 and effective April 25, 2008)

8.1

Opinion of McGuireWoods LLP as to certain tax matters. (Incorporated by reference to Exhibit 8.1 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-147414) filed April 23, 2008 and effective April 25, 2008)

10.1

Advisory Agreement between the Registrant and Apple Nine Advisors, Inc. (Incorporated by reference to Exhibit 10.1 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-147414) filed April 23, 2008 and effective April 25, 2008)

10.2

Property Acquisition/Disposition Agreement between the Registrant and Apple Suites Realty Group, Inc. (Incorporated by reference to Exhibit 10.2 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-147414) filed April 23, 2008 and effective April 25, 2008)

10.3	Omitted

10.4

Apple REIT Nine, Inc. 2008 Non-Employee Directors Stock Option Plan. (Incorporated by reference to Exhibit 10.4 to registrant’s quarterly report on Form 10-Q (SEC File No. 333-147414) filed May 8, 2008).

10.5

Purchase Contract dated as of June 5, 2008 between Valencia Tucson, L.L.C. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.5 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-147414) filed August 4, 2008)

10.6

Management Agreement dated as of July 31, 2008 between Texas Western Management Partners, L.P. and Apple Nine Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.6 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.7

Franchise License Agreement dated as of July 31, 2008 between Hilton Garden Inns Franchise LLC and Apple Nine Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.7 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.8

Hotel Lease Agreement effective as of July 31, 2008 between Apple Nine Hospitality Ownership, Inc. and Apple Nine Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.8 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.9

Agreement of Purchase and Sale and Joint Escrow Instructions dated as of July 24, 2008 between Ocean Park Hotels-MMM, L.L.C. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.9 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.10

Management Agreement dated as of September 24, 2008 between Dimension Development Two, LLC and Apple Nine Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.10 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.11

Courtyard by Marriott Relicensing Franchise Agreement dated as of September 24, 2008 between Marriott International, Inc. and Apple Nine Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.11 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.12

Hotel Lease Agreement effective as of September 24, 2008 between Apple Nine Hospitality Ownership, Inc. and Apple Nine Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.12 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.13

Purchase Contract dated as of August 1, 2008 between Charlotte Lakeside Hotel Limited Partnership and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.13 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.14

Management Agreement dated as of September 24, 2008 between MHH Management, LLC and Apple Nine Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.14 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.15

Franchise License Agreement dated as of September 25, 2008 between Homewood Suites Franchise LLC and Apple Nine Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.15 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.16	Hotel Lease Agreement effective as of September 24, 2008 between Apple Nine Hospitality Ownership, Inc. and Apple Nine Hospitality Management, Inc. (Incorporated by reference to

Exhibit 10.16 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.17

Purchase Contract dated as of August 1, 2008 between RSV Twinsburg Hotel LTD. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.17 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.18

Management Agreement dated as of October 6, 2008 between Gateway Hospitality Group, Inc. and Apple Nine Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.18 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.19

Franchise License Agreement dated as of October 7, 2008 between Hilton Garden Inns Franchise LLC and Apple Nine Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.19 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.20

Hotel Lease Agreement effective as of October 6, 2008 between Apple Nine Hospitality Ownership, Inc. and Apple Nine Hospitality Management, Inc. (Incorporated by reference to Exhibit 10.20 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.21

Purchase Contract dated as of August 1, 2008 between SCI Allen Hotel LTD. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.21 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.22

Purchase Contract dated as of August 1, 2008 between Allen Stacy Hotel LTD. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.22 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.23

Management Agreement dated as of September 26, 2008 between Gateway Hospitality Group, Inc. and Apple Nine Hospitality Texas Services, Inc. (Incorporated by reference to Exhibit 10.23 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.24

Franchise License Agreement dated as of September 26, 2008 between Hampton Inns Franchise LLC and Apple Nine Hospitality Texas Services, Inc. (Incorporated by reference to Exhibit 10.24 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.25

Hotel Lease Agreement effective as of September 26, 2008 between Apple Nine Hospitality Ownership, Inc. and Apple Nine Hospitality Texas Services, Inc. (Incorporated by reference to Exhibit 10.25 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.26

Purchase Contract dated as of August 1, 2008 between SCI Lewisville Hotel LTD. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.26 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.27

Management Agreement dated as of October 16, 2008 between Gateway Hospitality Group, Inc. and Apple Nine Hospitality Texas Services, Inc. (Incorporated by reference to Exhibit 10.27 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.28

Franchise License Agreement dated as of October 16, 2008 between Hilton Garden Inns Franchise LLC and Apple Nine Hospitality Texas Services, Inc. (Incorporated by reference to Exhibit 10.28 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.29

Hotel Lease Agreement effective as of October 16, 2008 between Apple Nine Hospitality Ownership, Inc. and Apple Nine Hospitality Texas Services, Inc. (Incorporated by reference to Exhibit 10.29 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.30

Purchase Contract dated as of August 1, 2008 between SCI Duncanville Hotel LTD. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.30 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.31

Management Agreement dated as of October 21, 2008 between Gateway Hospitality Group, Inc. and Apple Nine Services Duncanville, Inc. (Incorporated by reference to Exhibit 10.31 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.32

Franchise License Agreement dated as of October 21, 2008 between Hilton Garden Inns Franchise LLC and Apple Nine Services Duncanville, Inc. (Incorporated by reference to Exhibit 10.32 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.33

Hotel Lease Agreement effective as of October 21, 2008 between Apple Nine SPE Duncanville, Inc. and Apple Nine Services Duncanville, Inc. (Incorporated by reference to Exhibit 10.33 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.34

Purchase Contract dated as of August 7, 2008 between Linden Hotel Properties, LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.34 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.35

Agreement of Purchase and Sale dated as of August 29, 2008 between RT Clarita Two, L.P. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.35 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.36

Agreement of Purchase and Sale dated as of August 29, 2008 between RT Clarita, L.P. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.36 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.37

Purchase Contract dated as of September 11, 2008 between RI Beaumont Property, L.P. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.37 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.38

Purchase Contract dated as of October 3, 2008 between ES/HIS Hillsboro, LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.38 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.39

Purchase Contract dated as of October 3, 2008 between ES/HIS Hillsboro, LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.39 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.40

Purchase Contract dated as of October 6, 2008 between Brothers Hospitality Development, LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.40 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.41

Purchase Contract dated as of October 10, 2008 between Ralham, L.L.C. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.41 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.42

Purchase Contract dated as of October 17, 2008 between Grand Shangrila International, Inc. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.42 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.43

Purchase Contract dated as of October 17, 2008 between Grand Shangrila International, Inc. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.43 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.44

Purchase Contract dated as of October 17, 2008 between ADH LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.44 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.45

Purchase Contract dated as of October 20, 2008 between Sunbelt-CTY, LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.45 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.46

Purchase Contract dated as of October 20, 2008 between Sunbelt-RPC, LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.46 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.47

Purchase Contract dated as of October 20, 2008 between Sunbelt-CJT, LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.47 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.48	Purchase Contract dated as of October 20, 2008 between Sunbelt-RHM, LLC and Apple Nine

Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.48 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.49

Purchase Contract dated as of October 20, 2008 between Sunbelt-GDA, LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.49 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.50

Purchase Contract dated as of October 20, 2008 between Sunbelt-RAG, LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.50 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

10.51

Purchase Contract dated as of October 29, 2008 between MWE Houston Property, L.P. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.51 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-147414) filed November 4, 2008)

10.52

Purchase Contract dated as of November 12, 2008 between Austin FRH, LTD. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.52 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.53

Purchase Contract dated as of November 12, 2008 between FRH Braker, LTD. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.53 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.54

Purchase Contract dated as of November 12, 2008 between RR Hotel Investments, LTD. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.54 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.55

Purchase Contract dated as of November 12, 2008 between VH Fort Lauderdale Investment, LTD. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.55 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.56

Purchase Contract dated as of November 12, 2008 between MILLROC Portsmouth NH, LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.56 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.57

Purchase Contract dated as of November 12, 2008 between Playhouse Square Hotel Associates, L.P. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.57 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.58

Purchase Contract dated as of November 12, 2008 between RMRVH Jackson, LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.58 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.59	Purchase Contract dated as of November 12, 2008 between CYRMR Jackson, LLC and Apple

Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.59 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.60

Purchase Contract dated as of September 27, 2007 between Grove Street Orlando, LLC and Apple Eight Hospitality, Inc. (Incorporated by reference to Exhibit 10.60 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.61

Assignment of Contract dated as of November 14, 2008 between Apple Eight Hospitality, Inc. and Apple Nine Hospitality, Inc. (Incorporated by reference to Exhibit 10.61 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.62

Purchase Contract dated as of December 14, 2007 between Viking Fund Baton Rouge (LA), LLC and Apple Eight Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.62 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.63

Assignment of Contract dated as of November 14, 2008 between Apple Eight Hospitality Ownership, Inc. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.63 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.64

Purchase Contract dated as of January 25, 2008 between Viking Fund Rochester (MN), LLC and Apple Eight Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.64 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.65

Assignment of Contract dated as of November 14, 2008 between Apple Eight Hospitality Ownership, Inc. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.65 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.66

Purchase Contract dated as of December 12, 2008 between Moody National Hospitality I, L.P. and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.66 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.67

Purchase Contract dated as of January 5, 2009 between Yuma One Limited Partnership and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.67 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.68

Purchase Contract dated as of January 6, 2009 between Viking Fund Holly Springs (NC), LLC and Apple Nine Hospitality Ownership, Inc. (Incorporated by reference to Exhibit 10.68 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.69	Purchase and Sale Contract dated as of January 21, 2009 between Chesapeake Land

Development Company, L.L.C. and Apple Nine Ventures, Inc. (Incorporated by reference to Exhibit 10.69 to the registrant’s Post-effective Amendment No. 2 to Form S-11 (SEC File No. 333-147414) filed January 23, 2009)

10.70

First Amendment to Purchase and Sale Contract dated as of March 31, 2009 between Chesapeake Land Development Company, L.L.C. and Apple Nine Ventures, Inc. (Incorporated by reference to Exhibit 10.70 to the registrant’s Post-effective Amendment No. 3 to Form S-11 (SEC File No. 333-147414) filed April 17, 2009)

10.71

Ground Lease Agreement dated as of April 7, 2009 between Chesapeake Operating, Inc., and Apple Nine Ventures Ownership, Inc. (Incorporated by reference to Exhibit 10.71 to the registrant’s Post-effective Amendment No. 3 to Form S-11 (SEC File No. 333-147414) filed April 17, 2009)

10.72	Purchase Agreement dated as of March 16, 2010 between Denali Lodging, LLC and Apple Nine Services Anchorage, LLC (FILED HEREWITH)

10.73	Purchase Contract dated as of March 16, 2010 between Boise Lodging Investors, LLC, Apple Nine Hospitality Ownership, Inc. and Raymond Management Company, Inc. (FILED HEREWITH)

10.74	Purchase Contract dated as of March 16, 2010 between Forest Park Lodging Associates, LLC, Apple Nine Hospitality Ownership, Inc. and Raymond Management Company, Inc. (FILED HEREWITH)

10.75	Purchase Contract dated as of March 16, 2010 between Liberty Lodging Associates, LLC, Apple Nine Hospitality Ownership, Inc. and Raymond Management Company, Inc. (FILED HEREWITH)

10.76	Purchase Contract dated as of March 16, 2010 between OKC-Bricktown Lodging Associates, LLC, Apple Nine Hospitality Ownership, Inc. and Raymond Management Company, Inc. (FILED HEREWITH)

10.77	Purchase Contract dated as of March 16, 2010 between Rodgers Lodging Associates, LLC, Apple Nine Hospitality Ownership, Inc. and Raymond Management Company, Inc. (FILED HEREWITH)

10.78	Purchase Contract dated as of March 16, 2010 between Rodgers Lodging Associates 58, LLC, Apple Nine Hospitality Ownership, Inc. and Raymond Management Company, Inc. (FILED HEREWITH)

10.79	Purchase Contract dated as of March 16, 2010 between St. Louis Lodging Associates, LLC, Apple Nine Hospitality Ownership, Inc. and Raymond Management Company, Inc. (FILED HEREWITH)

23.1

Consent of McGuireWoods LLP (included in Exhibit 5 and 8) (Incorporated by reference to Exhibit 23.1 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-147414) filed April 23, 2008 and effective April 25, 2008)

23.2

Consent of Ernst & Young LLP. (regarding prospectus) (Incorporated by reference to Exhibit 23.2 to amendment no. 4 to the registrant’s registration statement on Form S-11 (SEC File No. 333-147414) filed April 23, 2008 and effective April 25, 2008)

23.3	Consent of Ernst & Young LLP (FILED HEREWITH)

23.4	Consent of Schneider & Company Certified Public Accountants, PC (FILED HEREWITH)

23.5	Consent of L.P. Martin & Company, P.C. (FILED HEREWITH)

23.6	Consent of Wilson, Price, Barranco, Blankenship & Billingsley, P.C. (FILED HEREWITH)

23.7	Consent of Novogradac & Company LLP (FILED HEREWITH)

23.8	Consent of KPMG LLP (FILED HEREWITH)

23.9	Consent of Pannell Kerr Forster of Texas, P.C. (FILED HEREWITH)

23.10	Consent of Dauby O’Connor & Zaleski, LLC (FILED HEREWITH)

23.11	Consent of Deloitte & Touche LLP (FILED HEREWITH)

23.12	Consent of Frazier & Deeter, LLC (FILED HEREWITH)

24.1	Power of Attorney of Lisa B. Kern (Incorporated by reference to Exhibit 24.1 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

24.2	Power of Attorney of Bruce H. Matson (Incorporated by reference to Exhibit 24.2 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

24.3	Power of Attorney of Michael S. Waters (Incorporated by reference to Exhibit 24.3 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

24.4	Power of Attorney of Robert M. Wily (Incorporated by reference to Exhibit 24.4 to registrant’s Post-effective Amendment No. 1 to Form S-11 (SEC File No. 333-147414) filed October 23, 2008)

Item 37. Undertakings.

The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.            Paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

B.            Paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

C.            Paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            If the registrant is relying on Rule 430B (Section 230.430B of the Regulations under the Securities Act of 1933):

A.            Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)                That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement will also disclose all compensation and fees received by the advisor or its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05, as applicable (based upon the type of property acquired and/or the type of lease to which the property will be subject), of Regulation S-X only for properties acquired during the distribution period.

The registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05, as applicable, of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement)

made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering.

Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS

The following is a summary of acquisitions by Apple REIT Eight, Apple REIT Seven and Apple REIT Six at December 31, 2009, each of which acquired hotels, which are named according to their location and franchise (as shown below). Purchasers of our units will not have any interest in these properties.

Apple REIT Six

(dollars in thousands)

				Initial	Total	Date of	Date	# of
City	State	Brand	Encumbrances	Investment	Investment	Construction	Acquired	Rooms
Birmingham	Alabama	Fairfield Inn	$—	$2,411	$2,544	1995	Aug-05	63
Dothan	Alabama	Courtyard	—	8,412	9,326	1996	Aug-05	78
Dothan	Alabama	Hampton Inn & Suites	—	8,971	9,042	2004	Jun-05	85
Huntsville	Alabama	Fairfield Inn	2,760	5,319	5,496	1999	Sep-05	79
Huntsville	Alabama	Residence Inn	—	8,579	10,114	2002	Jun-05	78
Montgomery	Alabama	SpringHill Suites	3,451	7,290	7,493	1998	Sep-05	79
Tuscaloosa	Alabama	Courtyard	—	7,953	8,853	1996	Aug-05	78
Tuscaloosa	Alabama	Fairfield Inn	—	4,240	4,397	1996	Aug-05	63
Anchorage	Alaska	Hampton Inn	—	11,721	13,801	1997	Mar-05	101
Anchorage	Alaska	Hilton Garden Inn	—	19,018	20,886	2002	Oct-04	125
Anchorage	Alaska	Homewood Suites	—	12,849	12,974	2004	Oct-04	122
Phoenix	Arizona	Hampton Inn	—	6,630	7,450	1998	Oct-04	99
Tempe	Arizona	SpringHill Suites	—	8,329	8,446	1998	Jun-05	121
Tempe	Arizona	TownePlace Suites	—	8,395	8,537	1998	Jun-05	119
Arcadia	California	Hilton Garden Inn	—	11,913	14,264	1999	Oct-04	124
Arcadia	California	SpringHill Suites	—	8,092	8,926	1999	Oct-04	86
Bakersfield	California	Hilton Garden Inn	—	11,731	11,942	2004	Mar-05	120
Folsom	California	Hilton Garden Inn	—	18,510	19,713	1999	Nov-05	100
Foothill Ranch	California	Hampton Inn	4,094	7,555	8,386	1998	Apr-05	84
Lake Forest	California	Hilton Garden Inn	—	10,966	11,201	2004	Oct-04	103
Milpitas	California	Hilton Garden Inn	—	19,099	21,032	1999	Nov-05	161
Roseville	California	Hilton Garden Inn	—	21,299	22,899	1999	Nov-05	131
San Francisco	California	Hilton Garden Inn	—	11,552	13,658	1999	Jan-06	169
Boulder	Colorado	Marriott	—	30,891	33,022	1997	May-05	157
Glendale	Colorado	Hampton Inn & Suites	5,483	14,862	16,138	1999	Oct-04	133
Lakewood	Colorado	Hampton Inn	—	10,598	11,070	2003	Oct-04	170
Farmington	Connecticut	Courtyard	—	17,228	17,240	2005	Oct-05	119
Rocky Hill	Connecticut	Residence Inn	—	12,756	12,763	2005	Aug-05	96
Wallingford	Connecticut	Homewood Suites	—	13,491	13,665	2005	Jul-05	104
Clearwater	Florida	SpringHill Suites	—	7,214	7,215	2006	Feb-06	79
Lake Mary	Florida	Courtyard	—	6,258	8,073	1995	Mar-05	86
Lakeland	Florida	Residence Inn	—	10,219	11,515	2001	Jun-05	78
Orange Park	Florida	Fairfield Inn	2,933	7,834	8,038	1998	Nov-05	83
Panama City	Florida	Courtyard	—	9,624	9,676	2006	Mar-06	84
Pensacola	Florida	Courtyard	—	11,914	12,283	1997	Aug-05	90
Pensacola	Florida	Fairfield Inn	—	5,173	5,349	1995	Aug-05	63
Pensacola	Florida	Hampton Inn & Suites	—	9,602	9,613	2005	Jul-05	85
Tallahassee	Florida	Hilton Garden Inn	—	11,233	12,037	1997	Mar-05	99
Albany	Georgia	Courtyard	—	8,911	8,999	2004	Jun-05	84
Columbus	Georgia	Residence Inn	—	8,184	8,288	2003	Jun-05	78
Savannah	Georgia	SpringHill Suites	2,795	5,792	5,979	1999	Sep-05	79
Valdosta	Georgia	Courtyard	—	8,565	9,337	2002	Oct-05	84
Mt. Olive	New Jersey	Residence Inn	—	12,741	12,820	2005	Sep-05	123
Somerset	New Jersey	Homewood Suites	—	18,614	18,814	2005	Aug-05	123
Saratoga Springs	New York	Hilton Garden Inn	—	18,284	19,790	1999	Sep-05	112
Roanoke Rapids	North Carolina	Hilton Garden Inn	—	18,171	18,177	2008	Mar-08	147
Hillsboro	Oregon	Courtyard	6,185	11,363	11,635	1996	Mar-06	155
Hillsboro	Oregon	Residence Inn	—	15,960	16,263	1994	Mar-06	122
Hillsboro	Oregon	TownePlace Suites	—	11,865	13,100	1999	Dec-05	136
Portland	Oregon	Residence Inn	—	43,087	46,320	2001	Dec-05	258
Pittsburgh	Pennsylvania	Residence Inn	—	11,428	13,109	1998	Sep-05	156
Myrtle Beach	South Carolina	Courtyard	—	9,488	10,530	1999	Jun-04	135
Nashville	Tennessee	Homewood Suites	—	8,347	8,865	1999	May-05	121
Arlington	Texas	SpringHill Suites	—	7,771	7,886	1998	Jun-05	122
Arlington	Texas	TownePlace Suites	—	7,406	7,566	1999	Jun-05	95
Dallas	Texas	SpringHill Suites	—	20,109	20,618	1997	Dec-05	147
Fort Worth	Texas	Homewood Suites	—	9,362	11,549	1999	May-05	137
Fort Worth	Texas	Residence Inn	—	17,459	17,478	2005	May-05	149
Fort Worth	Texas	SpringHill Suites	—	13,744	13,800	2004	May-04	145
Laredo	Texas	Homewood Suites	—	10,899	10,954	2005	Nov-05	106
Laredo	Texas	Residence Inn	—	11,871	11,890	2005	Sep-05	109
Las Colinas	Texas	TownePlace Suites	—	7,461	7,600	1998	Jun-05	136
McAllen	Texas	Hilton Garden Inn	—	9,321	10,922	2000	Jul-05	104
Fredericksburg	Virginia	Hilton Garden Inn	—	17,184	17,329	2005	Dec-05	148
Richmond	Virginia	Corporate Office	—	1,419	5,170	1893	Jun-04	N/A
Kent	Washington	TownePlace Suites	—	12,562	13,990	1999	Dec-05	152
Mukilteo	Washington	TownePlace Suites	—	12,560	13,794	1999	Dec-05	128
Redmond	Washington	Marriott	—	65,672	66,971	2004	Jul-04	262
Renton	Washington	Hilton Garden Inn	—	15,951	17,920	1998	Nov-05	150
Deposits on Construction in Progress			—	—	49
			$27,701	$871,282	$926,589			7,897

Apple REIT Seven

(dollars in thousands)

				Initial	Total	Date of	Date	# of
City	State	Brand	Encumbrances	Investment	Investment	Construction	Acquired	Rooms
Montgomery	AL	Homewood Suites	$—	$11,010	$11,278	2004	Aug-06	91
Montgomery	AL	Hilton Garden Inn	—	10,725	11,184	2003	Aug-06	97
Troy	AL	Hampton Inn	—	6,369	6,465	2003	Aug-06	82
Auburn	AL	Hilton Garden Inn	—	10,522	11,959	2001	Aug-06	101
Huntsville	AL	Hilton Garden Inn	—	10,627	10,721	2005	Aug-06	101
Huntsville	AL	Homewood Suites	—	11,981	12,022	2006	Oct-06	107
Prattville	AL	Courtyard	—	9,577	9,582	2007	Apr-07	84
Dothan	AL	Fairfield Inn	—	4,813	4,843	1993	May-07	63
Trussville	AL	Courtyard	—	9,832	9,833	2007	Oct-07	84
Huntsville	AL	TownePlace Suites	—	9,188	9,190	2007	Dec-07	86
Dothan	AL	Residence Inn	—	9,918	9,918	2008	Apr-08	84
Tucson	AZ	Residence Inn	—	16,958	16,958	2008	Jan-08	124
San Diego	CA	Hilton Garden Inn	—	35,366	35,858	2004	May-06	200
Rancho Bernardo	CA	Courtyard	—	36,940	37,142	1987	Dec-06	210
Agoura Hills	CA	Homewood Suites	—	25,945	25,977	2007	May-07	125
San Diego	CA	Residence Inn	14,898	33,569	33,836	1999	Jun-07	121
San Diego	CA	Hampton Inn	—	43,632	45,771	2001	Jul-07	177
Highlands Ranch	CO	Residence Inn	11,203	19,678	20,165	1996	Feb-07	117
Highlands Ranch	CO	Hilton Garden Inn	—	21,063	21,145	2007	Mar-07	128
Sarasota	FL	Homewood Suites	—	14,062	14,395	2005	Sep-06	100
Miami	FL	Homewood Suites	9,199	25,367	27,339	2000	Feb-07	159
Tallahassee	FL	Fairfield Inn	3,285	7,112	7,250	2000	Apr-07	79
Lakeland	FL	Courtyard	3,957	10,393	10,540	2000	Apr-07	78
Miami	FL	Courtyard	—	15,463	15,545	2008	Sep-08	118
Columbus	GA	Fairfield Inn	—	7,620	7,636	2003	Apr-07	79
Macon	GA	Hilton Garden Inn	—	10,115	10,140	2007	Jun-07	101
Columbus	GA	SpringHill Suites	—	9,946	9,952	2008	Mar-08	85
Columbus	GA	TownePlace Suites	—	8,643	8,653	2008	May-08	86
Boise	ID	SpringHill Suites	—	21,604	22,009	1992	Sep-07	230
New Orleans	LA	Homewood Suites	16,109	44,086	45,176	2002	Dec-06	166
Hattiesburg	MS	Courtyard	—	9,791	9,793	2006	Oct-06	84
Tupelo	MS	Hampton Inn	3,754	5,264	6,456	1994	Jan-07	96
Omaha	NE	Courtyard	11,868	22,229	25,373	1999	Nov-06	181
Cranford	NJ	Homewood Suites	—	13,982	15,842	2000	Mar-07	108
Mahwah	NJ	Homewood Suites	—	20,146	22,294	2001	Mar-07	110
Ronkonkoma	NY	Hilton Garden Inn	—	27,581	28,073	2003	Dec-06	164
Cincinnati	OH	Homewood Suites	—	7,373	7,474	2005	Dec-06	76
Memphis	TN	Homewood Suites	—	11,469	13,501	1989	May-07	140
Houston	TX	Residence Inn	—	14,147	14,206	2006	Apr-06	129
Brownsville	TX	Courtyard	—	8,874	8,882	2006	Jun-06	90
Stafford	TX	Homewood Suites	—	8,076	8,137	2006	Aug-06	78
San Antonio	TX	TownePlace Suites	—	12,225	12,225	2007	Jun-07	106
Addison	TX	SpringHill Suites	—	12,857	12,922	2003	Aug-07	159
San Antonio	TX	TownePlace Suites	—	14,219	14,219	2007	Sep-07	123
El Paso	TX	Homewood Suites	—	15,825	15,831	2008	Apr-08	114
Provo	UT	Residence Inn	5,234	11,746	14,507	1996	Jun-07	114
Alexandria	VA	Courtyard	—	36,842	40,895	1987	Jul-07	176
Richmond	VA	Marriott	24,276	59,614	74,429	1984	Jan-08	410
Seattle	WA	Residence Inn	—	60,489	67,173	1991	Sep-06	234
Vancouver	WA	SpringHill Suites	—	16,436	16,456	2007	Jun-07	119
Kirkland	WA	Courtyard	—	32,014	32,046	2006	Oct-07	150
			$103,783	$933,323	$983,216			6,424

Apple REIT Eight

(dollars in thousands)

				Initial	Total	Date of	Date	# of
City	State	Brand	Encumbrances	Investment	Investment	Construction	Acquired	Rooms
Birmingham	AL	Homewood Suites	$11,596	$17,093	$17,388	2005	May-08	95
Rogers	AR	Fairfield Inn & Suites	—	8,275	9,432	2002	February-08	99
Rogers	AR	Residence Inn	—	12,107	12,318	2003	February-08	88
Springdale	AR	Residence Inn	—	5,830	7,243	2001	March-08	72
Burbank	CA	Residence Inn	—	51,429	51,452	2007	May-08	166
Cypress	CA	Courtyard	—	31,922	32,485	1988	April-08	180
Oceanside	CA	Residence Inn	—	29,276	29,302	2007	May-08	125
Sacramento	CA	Hilton Garden Inn	—	28,308	30,075	1999	March-08	154
San Jose	CA	Homewood Suites	—	22,424	23,200	1991	July-08	140
Tulare	CA	Hampton Inn & Suites	—	10,595	10,598	2008	June-08	86
Jacksonville	FL	Homewood Suites	16,856	23,916	24,492	2005	June-08	119
Sanford	FL	SpringHill Suites	—	11,542	11,752	2000	March-08	105
Tallahassee	FL	Hilton Garden Inn	—	13,580	13,617	2006	January-08	85
Tampa	FL	TownePlace Suites	8,124	11,651	11,912	1999	June-08	95
Port Wentworth	GA	Hampton Inn	—	11,125	11,245	1997	January-08	106
Savannah	GA	Hilton Garden Inn	5,523	15,119	15,360	2004	July-08	105
Overland Park	KS	Fairfield Inn & Suites	—	12,446	12,446	2008	August-08	110
Overland Park	KS	Residence Inn	6,812	16,153	16,535	2000	April-08	120
Overland Park	KS	SpringHill Suites	—	9,153	9,618	1999	March-08	102
Wichita	KS	Courtyard	—	9,190	9,404	2000	June-08	90
Bowling Green	KY	Hampton Inn	—	19,371	19,440	1989	December-07	131
Marlborough	MA	Residence Inn	—	20,703	20,884	2006	January-08	112
Westford	MA	Hampton Inn & Suites	—	15,692	15,758	2007	March-08	110
Westford	MA	Residence Inn	6,923	15,079	15,745	2000	April-08	108
Annapolis	MD	Hilton Garden Inn	—	25,782	25,820	2007	January-08	126
Kansas City	MO	Residence Inn	11,382	17,330	18,329	1968	April-08	106
Carolina Beach	NC	Courtyard	—	24,861	25,458	2003	June-08	144
Concord	NC	Hampton Inn	5,033	9,607	9,704	1996	March-08	101
Dunn	NC	Hampton Inn	—	13,087	13,140	2006	January-08	120
Fayetteville	NC	Residence Inn	7,038	13,238	13,375	2006	May-08	92
Greensboro	NC	SpringHill Suites	—	8,297	8,353	2004	November-07	82
Matthews	NC	Hampton Inn	—	11,072	11,588	1995	January-08	92
Wilmington	NC	Fairfield Inn & Suites	—	15,316	15,316	2008	December-08	122
Winston-Salem	NC	Courtyard	7,907	13,896	13,920	1998	May-08	122
Somerset	NJ	Courtyard	—	16,504	16,612	2001	November-07	162
New York	NY	Renaissance	—	111,870	132,258	1916	January-08	200
Tulsa	OK	Hampton Inn & Suites	—	10,839	10,889	2007	December-07	102
Columbia	SC	Hilton Garden Inn	11,101	21,884	21,888	2006	September-08	143
Greenville	SC	Residence Inn	6,391	9,064	9,226	1998	May-08	78
Hilton Head	SC	Hilton Garden Inn	6,176	14,208	15,392	2001	May-08	104
Chattanooga	TN	Homewood Suites	—	8,899	10,960	1997	December-07	76
Texarkana	TX	Courtyard	—	13,334	13,482	2003	March-08	90
Texarkana	TX	TownePlace Suites	—	9,357	9,640	2006	March-08	85
Charlottesville	VA	Courtyard	—	28,748	28,791	2000	June-08	137
Chesapeake	VA	Marriott Full Service	—	39,640	39,643	2008	October-08	226
Harrisonburg	VA	Courtyard	—	23,821	23,907	1999	November-07	125
Suffolk	VA	Courtyard	8,406	12,652	12,652	2007	July-08	92
Suffolk	VA	TownePlace Suites	6,448	10,140	10,140	2007	July-08	72
Virginia Beach	VA	Courtyard	—	27,828	27,923	1999	June-08	141
Virginia Beach	VA	Courtyard	—	40,859	42,197	2002	June-08	160
Tukwila	WA	Homewood Suites	—	16,144	17,504	1991	July-08	106
Construction in Progress			—	—	247
			$125,716	$990,256	$1,030,055			5,909

Information on prior programs is not indicative of our capitalization or operations and is not necessarily indicative of our future results.  Purchasers of Units in our offering will own no interest in these prior programs.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on April 21, 2010.

APPLE REIT NINE, INC.

By:	/s/ GLADE M. KNIGHT
Glade M. Knight
Chairman of the Board and Chief Executive Officer

By:	/s/ BRYAN F. PEERY
Bryan F. Peery
Chief Financial Officer (and as such, Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

Signature		Capacities	Date

/s/ GLADE M. KNIGHT		Director, Chairman of the Board and Chief Executive Officer	April 21, 2010
Glade M. Knight

/s/ BRYAN F. PEERY		Chief Financial Officer (and as such, Principal Accounting Officer)	April 21, 2010
Bryan F. Peery

/s/ *		Director	April 21, 2010
Lisa B. Kern

/s/ *		Director	April 21, 2010
Bruce H. Matson

/s/ *		Director	April 21, 2010
Michael S. Waters

/s/ *		Director	April 21, 2010
Robert M. Wiley

* By	/s/ GLADE M. KNIGHT	Director	April 21, 2010
Glade M. Knight Attorney-In-Fact for the above-named persons